EXHIBIT 10.8.1

[Certain portions of this agreement have been omitted and filed separately with the Commission
pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]

AMENDMENT AGREEMENT NO. 2 TO JOINT VENTURE AGREEMENT

THE AMENDING AGREEMENT No. 2 (this “Agreement”) dated as of March 17, 2008, among the Buffalo River Dene Development Corporation (the “BRDDC”) and Access Energy Inc. (“Access Energy”).

WHEREAS, BRDDC and Access Energy (collectively the “Parties”) are parties to a Joint Venture Agreement dated November 30, 2006 (the “JV Agreement”);

WHEREAS, the JV Agreement was subsequently amended on May 9, 2007;

WHEREAS, the Parties wish to amend the JV Agreement in order to properly reflect their current agreement with respect to the matters addressed herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Section I – Definitions. Capitalized terms used herein (including in the recitals above) without definition and which are defined in the JV Agreement are used herein with the respective meanings given such terms in the JV Agreement;

2.	Section IV Profits. The parties agree that the following amendment shall become effective automatically and without any further action by any Party;

(a)	The heading “Profits” will be amended to read “Profits, Fees and Financial Obligations”

(b)	Section 8.6 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“Access will contribute $[Confidential treatment requested] per year for four years commencing in 2007 until 2011 to assist in capacity building and development and implementation of the IMBA. In 2011, the BRDN will assess the actual cost of ongoing implementation annually and this will be paid by Access;”

(c)	Section 8.7 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“Access will make available and administer a loan availability fund of up to $[Confidential treatment requested] to assist any BRDN existing forestry contractors exiting that industry to make a transition to approved contracts within the venture. The maximum assistance per contractor is $[Confidential treatment requested] and will be repayable from contracts that the contractors might be approved for;”

(d)	Section 8.8 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

JVA Amendment #2 (7)(2)

[Certain portions of this agreement have been omitted and filed separately with the Commission
pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]

“Access will contribute $[Confidential treatment requested] per year in order to assist with infrastructure, including roads, public services and housing;”

(e)	Section 8.9 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“Access will contribute $[Confidential treatment requested] per year in order to assist with research on impacts on water, wildlife and other resources;”

(f)	Section 8.10 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“Access will contribute $[Confidential treatment requested] in order to assist with participation options pursuant to Article IV. These funds will be dealt with in accordance with the following structure:

(i)	In the event the project is not viable, the monies will be forgiven and the BRDN will not be responsible for repayment;

(ii)	In the event the project is viable, upon the successful completion of a Proven and Probable Reserve Report, BRDN will contribute 5% of its gross income to Access, as repayment;

(iii)

Interest will accrue on the $[Confidential treatment requested] which shall not exceed the Prime Lending Rate, as determined by the Royal Bank of Canada or as otherwise agreed to in writing by both parties; and

(iv)

For the purposes of this clause, the term “viability” will means wells producing commercial quantities as determined by BRDN in consultation with Access and through assessment reports or commercial bankable feasibility reports as required by BRDN to access its potential investment and costs will be paid for by Access”.

(g)	Section 8.11 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

(i)	“The scope of BRDN’s participation rights, including participation rates and extent to which the participation right will be executed will be a 30 day casing point election or operations notice.

(ii)

For each well, BRDN will be provided with all data pertinent to the election available at the time of notice, including well logs, daily drilling reports (including core and sample descriptions), and any other drilling data and production test data which may be available to it.

(iii)

On receiving the required notice and data, BRDN and its subsidiary must, within 30 days from presentation of the data, notify the producer of the working interest it elects in the well project. If the election is not made

JVA Amendment #2 (7)(2)

[Certain portions of this agreement have been omitted and filed separately with the Commission
pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]

within the allowed time or if BRDN elects not to participate, then BRDN will be deemed to have elected not to participate in the well project but the penalty provisions of the Operation Procedure attached to the Joint Venture Agreement will apply. The producer will advise alto when the penalty period is expiring.

(iv)

If BRDN elects to participate in the well project, it must approve the corresponding AFE and the part of the minerals lands associated with that spacing unit will constitute “joint land” for the purposes of the Operating Procedure”.

(h)	Section 8.12 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

(i)

“Access recognizes that the BRDN currently has an outstanding claim with the Province of Saskatchewan and the Government of Canada, including a claim of Denesuline title to mineral rights within their territories. It is understood and agreed that Access will adhere to any legal requirement or decision rendered with respect to those claims and will pay the royalties as negotiated.”

(i)	Section 8.13 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“Access will contribute $[Confidential treatment requested] per year to hire a Traditional Lands environmental officer and environmental manager trainee.”

(j)	Section 8.14 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

“To enable skills development on an individual or group basis that will ultimately encourage successful and satisfying employment within the BRDN community. Access will contribute the following:

(i)

Access will support, financially or through other means, education and training programs that provide career planning and skills development. Specifically, Access will contribute $[Confidential treatment requested] per year for each eligible student that is confirmed and enrolled in an accredited post-secondary institution program to obtain a degree or diploma;

(ii)

Access will provide presentations at career days or conferences, upon request, at agreeable times and dates and will contribute $[Confidential treatment requested] per year to identify opportunities that exist in the oil and gas industry;

(iii)	Access will assist the BRDN in seeking funding opportunities to support training objectives;

JVA Amendment #2 (7)(2)

[Certain portions of this agreement have been omitted and filed separately with the Commission
pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended]

(iv)

Access will contribute $[Confidential treatment requested] per year towards, salary, travel and disbursements for an education and training coordinator who will assist adult learners and children in identifying education and training opportunities and focus;

(v)

Access will contribute [Confidential treatment requested]% of the annual salary per year required in order to hire a Traditional Lands coordinator’s position who will be responsible for the development, coordinator and execution of exposure to children of traditional land use, survival, traditional skills and values;

(k)	Section 8.15 is added to the JV Agreement and shall become effective automatically and without any further action by any Party;

(i)	Access agrees to participate in the BRDN Traditional Land Use Studies by contributing $[Confidential treatment requested] for a one year of the study.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

ACCESS ENERGY INC.

Per:	/s/ Paul A. Parisotto
Paul A. Parisotto

BUFFALO RIVER DENE DEVELOPMENT

CORPORATION

Per:	/s/ Louis R. Chanalquay
Louis R. Chanalquay

JVA Amendment #2 (7)(2)

SCHEDULE "A"

OPERATING PROCEDURE

CANADIAN ASSOCIATION OF PETROLEUM LANDMEN

1990

INDEX

OPERATING PROCEDURE

Attached to and forming part of the Agreement dated the day of A.D. 19

BETWEEN/AMONG:

ARTICLE I

INTERPRETATION

101 DEFINITIONS – In this Operating Procedure, the following words and phrases shall have the following respective meanings, namely:

(a) "abandonment" means the proper plugging and abandoning of a well in compliance with the Regulations and the restoration of the well site to the satisfaction of any governmental body having jurisdiction with respect thereto and to the reasonable satisfaction of the owner or occupier of the surface.

(b) "Accounting Procedure" means the schedule entitled Accounting Procedure attached hereto and made a part of this Operating Procedure.

(c) "Affiliate" means, with respect to the relationship between corporations, that one of them is controlled by the other or that both of them are controlled by the same person, corporation or body politic; and for this purpose a corporation shall be deemed to be controlled by those persons, corporations or bodies politic who own or effectively control, other than by way of security only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which owns shares of the corporation) to elect the majority of its board of directors, provided that a partnership which is a party and which is comprised solely of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates.

(d) "Agreement" means the agreement to which this Operating Procedure is attached and made a part.

(e) "Authority for Expenditure" or "AFE" means a written statement of an operation proposed to be conducted pursuant to this Operating Procedure, which statement shall include:

(i) the type, purpose and location of such operation, in sufficient detail to enable a party to understand the nature, scope and sequence of such operation, the proposed time frame over which such operation will be conducted and, if such operation is the drilling or deepening of a well, the projected total depth thereof, the proposed surface coordinates of the well and, if they will differ materially from the surface coordinates of the well, the proposed bottomhole coordinates therefor; and

(ii) the proposing party's estimate of the anticipated costs of such operation, which estimate shall be in sufficient detail to enable a party to identify, in summary form, the anticipated costs of the various identifiable segments of such operation, including, if applicable, those costs which relate to drilling, completing and equipping a well.

(f) "casing point" means that point in time when a well has been drilled to total depth, the authorized logs and tests have been run and a decision must be made by the Joint-Operators whether to set production casing and attempt to complete the well.

(g) "commercial quantities" means, with respect to a well, the anticipated output of petroleum substances from that well which would reasonably warrant drilling another well in the same area to the formation indicated to be productive by that well, having regard to anticipated drilling costs, completion costs, equipping costs and operating costs, the kind and quality of petroleum substances indicated, the anticipated availability of facilities for treating and processing such petroleum substances and the anticipated cost of such services, the anticipated availability of markets for such petroleum substances, the anticipated availability of transportation service for the delivery of such production to market and the anticipated cost of such service, the royalties and other burdens payable for the joint account with respect thereto, the probable life of the well and the anticipated price to be received for the petroleum substances as and when sold.

(h) "completion" means the installation in, on, or with respect to a well of all such production casing, tubing and wellhead equipment and all such other equipment and material necessary for the permanent preparation of the well for the taking of petroleum substances therefrom up to and including the outlet valve on the wellhead and includes, as necessary, the perforating, stimulating, treating, fracing and swabbing of the well and the conduct of such production tests with respect to such well as are reasonably required to establish the initial producibility of the well.

(i) "completion costs" means the costs of completing a well.

(j) "development well" means a well, insofar as the geological zones penetrated in the drilling thereof (or proposed to be penetrated, as provided in the AFE therefor or the operation notice relating thereto) are stratigraphically above the base of the deepest geological zone in which an existing well within 3.2 kilometres thereof (as measured from the coordinates where the other well penetrated, and the proposed well is anticipated to penetrate, the top of such geological zone) is or has been capable of production of petroleum substances in commercial quantities, provided that only geological zones and individual petroleum substances included in the joint lands in the spacing unit for such proposed well shall be considered when making such determination.

(k) "drilling costs" means all moneys expended (exclusive of completion costs and equipping costs) with respect to the drilling of a well, including, without restricting the generality of the foregoing, the cost of obtaining surface access to and for the site of the well, the preparation of the site of such well, the construction of such roadways as are reasonably necessary to gain access to the site of the well, the installation of all surface and intermediate casing respecting the well, the logging, coring and testing of the well and, in the event the well is not completed, but is abandoned, the cost of such abandonment.

(l) "equipping" means the installation of such equipment as is required to produce petroleum substances from a completed well, including, without restricting the generality of the foregoing, a pump (or other artificial lift equipment), the installation of the flow lines and production tankage serving the well and, if necessary, a heater, dehydrator or other wellsite facility for the initial treatment of petroleum substances produced from the well to prepare such production for transportation to market, but specifically excludes any such equipment, installation or facility that is (or is intended to be) a production facility.

(m) "equipping costs" means the costs of equipping a well.

(n) "exploratory well" means a well, insofar as it is not a development well.

(o) "for the joint account" means for the benefit, interest, ownership, risk, cost, expense and obligation of the parties in proportion to their respective working interests.

(p) "joint lands" means those lands and interests therein which have been made subject hereto by the Agreement, or so much thereof which remains subject hereto and, except where the context otherwise requires, shall include the petroleum substances within, upon or under those lands and interests, insofar as those lands and interests are subject to the title documents.

(q) "joint operation" means an operation conducted hereunder for the joint account.

(r) "Joint-Operator" means a party having a working interest in the joint lands, including the Operator if it has a working interest in the joint lands.

(s) "market price" means the price at which petroleum substances are to be sold pursuant to Article VI where a party does not take its share of petroleum substances in kind and separately dispose of the same, which price is not unreasonable, having regard to market conditions applicable to similar production in arm's length transactions at the time of such disposition, including, without restricting the generality of the foregoing, such factors as the volumes available, the kind and quality of petroleum substances to be sold, the effective date of the sale, the term of the sale agreement, the point of sale of the petroleum substances and the type of transportation service available for the delivery of the petroleum substances to be sold.

(t) "operating costs" means all moneys expended (exclusive of drilling costs, completion costs and equipping costs) to operate a well for the recovery of petroleum substances, as more particularly set forth in the Accounting Procedure and, where applicable, all moneys expended to operate a production facility hereunder.

(u) "Operator" means the party appointed by the Joint-Operators to conduct operations hereunder for the joint account, except as provided in Clause 1004.

(v) "party" means a person, corporation, partnership or body politic bound by this Operating Procedure.

(w) "participating interest" means the percentage share of the costs of an operation conducted hereunder (or any respective segment thereof) which a party has agreed to pay or is required to pay pursuant to this Operating Procedure.

(x) "paying quantities" means:

(i) in the case of a well which has been drilled, but not completed and equipped: the anticipated output from the well of that quantity of petroleum substances which would reasonably warrant incurring the completion costs and equipping costs of the well, considering the anticipated completion costs, equipping costs and operating costs associated therewith, the kind and quality of petroleum substances indicated, the anticipated availability of facilities for treating and processing such petroleum substances and the anticipated cost of such services, the anticipated availability of markets for such petroleum substances, the anticipated availability of transportation service for the delivery of such production to market and the anticipated cost of such service, the royalties and other burdens payable for the joint account with respect to such production, the probable life of the well and the anticipated price to be received for the petroleum substances produced therefrom as and when sold; or

(ii) in the case of a well completed for the taking of production: the output from the well of that quantity of petroleum substances which would reasonably warrant the taking of production from the well, considering the same factors as in paragraph (i) of this Subclause, except completion costs.

(y) "petroleum substances" means petroleum, natural gas and every other mineral or substance, or any of them, in which an interest in or the right to explore for is granted or acquired under the title documents.

(z) "production facility" means, subject to Article XIII and Clauses 1021, 1022 and 1408, any facility serving (or intended to serve) more than one (1) well (including, without restricting the generality of the foregoing, any battery, separator, compressor station, gas processing plant, gathering system, pipeline, production storage facility or warehouse), which is:

(i) constructed or installed for the joint account;

(ii) owned exclusively by the parties in accordance with their respective working interests;

(iii) initially intended to be utilized exclusively with respect to the production, treatment, storage or transmission of petroleum substances;

(iv) not used for fractionation of petroleum substances, sulphur extraction or separation of liquids by refrigeration; and

(v) not subject to a separate agreement governing the construction, ownership and operation of such facility;

and includes all real and personal property of every kind, nature and description directly associated therewith, excluding petroleum substances, the joint lands and the Operator's owned or leased equipment.

(aa) "proportionate share" means, with respect to a party, a percentage share equal to that party's working interest.

(bb) "Regulations" means all statutes, laws, rules, orders and regulations in effect from time to time and made by governments or governmental boards or agencies having jurisdiction over the joint lands and over the operations to be conducted thereon.

(cc) "spacing unit" means:

(i) with respect to a well which has not been completed for the production of petroleum substances: the area allocated by the Regulations for the drilling of that well, provided that in the absence of such allocation or a specific designation in the Agreement, the spacing unit for the well shall be deemed to be the quarter-section, unit or similar geographical area which includes the bottomhole co-ordinates of the well; and

(ii) in every other case: the area allocated to the well pursuant to the Regulations for the purpose of producing petroleum substances in each zone from which such petroleum substances are to be produced.

(dd) "spud" means, with respect to a well, that a drilling rig of adequate capacity to drill that well to the total depth projected in the AFE therefor is rigged-up on location and that a drilling bit has penetrated the surface therefrom.

(ee) "title documents" means the documents of title by virtue of which the parties are entitled to drill for, win, take or remove petroleum substances underlying the joint lands, and all renewals, extensions or continuations thereof or further documents of title issued pursuant thereto.

(ff) "working interest" means the percentage of undivided interest held by a party in a production facility or the joint lands, or the respective zones, portions, parcels or parts thereof, which percentage is as provided in the Agreement or is as modified subsequently pursuant to the provisions hereof.

102 HEADINGS – Article headings and any other headings or captions or indices hereto shall not be used in any way in construing or interpreting any provision hereof.

103 REFERENCES – Unless otherwise expressly stated:

(a) the references "hereunder", "herein" and "hereof" refer to the provisions of this Operating Procedure, and references to Articles, Clauses, Subclauses or paragraphs herein refer to Articles, Clauses, Subclauses or paragraphs of this Operating Procedure;

(b) whenever the singular or masculine or neuter is used in this Operating Procedure, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires; and

(c) any reference to days herein is a reference to calendar days, and where the phrase "within" or "at least" is used with reference to a specific number of days herein, the day of receipt of the relevant notice or the day of the relevant event, as the case may be, shall be excluded in determining the relevant time period. However, in the event the time for doing any act expires on a Saturday, Sunday or statutory holiday in either the Province of Alberta or Canada, the time for doing such act shall be extended to the next normal business day, except as prescribed in the Accounting Procedure with respect to the payment of billings.

104 OPTIONAL AND ALTERNATE PROVISIONS – Where alternate or optional provisions are provided for herein and the parties have failed to designate which alternate shall apply or whether a respective optional provision shall be included, the first alternate provision in each such case shall apply as if the parties had designated the same, and the remaining optional provision shall be deemed not to form a part hereof.

105 DERIVATIVES – Where a term is defined herein, a derivative of that term shall have a corresponding meaning unless the context otherwise requires.

106 USE OF CANADIAN FUNDS – All references to "dollars" or "$" herein shall mean lawful currency of Canada, and all payments and receipts shall be made and recorded in lawful currency of Canada.

107 CONFLICTS – If any provision contained in the Agreement conflicts with a provision herein, the provision in the Agreement shall prevail, and if a provision herein conflicts with a provision in an exhibit or schedule attached hereto, the provision herein shall prevail. In the event of a conflict between any provision in the Agreement or this Operating Procedure and the Regulations or the title documents, the Regulations or the title documents, as the case may be, shall govern, except that: (i) the working interests shall prevail if there is a difference between the working interests and the registered interests in the title documents; and (ii) the allocation of responsibility for losses as provided herein (including, without restricting the generality of the foregoing, Article IV hereof) shall govern the relationship of the parties. If there is a conflict as provided above, the Agreement or this Operating Procedure, as the case may be, shall be modified accordingly to the extent necessary to resolve such conflict, and, as so modified, shall continue in full force and effect.

ARTICLE II

APPOINTMENT AND REPLACEMENT OF OPERATOR

201 ASSUMPTION OF DUTIES OF OPERATOR – The Operator named in the Agreement, or any succeeding Operator appointed hereunder, shall assume the duties and obligations of the Operator hereunder and shall have all the rights of the Operator hereunder.

202 REPLACEMENT OF OPERATOR –

(a) The Operator shall be replaced immediately and another Operator appointed forthwith pursuant to Clause 206 upon notice to such effect being served by any party to the other parties if:

(i) the Operator becomes bankrupt or insolvent, commits or suffers any act of bankruptcy or insolvency, is placed in receivership, seeks debtor relief protection under applicable legislation (including, without restricting the generality of the foregoing, the Bankruptcy Act of Canada and the Companies' Creditors Arrangement Act of Canada) or permits any judgement to be registered against its working interest, and without restricting the generality of the foregoing, an Operator shall be deemed insolvent for the purposes of this Clause if it is unable to pay its debts as they fall due in the usual course of business or if it does not have sufficient assets to satisfy its cumulative liabilities in full; or

(ii) the Operator assigns or purports or attempts to assign its general powers and responsibilities of supervision and management as Operator hereunder.

(b) The Operator shall be replaced and another Operator appointed pursuant to Clause 206 if:

(i) the Joint-Operators agree, by the affirmative vote, by notice to the other parties, of two (2) or more Joint-Operators representing a majority of the working interests, to replace the Operator, provided that a single Joint-Operator holding more than a sixty-six percent (66%) working interest in the joint lands shall have the right, by notice to the other parties, to replace the Operator and to become Operator at the time prescribed by Subclause 206(d), unless it would then be subject to replacement pursuant to paragraph 202(a)(i); or

(ii) the Operator defaults in its duties or obligations or any of them hereunder and, within thirty (30) days after written notice from a majority in working interest of the Joint-Operators, excluding the Operator, specifying the default and requiring the Operator to remedy the same, it does not commence to rectify the default and thereafter diligently continue to remedy the default.

203 CHALLENGE OF OPERATOR – At any time after an Operator has been Operator for at least two (2) years, any Joint-Operator, other than the Operator, may give notice ("the challenge notice") to the other parties that it is ready, able and willing to conduct operations for the joint account on more favourable terms and conditions. The challenge notice shall contain sufficient detail to enable the receiving parties to evaluate the nature of the challenge notice and to measure the effect the revised terms and conditions would have on joint operations. The Operator shall, within sixty (60) days after receipt of the challenge notice, advise the Joint-Operators either that:

(a) it is prepared to operate on the terms and conditions set out in the challenge notice, whereupon it shall forthwith proceed to do so; or

(b) it is not prepared to operate on the terms and conditions set out in the challenge notice and that it will resign as Operator effective not later than ninety (90) days following the sixty (60) day period provided above.

Failure by the Operator to advise the Joint-Operators of its election within such sixty (60) day period shall be deemed to be an election by the Operator to resign. If the Operator resigns, a new Operator shall be appointed pursuant to Clause 206, whereupon such new Operator shall operate on the terms and conditions set out in the challenge notice. If no other Joint-Operator is prepared to act as Operator on the terms and conditions set out in the challenge notice, the Joint-Operator giving the challenge notice shall become the new Operator and shall thereafter conduct operations pursuant to the undertakings made by it in the challenge notice. Any costs in excess of those set out in the challenge notice shall be for the new Operator's sole account. Notwithstanding Clause 204, the new Operator shall not resign from the position of Operator until it has acted as Operator for a period of at least two (2) years. A Joint-Operator may not issue a challenge notice or become Operator pursuant thereto if, at the time of issuing the challenge notice or the time it would become Operator pursuant thereto, it would be subject to replacement as Operator pursuant to Subclause 202(a) if it were Operator at that time.

204 RESIGNATION OF OPERATOR – Subject to Subclause 202(a) and Clauses 203 and 205, the Operator may resign as Operator on giving each of the Joint-Operators ninety (90) days' notice of its intention to do so.

205 MODIFICATION OF TERMS AND CONDITIONS BY OPERATOR – At any time after an Operator has been the Operator for a continuous period of two (2) years, it may give notice ("the Operator's notice") to the other parties of the revised terms and conditions on which it is prepared to continue to conduct joint operations. Within sixty (60) days of receipt of the Operator's notice, each Joint-Operator shall advise the Operator whether it agrees to the Operator continuing as Operator and conducting joint operations on the terms and conditions contained in the Operator's notice, provided that failure by a Joint-Operator to respond within such period shall be deemed to be agreement by that party to the terms and conditions in the Operator's notice. If any Joint-Operator does not so agree, it shall give notice ("counter proposal") to the other parties of the terms and conditions upon which it would conduct joint operations. Any such counter proposal shall be deemed to be a challenge of Operator and shall be subject to all of the terms and conditions of Clause 203, as though such counter proposal was "the challenge notice" provided therein, except that in determining the merits of the counter proposal, it shall be compared to the terms and conditions contained in the Operator's notice, rather than to the existing operating terms and conditions.

206 APPOINTMENT OF NEW OPERATOR –

(a) If an Operator resigns or is to be replaced, a successor Operator shall be appointed by the affirmative vote (by notice to the other parties) of two (2) or more parties representing a majority of the working interests in the joint lands, provided that a single Joint-Operator holding more than a sixty-six percent (66%) working interest in the joint lands shall have the right, by notice to the other parties, to become the Operator hereunder, unless it would then be subject to replacement pursuant to paragraph 202(a)(i). If there are only two (2) Joint-Operators and the Operator that resigned or is to be replaced is one of the Joint-Operators, the other Joint-Operator shall have the right to become the Operator.

(b) No party shall be appointed as Operator hereunder unless it has given its written consent to the appointment. However, if the parties fail to appoint a successor Operator or if any appointed Operator fails to carry out its duties hereunder, the party having the greatest working interest shall act as Operator pro tem, with the right, should a similar situation re-occur after a new Operator has been appointed, to require the party having the next greatest working interest to act as Operator pro tem and so on as the occasion demands.

(c) No provision of this Article shall be construed to re-appoint as next-succeeding Operator an Operator who had been replaced under Clause 202, except with the unanimous consent of the parties.

(d) Except as provided in Subclause 202(a), every replacement of Operator shall take effect at eight o'clock in the morning (0800 hours) on the first (1st) day of the calendar month following the determination to replace the Operator pursuant to Subclause 202(b) or such other date as may be prescribed pursuant to Clause 203 or 204, as the case may be, notwithstanding anything contained herein.

207 TRANSFER OF PROPERTY ON CHANGE OF OPERATOR – At the effective date of the resignation or replacement of an Operator as provided in this Article II, the Operator being replaced shall deliver to the successor Operator possession of:

(a) the wells being drilled or operated by the Operator hereunder, except any wells in respect of which the succeeding Operator is not entitled to information, which shall be operated by a party determined pursuant to Clause 1004 until the successor Operator becomes entitled to such information;

(b) all production facilities, other facilities and funds held for the joint account, together with all production, if any, which has not been delivered in kind;

(c) copies of books of account and records kept for the joint account or pertaining to wells delivered hereunder; and

(d) all documents, agreements and other papers relating to property transferred hereunder.

Upon compliance with such obligation, the outgoing Operator shall be released and discharged from, and the successor Operator shall assume, all duties and obligations of the Operator, except those unsatisfied duties and obligations of the outgoing Operator which had accrued prior to the effective date of the change of Operator, for which the outgoing Operator shall continue to remain liable.

208 AUDIT OF ACCOUNTS ON CHANGE OF OPERATOR – Within ninety (90) days after the successor Operator commences to act as Operator, the parties shall cause an audit to be made of the books of account and records kept for the joint account and may cause an inventory of controllable material to be taken. The cost of the audit and inventory shall be a charge for the joint account.

209 ASSIGNMENT OF OPERATORSHIP – In the event the Operator wishes its assignee to replace it as Operator after having disposed of all or a portion of its working interest in the joint lands and any production facilities to such assignee pursuant to Article XXIV, such assignee shall have the right to become Operator if it is an Affiliate of the Operator or, if it is not an Affiliate of the Operator, if the parties agree that it shall become Operator pursuant to Clause 206. Should an assignee which is an Affiliate of the Operator become the Operator pursuant to this Clause, the two (2) year time periods described in Clauses 203 and 205 shall be calculated as if the assignment had not occurred and the audit prescribed pursuant to Clause 208 shall not be required.

ARTICLE III

FUNCTION AND DUTIES OF OPERATOR

301 CONTROL AND MANAGEMENT OF OPERATIONS –

(a) The Operator shall consult with the Joint-Operators from time to time with respect to decisions to be made for the exploration, development and operation of the joint lands and the construction, installation and operation of any production facilities, and the Operator shall keep the Joint-Operators informed with respect to operations planned or conducted for the joint account. Subject to the provisions hereof, the Operator is hereby delegated the management of the exploration, development and operation of the joint lands and the construction, installation and operation of any production facilities for the joint account on behalf of the Joint-Operators.

(b) The Operator shall be entitled to make or commit to such expenditures for the joint account as it considers necessary and prudent in order to conduct a good and workmanlike operation on the joint lands for the joint account. However, the Operator shall not make or commit to an expenditure for the joint account for any single operation, the total estimated cost of which is in excess of twenty-five thousand ($25 000) dollars, without an approved Authority for Expenditure from the Joint-Operators, unless the expenditure is reasonably considered by the Operator to be necessary by reason of an event endangering life or property or is required by the Regulations and failure to make such expenditure could result in the prosecution of the Operator thereunder. If the Operator is required to make such an expenditure, it shall promptly advise the Joint-Operators of the nature of such event or requirement and the expenditure anticipated to be associated therewith.

(c) Approval of an Authority for Expenditure by a party shall constitute that party's approval of all expenditures necessary to conduct the operation described therein, subject to the provisions of Article IX. However, if the Operator incurs or expects to incur expenditures with respect to a joint operation which would exceed by more than ten percent (10%) the total amount estimated in the AFE therefor, the Operator thereupon shall, for informational purposes only, forthwith advise the Joint-Operators of such overexpenditure, the Operator's explanation therefor and the Operator's revised estimate of the cost of such operation. The Operator thereafter shall provide estimates of current and cumulative costs incurred for the joint account with respect to such operation. Such estimates shall be provided on a daily basis where practical, but in any event at intervals of not greater than ten (10) days until the operation is completed.

302 OPERATOR AS JOINT-OPERATOR – The Operator shall have all of the rights and obligations of a Joint-Operator with respect to its working interest.

303 INDEPENDENT STATUS OF OPERATOR – The Operator is an independent contractor in its operations hereunder. The Operator shall supply or cause to be supplied all material, labor and services necessary for the exploration, development and operation of the joint lands and the operation of any production facilities for the joint account. The Operator shall determine the number of employees respecting its operations, their selection, their hours of labour and their compensation. All employees and contractors used in its operations hereunder shall be the employees and contractors of the Operator.

304 PROPER PRACTICES IN OPERATIONS – The Operator shall conduct all joint operations diligently, in a good and workmanlike manner, in accordance with good oilfield practice and the Regulations.

305 BOOKS, RECORDS AND ACCOUNTS – The Operator shall, with respect to all joint operations, keep and maintain true and correct books, records and accounts with respect to the development and progress made, drilling done, the conduct of other operations, the production of petroleum substances and the disposition thereof in the manner prescribed herein and in the Accounting Procedure. The Operator shall, upon request of a Joint-Operator, make available in Alberta and there permit each Joint-Operator during normal business hours to inspect such books, records and accounts and to make extracts or copies therefrom and thereof, and to audit the Operator's books, records and accounts as provided in the Accounting Procedure. However, a Joint-Operator shall not have the rights granted under this Clause with respect to a well while not entitled to information with respect to that well.

306 PROTECTION FROM LIENS – The Operator shall pay, or cause to be paid, as and when they become due and payable all accounts of contractors and claims for wages and salaries for services rendered or performed and for materials supplied with respect to the joint lands, any joint operations and any production facilities. The Operator shall keep the joint lands and any production facilities free from liens and encumbrances resulting therefrom, unless there be a bona fide dispute with respect thereto.

307 JOINT-OPERATOR'S RIGHTS OF ACCESS – Except as otherwise provided herein, the Operator shall permit each Joint-Operator or its duly authorized representative, at that Joint-Operator's sole risk, cost and expense, full and free access at all reasonable times to inspect and observe all production facilities and all joint operations being conducted upon the joint lands and to the records on location of current operations being conducted thereon.

308 SURFACE RIGHTS – The Operator shall acquire and maintain for the joint account all necessary surface rights respecting joint operations.

309 MAINTENANCE OF TITLE DOCUMENTS –

(a) Except as otherwise provided herein or in the Agreement, the Operator shall, on behalf of the parties and for the joint account, comply with all the terms and conditions of the title documents including: (i) the payment of rentals; (ii) the payment of any encumbrances agreed to be borne for the joint account; and (iii) the performance of all things necessary to maintain the title documents in good standing and in full force and effect. However, nothing in this Clause shall be construed to require or permit the Operator to drill a well or conduct any joint operation without the approval of the Joint-Operators, if their approval of an Authority of Expenditure with respect thereto is required pursuant to Clause 301.

(b) The Operator shall consult with the parties in a timely manner with respect to any applications it proposes to make under the Regulations to maintain any of the title documents in good standing, including, without restricting the generality of the foregoing, continuation and grouping applications and any other material decisions which are required to be made to maintain any of the title documents in good standing. The Operator shall provide the parties in a timely manner with copies of material correspondence pertaining to the maintenance of the title documents.

(c) If the joint lands are subject to a particular title document whereby the parties may select some (but not all) of such joint lands for the joint account in a successor title document as a result of work or operations which have been conducted (in this Clause called a "lease selection"), the following shall apply to the lease selection:

(i) the parties having a working interest in such title document shall consult, at least ten (10) days prior to the date upon which the lease selection is required, to attempt to agree on the lease selection; and

(ii) insofar as the parties are unable to agree on the joint lands to be included in the lease selection, the Operator shall determine the required number of minimum size geographic units prescribed by the Regulations with respect to a lease selection ("selection units") to complete the lease selection. This number shall be multiplied by each party's working interest, to determine the number of selection units which each party may select to complete the lease selection, with rounding of such number up or down to the nearest whole integer in the event such calculation would entitle a party to a selection of a partial selection unit. Each party shall be entitled to select for inclusion in leases, on a selection unit by selection unit basis, that number of selection units determined by such calculation, with the order of such selections to be determined by lot.

Following the conclusion of the lease selection process, the Operator shall submit the application for leases on behalf of the parties in such manner and at such time as are prescribed by the Regulations.

(d) If the joint lands are subject to a particular title document pursuant to which the parties may make a lease selection, a party may, at any time not earlier than one (1) year before the latest date such lease selection may be made pursuant to that title document, require the parties to select, for the purposes of Clause 1010 only, the lands which will be retained for the joint account in the manner prescribed in the Agreement or Subclause (c) of this Clause, as the case may be. The parties thereupon shall make such lease selection within ten (10) days of the receipt of such notice, as if such lease selection was required at such time. Unless otherwise agreed by the parties, such lease selection shall be binding on the parties for the purposes of determining whether a well is a title preserving well or portions of the lands are preserved lands, as those terms are defined in Clause 1010.

310 PRODUCTION STATEMENTS AND REPORTS – The Operator shall provide each Joint-Operator, before the twenty-fifth (25th) day of each month, with a statement showing production, inventories, sales and deliveries in kind to the parties of petroleum substances during the preceding month. The Operator shall also make all reports relating to joint operations

as required by the Regulations and shall, upon request of a Joint-Operator, provide it with a copy of each such report filed by the Operator with any governmental agency.

311 INSURANCE – The Operator shall comply with the requirements of all Unemployment Insurance, Workers' Compensation and Occupational Health and Safety legislation and all similar Regulations with respect to workers employed in joint operations. Without in any way limiting the obligations or liabilities of the Operator, the Operator shall also comply with the provisions of ALTERNATE _______ below (Specify A or B: the ALTERNATE not specified is deemed to be deleted from this Operating Procedure):

ALTERNATE - A:

The Operator shall, prior to the commencement of joint operations, hold or cause to be held with a reputable insurance company or companies, and thereafter maintain or cause to be maintained for the joint account and benefit of the parties and their respective Affiliates, directors, officers, servants, consultants, agents and employees, the insurance hereinafter set forth and any other insurance which is specifically required to comply with the Regulations. The insurance required pursuant to this Subclause shall apply to each separate claim and shall be as follows:

(i) Automobile Liability Insurance covering all motor vehicles or snowcraft and all terrain vehicles, owned or non-owned, operated or licenced by the Operator and used in joint operations (insofar only as they are used in joint operations), with an inclusive bodily injury, death and property damage limit of one million dollars ($1 000 000) per accident;

(ii) Comprehensive General Liability Insurance with an inclusive bodily injury, death, and property damage limit of one million dollars ($1 000 000) per occurrence, and, without restricting the generality of the provisions of this paragraph, such coverage shall include, but not be limited to, Employer's, Employer's Contingent Liability, Contractual Liability, Contractor's Protective Liability, Products and Completed Operations Liability; and

(iii) Aircraft Liability Insurance covering all aircraft, owned or non-owned, operated or licenced by the Operator and used in joint operations (insofar only as they are used in joint operations), with an inclusive bodily injury, death and property damage limit of five million dollars ($5 000 000) per occurrence.

- OR -

ALTERNATE - B:

The Operator shall, prior to the commencement of joint operations, hold or cause to be held with a reputable insurance company or companies, and thereafter maintain or cause to be maintained for the joint account and benefit of the parties and their respective Affiliates, directors, officers, servants, consultants, agents and employees, only that insurance as is specifically required to comply with the Regulations. It is the intention of the parties that, except as provided in the previous sentence and in Article IV, the cost of any accident, loss or any claim of or liability to third parties or to each other for bodily injury, death or property damage arising out of any operation conducted hereunder shall be borne individually by the parties participating in the operation, proportionate to their respective participating interests in the operation.

The following conditions shall be applicable to the ALTERNATE which is specified:

(a) The amount of the deductible specified for each accident or occurrence in any insurance policy maintained for the joint account shall not exceed the amount set forth in Clause 301 without the prior approval of the Joint-Operators.

(b) In the event that the policies which the Operator is required to obtain or maintain for the joint account are, in the Operator's reasonable opinion, unavailable or available only at an unreasonable cost, the Operator shall promptly notify the other Joint-Operators, in order that the parties may redetermine the policies which shall be held for the joint account. Subject to the provisions of this Clause, policies obtained for the joint account pursuant to this Clause may contain terms, conditions or exclusions affecting or limiting the risks covered thereby or the circumstances under which the insurer may be required to indemnify or compensate the parties thereunder, provided that such terms, conditions or exclusions are, in the Operator's reasonable opinion, the best available from the marketplace on reasonable terms and ordinary or appropriate. However, the Operator shall obtain the prior consent of the parties with respect to any such change which is made after the relevant policy or policy renewal has been acquired for the joint account.

(c) If the Operator makes any payments with respect to any losses, damages, claims or liabilities arising out of joint operations which are covered by insurance policies maintained for the joint account hereunder with the approval of the insurers thereof or if the Operator makes any payments authorized hereunder with respect to any other losses, damages, claims or liabilities arising out of such operations, such payments shall be a charge for the joint account. However, the Operator shall diligently attempt to process its claims under such policies with respect to such losses, damages, claims or liabilities, and shall promptly credit the joint account the amount it ultimately recovers under such policies. Insofar as such charge is one which is not to be borne for the joint account pursuant to Article IV, the Operator shall adjust the accounts of the parties accordingly at such time as it is determined that the charge is not to be borne for the joint account.

(d) The Operator shall use reasonable efforts to ensure that each insurance policy maintained for the joint account pursuant to this Clause includes: a provision that coverage is primary to any other coverage carried by the parties (other than coverage maintained by a party to reduce its exposure to a deductible), a provision that such policy shall survive the default or bankruptcy of the insured for claims arising out of an event before such default or bankruptcy and a provision that the insurer shall provide the Operator with sixty (60) days' written notice of cancellation of such policy.

(e) Each party shall be responsible for insuring its own interest in the joint lands and any production facilities with respect to physical damage to property, loss of income, Operator's Extra Expense, Pollution Liability and any insurance other than that referred to in the Alternate specified in this Clause. Each party shall ensure that each policy maintained by it for its own account hereunder shall contain waivers of all rights, by subrogation or otherwise, against the other parties and their respective Affiliates, directors, officers, servants, consultants, agents and employees.

(f) The Operator shall provide each Joint-Operator with written notice of damages or losses incurred hereunder as soon as practicable after the damage or loss has been discovered. The Operator shall provide the Joint-Operators with such assistance and materials as is required to substantiate such damages or losses for the purposes of the Joint-Operators' insurance coverages.

(g) The Operator shall, with respect to joint operations, use every reasonable effort to have its contractors and sub-contractors:

(i) comply with Unemployment Insurance, Workers' Compensation and Occupational Health and Safety legislation and all other similar Regulations applicable to workers employed by them; and

(ii) carry such insurance in such amounts as the Operator deems necessary, provided that such insurance policies shall include waivers of all rights, by subrogation or otherwise, against the parties and their respective Affiliates, directors, officers, servants, consultants, agents and employees.

312 TAXES – Except as otherwise provided herein or in the Agreement, the Operator shall initially pay, for the joint account, all taxes with respect to property held for the joint account, provided that nothing herein contained shall require or permit the Operator to pay for the joint account income taxes, mineral taxes, or any other taxes, assessments or levies based on reserves, on a unit of production or on the value thereof unless required to do so by the Regulations. The Operator shall promptly provide each applicable Joint-Operator with copies of all tax notices or assessments received by it respecting property held for the joint account and for which payment is not the responsibility of the Operator.

ARTICLE IV

INDEMNITY AND LIABILITY OF OPERATOR

401 LIMIT OF LEGAL RESPONSIBILITY – Notwithstanding Clauses 303 and 304, the Operator, its Affiliates, directors, officers, servants, consultants, agents and employees shall not be liable to the other Joint-Operators, or any of them, for any loss, expense, injury, death or damage, whether contractual or tortious, suffered or incurred by the Joint-Operators resulting from or in any way attributable to or arising out of any act or omission, whether negligent or otherwise, of the Operator or its Affiliates, directors, officers, servants, consultants, agents, contractors or employees in conducting or carrying out joint operations, except:

(a) when and to the extent that such loss, expense, injury, death or damage relates to a risk against which the Operator is required to carry insurance for the joint account, as provided in Clause 311, and is within the limits of such required insurance (insofar as such limits exceed the deductible applicable thereto), provided that if the Operator had maintained the required insurance covering such loss, expense, injury, death or damage, the Operator shall be released from the responsibility and indemnity otherwise imposed by this Clause to the extent that the insurer thereunder is financially unable to pay all or any portion of a valid claim with respect to such loss, expense, injury,

death or damage or such insurer is determined by a court of competent jurisdiction not to be required to make payment with respect to such loss, expense, injury, death or damage under such policy of insurance; and

(b) when and to the extent that such loss, expense, injury, death or damage is a direct result of, or is directly attributable to, the gross negligence or wilful misconduct of the Operator or its Affiliates, directors, officers, servants, consultants, agents, contractors or employees, provided that an act or omission of the Operator or its Affiliates, directors, officers, servants, consultants, agents, contractors or employees shall be deemed not to be gross negligence or wilful misconduct, insofar as such act or omission was done or was omitted to be done in accordance with the instructions of or with the concurrence of the Joint-Operators.

To the extent that the conditions in Subclauses (a) or (b) of this Clause apply (but subject to the exceptions provided therein), the Operator shall be solely liable for such loss, expense, injury, death or damage and, in addition, shall indemnify and save harmless each other Joint-Operator and its Affiliates, directors, officers, servants, consultants, agents and employees from and against the same and also from and against all actions, causes of action, suits, claims and demands by any person or persons whomsoever in respect of any such loss, expense, injury, death or damage, and any costs and expenses relating thereto. However, in no event shall the responsibility of the Operator prescribed by this Clause extend to losses suffered by the Joint-Operators respecting the loss or delay of production from the joint lands, including, without restricting the generality of the foregoing, loss of profits or other consequential or indirect losses applicable to such loss or delay of production.

402 INDEMNIFICATION OF OPERATOR – Except as otherwise provided in Clause 401, the Joint-Operators hereby indemnify and save harmless the Operator, its Affiliates, directors, officers, servants, consultants, agents and employees from and against any and all actions, causes of action, suits, claims, demands, costs, losses and expenses resulting from loss, injury, death or damage respecting any person, which may be brought against or incurred or suffered by the Operator, its Affiliates, directors, officers, servants, consultants, agents or employees or which the Operator, its Affiliates, directors, officers, servants, consultants, agents or employees may sustain, pay or incur by reason of, or which may be attributable to or arise out of, any act or omission of the Operator or its Affiliates, directors, officers, servants, consultants, agents, contractors or employees in conducting joint operations. All such liabilities shall be for the joint account and shall be borne by the Joint-Operators in the proportions of their respective working interests.

ARTICLE V

COSTS AND EXPENSES

501 ACCOUNTING PROCEDURE AS BASIS – The Accounting Procedure shall be the basis for all charges and credits for the joint account, except to the extent that the Accounting Procedure may be in conflict with the provisions herein or in the Agreement. The accounting and financial records maintained by the Operator with respect to the operations conducted by it hereunder shall be maintained separately from those kept by it with respect to operations which are not conducted hereunder, in accordance with established industry accounting practice.

502 OPERATOR TO PAY AND RECOVER FROM PARTIES – Subject to the provisions of Clause 503, the Operator shall initially advance and pay all costs and expenses incurred for the joint account. The Operator shall charge to each Joint-Operator its proportionate share of such costs and expenses, and each respective Joint-Operator shall pay the same to the Operator within thirty (30) days after receipt of the Operator's statement thereof.

503 ADVANCE OF COSTS –

(a) Upon approval of an Authority for Expenditure by a Joint-Operator, the Operator may, by notice, require that individual Joint-Operator to secure payment of its proportionate share of all costs to be incurred for the joint account pursuant to such AFE in a manner satisfactory to the Operator. If the payment is to be secured by an irrevocable standby letter of credit, it shall be established in favour of the Operator by that Joint-Operator with a Canadian chartered bank with respect to that Joint-Operator's proportionate share of the costs and expenses which are anticipated to be incurred pursuant to such AFE. In the event a letter of credit is so established, the Operator may draw on the letter of credit in the same manner and at the same time intervals as provided with respect to amounts to be paid by that Joint-Operator pursuant to such AFE.

(b) The Operator may, by notice to the Joint-Operators, require each Joint-Operator to advance its proportionate share of all costs to be incurred for the joint account, subject to Subclause (a) of this Clause. If the Operator so elects to cash call the Joint-Operators, it shall, not earlier than thirty (30) days prior to the first (1st) day of a calendar month, submit to each Joint-Operator an itemized written estimate of the costs which are expected to be paid by the Operator for the joint account hereunder in that calendar month, together with a request for payment by each Joint-Operator of its proportionate share thereof, insofar as such amount is not secured by Subclause (a) of this Clause. A Joint-Operator shall pay its share of such cash call to the Operator (or otherwise secure payment thereof

as provided in Subclause (a) above) on or before the twentieth (20th) day after its receipt of such estimate or by the fifteenth (15th) day of the calendar month to which such estimate relates, whichever is the later.

(c) The Operator shall adjust each monthly billing to reflect advances received from a Joint-Operator hereunder. Costs in excess of the advances requested hereunder shall be billed and paid by the Joint-Operators pursuant to the Accounting Procedure. Amounts advanced by the Joint-Operators in excess of actual costs shall be refunded by the Operator with the related billing for the month in which the advance was paid. Any such excess amounts not refunded shall, at the option of each Joint-Operator, bear interest (payable by the Operator for the account of that Joint-Operator) on the same basis as is provided in paragraph 505(b)(i).

504 FORECAST OF OPERATIONS – The Operator shall, from time to time at the request of a Joint-Operator, provide the Joint-Operators with a written forecast outlining all operations which it proposes to conduct for the joint account during the forecast period (which shall be not less than three (3) months and not more than twelve (12) months), together with the estimated costs thereof. Such forecasts are for informational purposes only and shall not commit the parties to make the expenditures described therein.

505 OPERATOR'S LIEN –

(a) Effective from the date of the Agreement, the Operator shall have a lien and charge, which is first and prior to any other lien, charge, mortgage or other security interest, with respect to the interest of each Joint-Operator in the joint lands, the wells and equipment thereon, the petroleum substances produced therefrom and any production facilities, to secure payment of such Joint-Operator's proportionate share of the costs and expenses incurred by the Operator for the joint account.

(b) If a Joint-Operator fails to pay or advance any of the costs or expenses incurred for the joint account which are to be paid or advanced by it within the time period prescribed by the Accounting Procedure or Clause 502 or 503, as the case may be, the Operator may, without limiting the Operator's other rights as contained in this Operating Procedure or otherwise held at law or in equity:

(i) charge such Joint-Operator compound interest, as computed monthly, with respect to such unpaid amount from the day such payment is due until the day it is paid, at the rate of two percent (2%) per annum higher than the rate designated as the prevailing prime rate for Canadian commercial loans by the principal Canadian chartered bank used by the Operator, regardless of whether the Operator has notified such party in advance of its intention to charge interest with respect to such unpaid amount;

(ii) withhold from such Joint-Operator any further information and privileges with respect to operations conducted hereunder, which information and privileges shall be conveyed or restored, as the case may be, to such Joint-Operator upon such default being fully rectified;

(iii) set-off against the amount unpaid by such defaulting Joint-Operator, any sums due or accruing to such Joint-Operator from the Operator pursuant to this Operating Procedure or any other agreement between the Operator and such Joint-Operator, whether executed before or after the effective date of the Agreement;

(iv) maintain an action or actions for such unpaid amounts and interest thereon on a continuing basis as such amounts are payable, but not paid by such defaulting Joint-Operator, as if the obligation to pay such amounts and the interest thereon were liquidated demands due and payable on the relevant date such amounts were due to be paid, without any right or resort of such Joint-Operator to set-off or counter-claim;

(v) treat the default as an immediate and automatic assignment to the Operator of the proceeds of the sale of such Joint-Operator's share of petroleum substances produced hereunder. Service of a copy of this Operating Procedure upon a purchaser of such petroleum substances from such Joint-Operator, together with written notice from the Operator, shall constitute a written irrevocable direction by the Joint-Operator to any such purchaser to pay to the Operator the proceeds from any such sale up to the amount owed to the Operator by such Joint-Operator hereunder (including any accrued interest with respect thereto), and such purchaser is authorized by such Joint-Operator to rely upon the statement of the Operator as to the amount so owed to it by such Joint-Operator; and

(vi) enforce the lien referred to in Subclause (a) of this Clause by taking possession of or using free of charge all or any part of the interest of the defaulting Joint-Operator in the joint lands, in all or any part of the production therefrom and equipment thereon or in any production facilities and all rights, powers and privileges of such Joint-Operator in connection with such interest until such default is

fully rectified. Notwithstanding the provisions of Clauses 601 and 2401, the Operator may sell and dispose of any interest, production, equipment or production facility of which it has so taken possession, either in whole or in part or in separate parcels, at public auction or by private tender at a time and on whatever terms it shall arrange, having first given at least ten (10) days' prior written notice to such Joint-Operator of the time and place of the sale, provided that the Operator may only sell such interest, production, equipment or production facility to such person or persons for such price and on such conditions as the Operator determines are reasonable, having due regard, inter alia, to the possible recovery of funds for such Joint-Operator in excess of the amount owed by it hereunder. Such sale or other realization shall be without prejudice to the Operator's claim for deficiency and shall be free from any right of redemption on the part of such Joint-Operator (which right is hereby waived and released), and such Joint-Operator also waives all formalities prescribed by custom or by law with respect to such sale or other realization. The proceeds of the sale shall be first applied by the Operator in payment of any amount required to be paid by the defaulting Joint-Operator and not paid by it hereunder (including any accrued interest with respect thereto), and any balance remaining shall be paid to the defaulting Joint Operator after deducting reasonable costs of the sale. Any sale made as aforesaid shall be a perpetual bar both at law and in equity against the defaulting Joint-Operator and its assigns and against all other persons claiming an interest in such property or any portion thereof sold as aforesaid by, from, through or under the defaulting Joint-Operator or its assigns.

However, the Operator may not exercise the rights granted in paragraphs (iii) - (vi) of this Subclause with respect to such default until at least thirty (30) days following the issuance of a notice to such Joint-Operator specifying such default and requiring the same to remedied.

(c) The obligation to pay interest at the rate specified in Subclause (b) with respect to a default is to apply until such default is rectified and shall not merge into a judgement for principal and interest, or either of them. The parties waive the application of any Regulations to the contrary, insofar as such waiver is permitted by the Regulations.

(d) Books and records kept by the Operator for the joint account shall constitute prima facie proof of the existence of any financial default hereunder, subject, however, to the rights of inspection and audit provided for elsewhere in this Operating Procedure.

(e) If the Operator is the party which defaults in paying its share of any cost or expense incurred for the joint account, the other parties may appoint a party as representative ad hoc of those parties, pending the appointment of a new Operator pursuant to Article II. Such party thereupon shall be entitled to exercise any of the rights and remedies otherwise available to the Operator pursuant to this Operating Procedure, mutatis mutandis, in order to rectify such default.

506 REIMBURSEMENT OF OPERATOR – If the Operator has not received full payment of a Joint-Operator's share of the costs and expenses of joint operations within three (3) months following the date the payment was due, each other Joint-Operator, upon being billed therefor by the Operator, shall contribute a fraction of the unpaid amount, excluding interest thereon, which fraction shall have:

(i) as its numerator – the working interest of such Joint-Operator; and

(ii) as its denominator – the aggregate working interests of all parties except the defaulting Joint-Operator.

Thereupon, each such contributor shall be proportionately subrogated to the Operator's rights pursuant to Clause 505 and to the interest thereafter payable thereunder on the unrecovered portion of its contribution.

507 COMMINGLING OF FUNDS – The Operator may commingle with its own funds the moneys which it receives from or for the account of the Joint-Operators pursuant to this Operating Procedure. Notwithstanding that moneys of a Joint-Operator have been commingled with the Operator's funds, the moneys of a Joint-Operator advanced or paid to the Operator, whether for the conduct of operations hereunder or as proceeds from the sale of production under this Operating Procedure, shall be deemed to be trust moneys, and shall be applied only to their intended use and shall in no way be deemed to be funds belonging to the Operator, other than in its capacity as the Joint-Operators' trustee.

ARTICLE VI

OWNERSHIP AND DISPOSITION OF PRODUCTION

601 EACH PARTY TO OWN AND TAKE ITS SHARE – Each party shall own its proportionate share of the petroleum substances produced from wells operated for the joint account. The Operator shall measure and deliver into the possession of each party, as and when produced at the first point of measurement, the proportionate share of petroleum substances owned by that party, exclusive of production which has been unavoidably lost and production which may be used by the Operator in producing operations respecting the joint lands. Each party shall, at its own expense, have the right to take in kind and separately dispose of its proportionate share of such production. Each Joint-Operator shall provide the Operator with such information respecting such Joint-Operator's arrangements for the disposition of its share of production as the Operator may reasonably require to fulfil its obligations hereunder.

602 PARTIES NOT TAKING IN KIND –

(a) Notwithstanding Clause 601, to the extent that a Joint-Operator does not take in kind and separately dispose of its share of production hereunder or advises the Operator that it will not be fulfilling that obligation, the Operator shall have the authority, but not the obligation, to dispose of such portion of the non-taking party's share of production, as the agent of the non-taking party, pursuant to any of the following options:

(i) the Operator may sell such production at the same price which the Operator receives from a third party under an arm's length sale contract for its own share of production, and account to the non-taking party for the proceeds of the sale applicable to the production sold on its behalf, less all direct processing and transportation expenses pertaining thereto and the applicable marketing fee prescribed by Clause 604; or

(ii) the Operator may sell such production at a market price to a third party in an arm's length transaction, and account to the non-taking party for the proceeds of the sale, less all direct processing and transportation expenses pertaining to such production and the applicable marketing fee prescribed by Clause 604; or

(iii) the Operator may purchase such production for the Operator's own account (or the account of an Affiliate) at a market price.

Insofar as the Operator disposes of all or a portion of a non-taking party's share of production pursuant to this Subclause, the Operator shall advise that party of the option pursuant to which the Operator disposed of that party's production within one (1) month of the commencement of that disposition.

(b) The Operator may not purchase production pursuant to paragraph (a)(iii) of this Clause under any arrangement which has a term exceeding one (1) month, unless such arrangement is terminable at any time on not greater than one (1) month's notice by the non-taking party to the Operator without an early termination penalty or other cost. If, pursuant to paragraph (a)(i) or (ii) of this Clause, the Operator proposes to enter into a sales contract which either has a term greater than one (1) month or is not so terminable at any time on notice of one (1) month or less, the following shall apply:

(i) the Operator shall notify the non-taking party of such intention and provide it with a summary of the terms of the proposed contract in sufficient detail to enable the non-taking party to determine whether it wishes that portion of its share of production not being taken in kind and separately disposed of by it sold pursuant to the proposed contract;

(ii) the non-taking party shall notify the Operator within ten (10) days of the receipt of the Operator's notice whether it consents to having such production sold under such contract, provided that failure of the non-taking party to notify the Operator of its position within such period shall be deemed to be the consent of the non-taking party to the sale of such production pursuant to such contract;

(iii) if the non-taking party consents to having such production sold under such contract pursuant to the preceding paragraph, the Operator shall sell such production under such contract. If the non-taking party does not consent to having such production sold pursuant to such contract pursuant to the preceding paragraph, the non-taking party shall state in its notice whether it intends to commence taking such production in kind and separately disposing of the same, and, if so, it shall promptly supply the Operator with the information required by it pursuant to Clause 601; and

(iv) If the non-taking party does not consent to having such production sold under such contract pursuant to this Subclause and does not proceed to take such production in kind and separately dispose of the same, the Operator may dispose of such production pursuant to Subclause (a) of this Clause.

No contract described in this Subclause, however, shall have a term exceeding one (1) year without the consent of the non-taking party, unless that contract may be terminated by the Operator at any time on not greater than one (1) year's notice to the applicable purchaser.

(c) If a non-taking party proposes to commence to exercise its right to take in kind and separately dispose of its share of production hereunder, it shall give notice of such intention to the Operator and shall promptly supply the Operator with the information required by it pursuant to Clause 601. Such notice shall be effective either at the end of the term of any sale agreement pursuant to which such production is being sold by the Operator or at the date such agreement is terminated, if terminable by the Operator at an earlier date. However, such notice shall not be effective with respect to an agreement which is terminable by the Operator, unless the Operator has received such notice at least fifteen (15) days prior to any specified date upon which the Operator is required to serve notice to the applicable purchaser to terminate such agreement.

603 OPERATOR NOT TAKING IN KIND – To the extent that the Operator either is the party who does not take in kind and separately dispose of its proportionate share of production or the Operator does not intend to dispose of production not being taken in kind by another Joint-Operator pursuant to Clause 602, the Operator shall advise the other Joint-Operators, in a timely manner, of the information required by them to exercise their rights pursuant to this Clause 603. In such event, the Joint-Operators, or any one or more of them, shall have the same rights and obligations, mutatis mutandis, with respect to such share of production as the Operator has with respect to a Joint-Operator's share of production under Clause 602. Insofar as the provisions of this Clause are applicable and the Operator requires instructions respecting production and marketing to give effect to this Clause and, if applicable, Clause 602, the Operator shall follow the instructions which are given by the parties marketing production on behalf of the Operator and, if applicable, any other party hereunder. Two or more Joint-Operators exercising their rights under this Clause shall do so in proportion to their working interests, and shall attempt to coordinate their plans for the disposition of such production in such a manner that the instructions to be provided to the Operator with respect to such production shall be consistent. For so long as the Operator continues to be a non-taking party, it shall advise the other parties periodically when and how it proposes to take in kind and separately dispose of its share of production pursuant to Clause 601. If the Operator commences to take its share of production in kind and separately dispose of the same, the Operator thereupon shall have the right to sell a non-taking party's share of production pursuant to Clause 601 following the termination of any contract entered into on behalf of such non-taking party in accordance with Clauses 602 and 603.

604 MARKETING FEE – To the extent that a party fails to take in kind and dispose of all or a portion of its share of production and such production is disposed of either by the Operator pursuant to paragraph 602(a)(i) or (ii) or by another Joint-Operator pursuant to Clause 603, other than by way of a transaction described in paragraph 602(a)(iii), the party so marketing such production shall be entitled to charge the non-taking party the marketing fee in ALTERNATE ___ below (Specify A or B), namely:

ALTERNATE - A:

The party so marketing such production on behalf of a non-taking party may charge that party a marketing fee equal to 2.5% of the sale price of such production, calculated at the wellhead.

\- OR -

ALTERNATE - B:

The party so marketing such production on behalf of a non-taking party may charge that party a marketing fee which is either a percentage of the sale price of such production, calculated at the wellhead, or a specified fee, being (specify one option for each item):

(a) in the case of petroleum, ________% or $ ________/m^3;

(b) in the case of natural gas, ________% or $ ________/10^3m^3;

(c) in the case of natural gas liquids and substances other than petroleum and natural gas (but not including sulphur), ________% or $ ________/m^3; and

(d) in the case of sulphur, ________% or $ ________/t.

605 PAYMENT OF LESSOR'S ROYALTY – Each party shall pay or cause to be paid the Lessor's royalty and all other payments required pursuant to the title documents which are attributable to its proportionate share of the production of petroleum substances hereunder. However, the party disposing of a non-taking party's share of production pursuant to Clause 602 or 603 may pay the royalty attributable to that share of petroleum substances directly to the Lessor on behalf of the non-taking party, in which case the amount so paid shall be deducted from amounts owing to the non-taking party pursuant to Clause 606.

606 DISTRIBUTION OF PROCEEDS – Subject to the foregoing provisions of this Article, a party that disposes of another party's share of production pursuant to Clause 602 or 603 shall forthwith pay the proceeds of such sale, less all direct processing and transportation expenses pertaining to such production (if known at such time) and any applicable marketing fee prescribed by Clause 604, to the party on whose behalf such production was sold, and shall include with such payment a statement showing the manner in which the amount was calculated. If the disposing party does not pay such amount within ten (10) days following its receipt or, if not previously deducted from the proceeds of such sale hereunder, the non-taking party does not pay the direct processing and transportation expenses applicable to such production within thirty (30) days of being invoiced therefor by the disposing party, the provisions of Subclause 505(b) shall apply, mutatis mutandis, between the non-taking party and the disposing party with respect to such outstanding amounts. Proceeds of sale of a party's share of production pursuant to Clause 602 or 603 and the applicable marketing fee prescribed by Clause 604 shall be determined by reference to the volume of production taken by each party in a month.

607 AUDIT BY NON-TAKING PARTY – To the extent only that a party sells all or a portion of the share of production of a party which does not take in kind and separately dispose of the same hereunder, the audit provisions of the Accounting Procedure shall apply, mutatis mutandis, with respect to such sale between the party who sold such production and the party on whose behalf such production was sold, provided that the party who sold such production shall not be required to provide the auditors with access to any contract described in paragraph 602(a)(i).

608 DISPOSING PARTY TO BE INDEMNIFIED – In the event a party does not take in kind and separately dispose of its share of production and another party disposes of such production on behalf of the non-taking party pursuant to this Article, the non-taking party shall indemnify the disposing party with respect to any injury, loss or damage which the disposing party may suffer with respect to such sale by virtue of defects in the non-taking party's title to such production.

ARTICLE VII

OPERATOR'S DUTIES RE CONDUCTING JOINT OPERATIONS

701 PRE-COMMENCEMENT REQUIREMENTS – If the Operator proposes to conduct a joint operation, the following conditions shall apply:

(a) The Operator shall submit an Authority for Expenditure for such operation to each Joint-Operator for its approval, if required by Clause 301. Such Authority for Expenditure shall be void unless it has been approved by all of the Joint-Operators within forty-five (45) days of being submitted to them by the Operator. The Operator shall promptly advise the Joint-Operators whether such Authority for Expenditure has been approved by all of the Joint-Operators.

(b) An Authority for Expenditure which was approved by the parties shall be void if the operation to which it relates is not commenced within the later of one hundred and twenty (120) days following the date the Authority for Expenditure was submitted to the other parties by the Operator or forty-five (45) days following the anticipated date of commencement specified therein with respect to such operation, as the case may be, provided that in no event shall such operation be commenced later than one hundred and eighty (180) days following the submission of such Authority for Expenditure to the parties by the Operator.

(c) Submission or approval of an Authority for Expenditure shall not preclude any party from giving an operation notice under Clause 1002 with respect to the operation proposed in the AFE. However, approval of the Authority for Expenditure by all parties before expiration of the response period provided in Clause 1002 with respect to that operation notice shall nullify such operation notice.

(d) If the operation is the drilling of a well for the joint account, the Operator shall submit to each Joint-Operator at least forty-eight (48) hours prior to the commencement of the well:

(i) written notice of intention to spud such well;

(ii) a copy of the plan of each well location survey, the application for the well licence and, when available, a copy of the well licence; and

(iii) a copy of the proposed program of drilling, coring, logging, testing and casing the well, and, subject to Article IX, a Joint-Operator shall be deemed to have approved the program, unless it notifies the Operator to the contrary within seven (7) days of receipt of such program.

702 DRILLING INFORMATION AND PRIVILEGES OF JOINT-OPERATORS – During the drilling of a well for the joint account, the Operator shall provide to each Joint-Operator:

(a) immediate notice of the spud date of the well;

(b) the surface elevation of the well;

(c) daily drilling and geological reports;

(d) access to the Operator's set of samples of the cuttings of formations penetrated and a complete sample description, or, if specifically requested by a Joint-Operator, a complete set of samples of the cuttings of the formations penetrated for its own retention;

(e) access to all cores taken and copies of any core analysis conducted for the joint account;

(f) immediate advice of any porous zones with showings of petroleum substances encountered and the proposed tests, if any, to be run on those porous zones;

(g) a reasonable opportunity for each Joint-Operator to have a representative present to witness and observe any tests conducted pursuant to Subclause (f) of this Clause;

(h) access to each well, including derrick floor privileges as set forth in Clause 307; and

(i) estimates of current and cumulative costs incurred for the joint account.

703 LOGGING AND TESTING INFORMATION TO JOINT-OPERATORS – Upon a well being drilled for the joint account reaching total depth (or during the drilling of the well, if any such operations are to be conducted prior to the well reaching its projected total depth), the Operator shall:

(a) test it in accordance with the approved program;

(b) make such further tests as are warranted in the circumstances, of any porous zones with showings of petroleum substances encountered or indicated by any survey and provide each Joint-Operator with a reasonable opportunity to have a representative present to witness and observe any such tests;

(c) take representative mud samples and drillstem test fluid samples in order to obtain accurate resistivity, mud filtrate and formation water readings and supply each Joint-Operator with the information pertaining thereto in a timely manner;

(d) supply each Joint-Operator, in a timely manner, with copies of the drillstem test and service report on each drillstem test run, including copies of pressure charts; and

(e) run all log surveys agreed upon among the Joint-Operators, supply each Joint-Operator, in a timely manner, with copies of each log so run and provide each Joint-Operator with a reasonable opportunity to have a representative present to witness and observe any such surveys.

704 WELL COMPLETION AND PRODUCTION INFORMATION TO JOINT-OPERATORS – During any completion operation conducted for the joint account, the Operator shall:

(a) complete the well in accordance with the approved program and supply each Joint-Operator with current reports on all completion activities which, without restricting the generality of the foregoing, shall include:

(i) a summary of the casing program;

(ii) the location and density of perforations;

(iii) details of formation treatment and stimulation;

(iv) results of back pressure tests;

(v) daily completion reports; and

(vi) estimates of current and cumulative costs incurred for the joint account; and

(b) promptly provide each Joint-Operator with all relevant information pertaining to any formation tests and production tests conducted on the well and daily advice as to the nature, rate and amount of petroleum substances and other fluids produced from the well.

705 WELL INFORMATION SUBSEQUENT TO COMPLETION – Subsequent to the completion of any well completed for the joint account, the Operator shall supply to each Joint-Operator:

(a) copies of any directional, temperature, caliper or other well surveys conducted for the joint account;

(b) copies of any petroleum, natural gas, water or other substance analyses made with respect to the well, provided that if the Operator does not make analyses of water and petroleum substances, representative samples of water and petroleum substances (other than natural gas) recovered from each test shall be supplied;

(c) a complete summary of the drilling and completion of the well;

(d) written notice of the commencement of production of any of the petroleum substances from the well; and

(e) initial production rates and the nature, kind, and quality of petroleum substances and any other substances produced from the well.

706 DATA SUPPLIED IN ACCORDANCE WITH ESTABLISHED STANDARDS – The Operator shall supply all data to be provided to the Joint-Operators hereunder in accordance with established industry standards.

707 ADDITIONAL TESTING BY LESS THAN ALL JOINT-OPERATORS – After giving written notice to each of the other Joint-Operators of its intention to do so, any Joint-Operator may, at its sole risk and expense (including rig costs), conduct such other or additional tests of its choosing in a well to which it is entitled to have access hereunder, unless the Operator advises such Joint-Operator that, in the Operator's opinion, the hole is not in satisfactory condition for that purpose. Subject always to Article IX and Clauses 1017 and 1801, the Joint-Operator so conducting any such tests shall retain all rights thereto and shall not be required to make the results thereof available to any other Joint-Operator pursuant to this Operating Procedure.

708 APPLICATION OF ARTICLE VII WHEN OPERATION CONDUCTED BY LESS THAN ALL PARTIES – If an operation hereunder is not conducted for the joint account, the provisions of this Article VII shall apply, mutatis mutandis, among those parties participating therein.

ARTICLE VIII

ENCUMBRANCES

801 RESPONSIBILITY FOR ADDITIONAL ENCUMBRANCES – If the working interest of a party is or becomes encumbered by any royalty, overriding royalty, production payment or other charge of a similar nature, other than the royalties payable to the grantor of the title documents and any charge to be borne for the joint account pursuant to either the Agreement or the agreement of the parties, such party shall be solely responsible for such additional encumbrance. In the event of any surrender, forfeiture or production penalty provided for in this Operating Procedure, such surrendered, forfeited or affected interest shall be freed of any such additional encumbrance caused, suffered or created by or through such party (or its predecessor in interest) at the sole cost and expense of such party, and such party shall indemnify the other parties for any losses they may suffer as a result of the failure of such party to fulfill the obligation to remove such additional encumbrance.

802 EXCEPTION TO CLAUSE 801 – Notwithstanding the preceding Clause (but subject to the provisions of the Agreement), the obligation to remove an additional encumbrance and to indemnify the other parties with respect thereto shall not apply, insofar as such additional encumbrance is created pursuant to the provisions of the Agreement or is specifically acknowledged therein to be a charge applicable to a party's working interest which shall continue to apply to such working interest following the application of the surrender, forfeiture or production penalty provisions hereof to such working interest.

ARTICLE IX

CASING POINT ELECTION

901 AGREEMENT TO DRILL NOT AUTHORITY TO COMPLETE – Agreement by the parties to drill or deepen a well for the joint account shall not be deemed to include agreement by any Joint-Operator to participate in the setting of production casing, the attempted completion of the well or any completion program set forth in the Authority for Expenditure submitted pursuant to Subclause 701(a).

902 ELECTION BY JOINT-OPERATORS RE CASING AND COMPLETION –

(a) The Operator shall immediately notify the Joint-Operators when a well being drilled for the joint account has been drilled to the authorized total depth and the logs and tests conducted pursuant to Article VII have been run. The Operator shall also notify the Joint-Operators at such time of the Operator's proposed program for completing the well and forthwith provide an AFE therefor.

(b) Subject to Subclause 1002(c), each Joint-Operator shall have a period of twenty-four (24) hours after both the logs and results of the tests in which it participated and the Operator's proposed completion program respecting the well have been made available to it, to inform the Operator whether it wishes to participate in the setting of production casing and a completion attempt. Failure to reply to the notice from the Operator within such period shall be deemed to be an election by a party to participate in such completion attempt. If a party which elects to participate in the completion attempt fails to object to the Operator's proposed completion program by notice to the Joint-Operators within such period, that party shall be deemed to concur with that program. If the Operator proposes to alter the proposed completion program materially as a result of a party's objection to the Operator's proposed program, the Operator shall immediately notify all parties, and each party shall have the right for twelve (12) hours following the receipt of such notice to re-elect to participate in such completion attempt. Notwithstanding the foregoing portion of this Subclause, if Alternate 903A applies and a party's objection to the Operator's proposed completion program is that such party wishes to limit its participation in such operation to the setting of production casing and the suspension of the well, that party may so limit its participation in such operation. In such event, the cost recovery prescribed by Alternate 903A with respect to such party's limited participation shall apply only to that portion of the costs of such completion attempt not assumed by such party, if one or more of the other parties proceed to conduct such completion attempt at such time.

(c) If one or more Joint-Operators elect to participate in the completion attempt, the participating parties shall proceed to run production casing and attempt to complete the well for the taking of petroleum substances. If none of the Joint-Operators elect to participate in the completion attempt, the Operator shall abandon the well.

(d) Notwithstanding the foregoing Subclauses of this Clause and Clause 903, in the event the Operator's proposed program pursuant to this Clause is the setting of production casing in the well and the suspension of the well, so that the well may be re-entered at some unspecified later date for the conduct of an unspecified completion program, the approval of a Joint-Operator to participate in such program shall not constitute the approval of that Joint-Operator to participate in the attempted completion of such well at such time as it may be conducted, and Clause 1008 shall apply to such subsequent re-entry and completion attempt.

903 LESS THAN ALL PARTIES PARTICIPATE – If one or more, but not all, of the parties elect to set production casing and attempt to complete the well and the well is completed for the taking of petroleum substances in paying quantities, ALTERNATE _____ below (Specify A or B) shall apply, namely:

ALTERNATE - A:

The setting of production casing and the completion attempt shall be considered an independent operation under the provisions of Article X (including the provisions of Clause 1009 if the well is abandoned before the penalty in Clause 1007 is recovered), as if the independent operation were with respect to a development well or an exploratory well, as the case may be, provided that the drilling costs of the well shall not be considered when calculating the amount recoverable pursuant to paragraph 1007(a)(iv).

- OR -

ALTERNATE - B:

Each party not participating in the setting of production casing and the completion attempt shall assign to the parties that paid such non-participating party's share of such costs, all of the assignor's interest in the spacing unit of the well, insofar only as it relates to the zone in which the well is so completed, subject to Clause 1015. The assignees shall forthwith pay to the assignors the latter's share of the estimated salvage value of the material and equipment placed in or on the well prior to commencement of the completion attempt.

904 ABANDONMENT OF WELL -- If one or more, but not all, of the parties elect to set production casing and attempt to complete the well pursuant to Clause 903 and the participating parties in such completion attempt then propose to abandon the well within six (6) months of the expiry of the twenty-four (24) hour period provided in Clause 902, they shall so notify the non-participating parties. Such abandonment shall be for the joint account, except that:

(a) the participating parties in the completion attempt shall bear all extra costs of the abandonment incurred by reason of the completion attempt; and

(b) income received by the participating parties from the sale of petroleum substances produced from the well within such six (6) month period and any amounts received from the sale of salvable material and equipment shall firstly be applied to abate costs incurred by those parties in the completion attempt, and the excess, if any, shall be a credit for the joint account.

If the well is not abandoned within such six (6) month period, the participating parties in the setting of production casing and, if applicable, the completion attempt shall be solely responsible for the costs of abandoning the well, subject, if applicable, to the reacquisition of participation in the well by a non-participating party pursuant to Clause 1007 or 1008, as the case may be.

905 PROVISIONS OF ARTICLE X TO APPLY -- The provisions of Article X shall apply, mutatis mutandis, to operations conducted pursuant to this Article by one or more, but not all, of the parties, except to the extent that those provisions would conflict with those contained in this Article IX.

ARTICLE X

INDEPENDENT OPERATIONS

1001 DEFINITIONS -- In this Article, the following words and phrases shall have the following respective meanings, namely:

(a) "independent operation" means an operation to be conducted hereunder by less than all of the parties.

(b) "non-participating party" means a party which does not participate in an independent operation.

(c) "operation notice" means a notice of intention to conduct an independent operation.

(d) "participating party" means a party which participates in an independent operation.

(e) "proposing party" means the party or parties which issue an operation notice.

(f) "receiving party" means a party which receives an operation notice.

1002 PROPOSAL OF INDEPENDENT OPERATION --

(a) The parties normally shall consult with respect to decisions to be made for the exploration, development and operation of the joint lands. Whether or not such consultation has occurred or has been requested, a party may at any time become a proposing party and give to the other parties an operation notice for an operation on or with respect to the joint lands or the construction or installation of a production facility, including therein or therewith:

(i) the nature of the operation;

(ii) the proposed location of the operation;

(iii) the anticipated time of commencement and estimated duration of the operation;

(iv) the classification, if applicable, of the operation as a development well or exploratory well and the application of Clause 1010 thereto, if any; and

(v) an Authority for Expenditure, provided that an Authority for Expenditure otherwise submitted hereunder shall not in itself be construed as an operation notice unless it is specifically part of an operation notice served pursuant to this Article X.

(b) A receiving party shall be deemed to have elected not to participate in the operation proposed in an operation notice unless, within thirty (30) days after receipt of such operation notice, that receiving party has given notice to the proposing party that it elects to participate in the operation. However, if the operation notice states that the operation is to be conducted for the purpose of evaluating lands specified therein which either have been offered for public tender by a governmental authority or which it is known will be so offered within sixty (60) days after receipt of the operation notice, such thirty (30) day period shall be reduced to fifteen (15) days, provided that no operation shall be considered as being conducted for such evaluation if none of the lands proposed to be evaluated are within 1.6 kilometres of the location of the proposed well. Notwithstanding the foregoing portion of this Subclause, if the operation notice pertains to a proposed deepening, plugging back, whipstocking, re-entry and completion of a suspended well, recompletion or reworking pursuant to Clause 1006, the drilling or service rig to be used in such operation is then at the location thereof and the operation notice states that such rig is so located, such thirty (30) or fifteen (15) day response period shall be reduced to forty-eight (48) hours, during which period all incremental expenses accruing as a consequence of the issuance of such operation notice, including, without restricting the generality of the foregoing, standby time, shall be for the account of the proposing party and, if conducted, the other participating parties.

(c) The participating parties shall have the right to participate in the independent operation in the proportions that their respective working interests bear one to the other, and a participating party which does not elect to limit its participation in such operation shall be deemed to have elected to participate to the extent of its working interest, increased by its proportionate share of the unassumed percentage of participation respecting such operation. A proposing party, in the operation notice, and a receiving party, in its response thereto, may elect to participate in the independent operation only to the extent of its working interest or only to the extent of its working interest increased by its proportionate share of the unassumed percentage of participation respecting such operation, with a limitation as to the maximum amount of such increased participation such party is prepared to accept. If there remains an unassumed percentage of participation respecting such operation following those elections, the proposing party shall be deemed to have withdrawn the operation notice, unless the participating parties otherwise agree to assume such unassumed percentage of participation within five (5) days of the completion of such process if the response period applicable to the operation notice is greater than forty-eight (48) hours and within twelve (12) hours of the completion of such process if the response period applicable to the operation notice is forty-eight (48) hours or less.

(d) Once the applicable response period prescribed by Subclause (b) above has expired or upon receipt of the responses of all of the receiving parties to the operation notice, whichever first occurs, the proposing party shall forthwith give notice to the parties specifying how the costs, risks and benefits of the operation will be shared hereunder.

(e) A party may become a proposing party with respect to more than one operation at any given time, and may serve as many operation notices as it so wishes and proceed to conduct operations pursuant thereto. However, no single operation notice shall relate to more than one well, and the receiving parties shall not be required to respond to an operation notice pertaining to a well unless and until each operation notice previously served by that proposing party respecting a well located within 3.2 kilometres of the proposed well has expired, been withdrawn or the operation proposed thereunder has been completed and the information therefrom has been provided to the receiving parties, to the extent required by Clauses 1018 and 1019. If a party serves more than one (1) operation notice at one time, it shall, subject to the foregoing provisions of this Subclause, state the order in which the operation notices are deemed to be received by the receiving parties, provided that if it fails to specify the order, the operation notices shall be deemed to be received in accordance with Clause 2201.

1003 TIME FOR COMMENCING THE OPERATION – The proposing party may begin the operation without waiting for the applicable response period prescribed by Clause 1002 to lapse, provided that the proposing party shall not be obligated to supply any information with respect thereto to a receiving party until such time as it elects to participate in such operation. However, the proposing party shall not commence the operation more than ninety (90) days after the operation notice is deemed to be received by the receiving parties, unless the operation is the construction or installation of a production facility, in which case the operation shall not be commenced more than one hundred and fifty (150) days following such receipt. In the event the operation is not commenced within the applicable period, such operation notice thereupon shall be void, unless and to the extent that the receiving parties consent to the delay of the commencement of the operation. If the operation notice lapses in such manner, the proposing party may serve a new operation notice for the operation within or after the expiration of such period.

1004 OPERATOR FOR INDEPENDENT OPERATIONS – Notwithstanding anything to the contrary contained in this Operating Procedure, the proposing party shall be the Operator with respect to any operation proposed as an independent operation, unless the parties otherwise agree or the proposing party would be disqualified from serving as Operator pursuant to Subclause 202(a). If the Operator is a participating party, but not the proposing party, with respect to a well proposed as an independent operation, the Operator shall succeed the proposing party as Operator with respect to such operation at the completion of such operation or, if agreed by the proposing party and the Operator, at the completion of a particular phase of the operation.

1005 SEPARATE ELECTION WHERE WELL STATUS DIVIDED –

(a) If the proposed independent operation is the drilling of a well which would be in part a development well and in part an exploratory well, the proposing party shall identify the respective portions of the well in the operation notice. The proposing party shall also estimate the costs separately for each portion of the well in the operation notice. For the purposes of such allocation of costs, the costs of the development well shall only be those costs which would be anticipated to be incurred if the well were being drilled and, if applicable, completed as a development well only, and all additional costs anticipated to be incurred as a consequence of the well also being drilled as an exploratory well (including, without restricting the generality of the foregoing, the utilization of any special equipment or casing to enable the well to be drilled to such depth) shall be allocated to that portion of the well which will be an exploratory well.

(b) Each receiving party electing to participate in a well described in the preceding Subclause shall elect to participate to the extent only that it is a development well or to the extent that it is both a development well and an exploratory well. However, a party which elects to participate in such well without specifying the extent of its participation shall be deemed to have elected to participate in the entire well.

(c) If the participation in the well varies between the well as a development well and the well as an exploratory well, the following shall apply:

(i) If the well is capable of producing petroleum substances in paying quantities from at least one (1) zone in each of the development well and the exploratory well portions of the well and such petroleum substances can be produced simultaneously from all such zones through the well, the Operator for the participating parties in the deepest producing zone shall operate the well. It shall apportion the operating costs of the well to each zone on an equitable basis, and deliver to the Operator for the participating parties in each productive zone the total share of production from such zone. Each such Operator shall account for such production to the respective participating parties in accordance with Clause 1007, as if a separate operation had been conducted with respect to each producing zone.

(ii) Notwithstanding anything to the contrary contained in paragraph (i) of this Subclause, if the well is capable of producing petroleum substances in paying quantities from at least one (1) zone in each of the development well and the exploratory well portions of the well, but such petroleum substances cannot be produced simultaneously from all such zones through the well, the participating parties in the exploratory well portion of the well shall have the pre-emptive right to complete the exploratory well portion of the well. However, if those participating parties exercise such pre-emptive right, they shall promptly reimburse the participating parties in the development well portion of the well all costs incurred by them in drilling and, if applicable, completing the well as a development well. Thereafter, the well shall be deemed to be a single operation, ab initio, involving the drilling of an exploratory well only and conducted by the participating parties in the exploratory well portion of the well pursuant to this Article X. However, for the purposes of the application of Clause 1007 between the participating parties in the exploratory well portion of the well and the participating parties in the development well portion of the well, the costs so reimbursed to the latter shall be deemed to be operating costs and included as a charge under paragraph 1007(a)(ii), and the amount prescribed by paragraph 1007(a)(iv) with respect to those parties shall exclude the costs of drilling and, if applicable, completing the well as a development well.

1006 ABANDONMENT OF INDEPENDENT WELL – If an independent operation is the drilling of a well and the well is not capable of production of petroleum substances in paying quantities, the participating parties shall abandon the well in a timely manner.

1007 PENALTY WHERE INDEPENDENT WELL RESULTS IN PRODUCTION – If an independent operation proposed in an operation notice is the drilling of a well, the following shall apply with respect thereto:

(a) If such well is completed for the production of petroleum substances from one or more zones, the

participating parties shall be entitled to retain possession of the well and all production from such zones through the well until the gross proceeds (calculated at the wellhead) from the sale of such production equals the aggregate of:

(i) one hundred percent (100%) of the Lessor's royalty and any overriding royalties or other encumbrances thereon which otherwise would have been borne for the joint account which are paid with respect to such production, subject to Subclause 1007(b);

(ii) one hundred percent (100%) of the operating costs applicable to the well;

(iii) two hundred percent (200%) of the equipping costs of the well; and

(iv) a multiple of the drilling costs and completion costs of the well as a development well or an exploratory well, as the case may be, being _____% with respect to a development well and _____% with respect to an exploratory well, provided that if such well was in part a development well and in part an exploratory well and such well was completed for production only as an exploratory well, all of the drilling costs and completion costs of such well shall be deemed to have been incurred solely with respect to an exploratory well, except that, subject to paragraph 1005(c)(ii), the costs of drilling and, if applicable, attempting to complete the well as a development well shall be excluded for the purposes only of determining the amount prescribed by this paragraph with respect to a party which was only a participating party with respect to the development well portion of the well.

The Operator for the participating parties shall notify the non-participating parties upon recovery of the proceeds prescribed by paragraphs (i) to (iv) of this Subclause not later than thirty (30) days following such recovery. Subject to Subclause 1021(b), each non-participating party shall have thirty (30) days following receipt of such notice within which to elect to accept or refuse participation in the well, the applicable zones and the production therefrom, provided that failure of a non-participating party to make an election within such period shall be deemed to be an election to accept such participation to the extent of its working interest in the spacing unit of the well. Subject to Clause 1015, if a non-participating party refuses participation as above provided, it shall be deemed to have forfeited its right of participation in and to the well and to the spacing unit of the well, insofar only as it relates to the applicable zones and the production therefrom, to the participating parties therein. If a non-participating party elects to accept participation in the well, the applicable zones and the production therefrom as above provided, its participation shall be equal to its working interest, and shall be effective as of the time when the gross proceeds of production from the well equalled the aggregate of the amounts prescribed by paragraphs (i), (ii), (iii) and (iv) of this Subclause, whereupon the accounts of the parties shall be adjusted accordingly. Thereafter, the well shall be held for the account of the parties then participating therein, and shall be operated by the Operator if it is one of the parties so participating, or an Operator appointed pursuant to Clause 1004 if the Operator has elected to forfeit its interest in the well.

(b) Notwithstanding the preceding Subclause, in the event the working interest of one or more of the parties is encumbered by an encumbrance not borne for the joint account which falls within the exception in Clause 802, the following shall apply to such additional encumbrance for the purposes of the calculation in Paragraph 1007(a)(i):

(i) if a participating party's working interest is encumbered by such an additional encumbrance, amounts paid by that participating party with respect to the application of such additional encumbrance to the production from the relevant well shall not be included in paragraph 1007(a)(i), subject to paragraph (ii) of this Subclause; and

(ii) if a non-participating party's working interest is encumbered by such an additional encumbrance, the participating parties shall make the required payments with respect to the application of such additional encumbrance to the production from the relevant well. As between only that non-participating party and those participating parties receiving the assignment of the production attributable to that non-participating party's working interest pursuant to this Clause, one hundred and fifty percent (150%) of the amounts so paid on behalf of that non-participating party shall be included in paragraph (a)(i).

(c) Throughout the period that the participating parties are retaining production from a well pursuant to Subclause (a) of this Clause, the proceeds from such production shall be applied on a current basis and in order, to paragraphs (i), (ii), (iii) and (iv) of that Subclause.

(d) If any cash contributions are received by the participating parties pursuant to Clause 1802 with respect to the release of information respecting a well drilled as an independent operation, the contribution shall be credited to paragraph (a)(iv) of this Clause to reduce the cost thereof for the calculation of the penalty relating thereto.

(e) Notwithstanding anything to the contrary contained in this Article, no cash payments, incentives, grants, credits, waivers, exemptions, abatements or other benefits received by (or available to) the participating parties pursuant to the Regulations with respect to an independent operation shall be taken into account when calculating any of the items set forth in paragraphs (a)(i) to (iv) inclusive of this Clause, provided that this Subclause shall not entitle the participating parties to include in the amounts to be recovered under paragraph 1007(a)(i) any amount which is not paid by the participating parties.

1008 INDEPENDENT DEEPENING, PLUGGING BACK, WHIPSTOCKING, RE-ENTRY AND COMPLETION, RECOMPLETION, REWORKING OR EQUIPPING –

(a) No operation notice for a deepening, plugging back, whipstocking, recompletion or reworking operation may be given with respect to a well producing or capable of producing petroleum substances in paying quantities. No operation notice may be given for a deepening of a well below its authorized total depth if one or more parties propose to attempt to complete the well at or above that depth pursuant to Article IX, unless and until either those parties no longer propose to attempt such completion or such completion has been conducted without resulting in the production of petroleum substances in paying quantities.

(b) A non-participating party with respect to a well may not propose any operation in the well unless and until (and only to the extent that) it has regained the right to share in production from the well.

(c) If an independent operation is a deepening, plugging back, whipstocking, re-entry and completion of a suspended well, recompletion, reworking or equipping operation which results in the production of petroleum substances in paying quantities from one or more zones, the provisions of Subclauses 1007 (a), (b), (c), (d) and (e) shall apply, mutatis mutandis, to such formations, the production therefrom, the operation and the recovery of costs of the operation (including the penalty provided therein), to the extent that such operation and production relates to the well as a development well or an exploratory well, as the case may be.

(d) If an independent operation is a deepening, plugging back, whipstocking, re-entry and completion of a suspended well, recompletion, reworking or equipping operation and within six (6) months of receipt of the operation notice by the receiving parties, the participating parties elect to terminate the operation or propose to abandon the well, they shall so notify the non-participating parties. Effective as of the date of issuance of that notice, the participating parties shall be deemed to have returned the well and the zones to the parties that held participating interests therein at the time such operation was proposed, and all further operations with respect thereto, including abandonment, shall, subject to Clause 904, be deemed to be proposed for the account of the parties then holding participating interests therein, except that:

(i) the salvable materials and equipment placed in and on the well by the participating parties shall be salvaged by and for the account of the participating parties; and

(ii) the participating parties shall bear all extra costs of abandonment incurred by reason of the operation.

If the participating parties do not propose termination of the operation or abandonment of the well within such six (6) month period, they shall forthwith thereafter pay to each non-participating party, its proportionate share of the net salvage value of the materials and equipment located in and on the well at the time the operation notice was received by the non-participating parties. The amounts so paid to those non-participating parties shall be deemed to be operating costs and included as a charge under paragraph 1007(a)(ii). Thereafter, a non-participating party shall have no legal responsibility with respect to the well, including the abandonment thereof, unless and until (and only to the extent that) it has resumed participation in the well and the production therefrom.

1009 WHERE WELL ABANDONED BEFORE PENALTY RECOVERED –

(a) If an independent operation is the drilling of a well and the well is to be abandoned before the gross proceeds of production therefrom equal the aggregate of the amounts prescribed by paragraphs 1007(a)(i) to (iv) inclusive, the participating parties shall abandon the well, record as a credit to the well the net salvage value of the materials and equipment recoverable from the well, as if such amount were proceeds from production, and report that credit in the monthly statement provided for in Clause 1013. If the gross proceeds from production from the well then exceed the aggregate of paragraphs 1007(a)(i) to (iv) inclusive, the excess amount shall be a credit for the joint account.

(b) Subject to Subclause (d) of Clause 1008, if an independent operation is the deepening, plugging back, whipstocking, re-entry and completion, recompletion, reworking or equipping of a well pursuant to Clause 1008 and the well is to be abandoned before the gross proceeds of production received therefrom by the participating parties after commencement of the operation equal the aggregate of the costs and penalties to be recovered by the participating parties pursuant to Subclause 1008(c), the participating parties shall abandon the well, record as a credit

to the well the net salvage value of the materials and equipment recoverable from the well, as if such amount were proceeds from production, and report that credit in the monthly statement provided for in Clause 1013. If the gross proceeds of production from the well then exceed the aggregate of the amounts chargeable to the well pursuant to Clause 1006, the excess amount shall be a credit for the joint account.

1010 EXCEPTION TO CLAUSE 1007 WHERE WELL PRESERVES TITLE –

(a) In this Clause, the following terms shall have the meanings hereby assigned to them, namely:

(i) 'common preserved lands' means that portion of the preserved lands with respect to which a subsequent title preserving well would have been a title preserving well had the title preserving well not been drilled, completed or recompleted.

(ii) 'preserved lands' means any joint lands which would have been forfeited pursuant to a particular title document had a title preserving well not been drilled, completed or recompleted at the time and in the manner prescribed herein, subject to the designation of preserved lands pursuant to Subclause 309(d).

(iii) 'subsequent title preserving well' means a well which is drilled, completed or recompleted hereunder at such time and in such manner that such well would have been a title preserving well with respect to all or a portion of the preserved lands had the title preserving well not been drilled, completed or recompleted.

(iv) 'title preserving well' means a well which is drilled, completed or recompleted hereunder, where the failure to conduct such operation would result in the forfeiture of all or a portion of the joint lands contained in a title document and such operation is to be commenced not earlier than _____ days prior to the date such forfeiture would occur pursuant to such title document.

(b) Notwithstanding Clauses 903, 1007 and 1008, a non-participating party with respect to a title preserving well shall forfeit:

(i) upon completion of such operation, one hundred percent (100%) of its working interest in such well and the spacing unit for such well to the participating parties in the title preserving well, insofar only as such spacing unit pertains to the preserved lands; and

(ii) at the date the preserved lands otherwise would have been forfeited pursuant to the relevant title document, one hundred percent (100%) of its remaining working interest in the balance of the applicable preserved lands to the participating parties in the title preserving well, subject to Subclauses (c) and (d) of this Clause.

(c) The following shall apply with respect to a subsequent title preserving well:

(i) a non-participating party with respect to the title preserving well which participates in the subsequent title preserving well shall not forfeit its working interest in any common preserved lands pursuant to paragraph (b)(ii) of this Clause;

(ii) a non-participating party with respect to the title preserving well which is also a non-participating party with respect to the subsequent title preserving well shall, if the subsequent title preserving well is located on a spacing unit of preserved lands, forfeit one hundred percent (100%) of its working interest in the subsequent title preserving well and the common preserved lands included in the spacing unit for such well to the participating parties in the subsequent title preserving well, rather than to the participating parties in such title preserving well pursuant to paragraph (b)(ii) or Subclause (d) of this Clause; and

(iii) a participating party in the title preserving well which is a non-participating party with respect to the subsequent title preserving well shall be subject to the production penalty prescribed by Clause 903, 1007 or 1008 with respect to the subsequent title preserving well and the spacing unit for such well, provided that if the subsequent title preserving well preserves lands in addition to those preserved by the title preserving well, that party shall be subject to the forfeiture of one hundred percent (100%) of its working interest in such additional preserved lands pursuant to paragraph (b)(ii) of this Clause.

(d) Subject at all times to paragraphs (b)(i), (c)(i) and (c)(ii) of this Clause, the working interest to be forfeited by a party in any common preserved lands shall be allocated equally to the title preserving well and the applicable

subsequent title preserving well, to be then apportioned among the respective participating parties pursuant to Clause 1016.

(e) In the event of a dispute as to the classification of a well as a title preserving well or the determination of either the preserved lands or the common preserved lands, a party may, by notice to the other parties, refer the matter to arbitration under the provisions of the Arbitration Act or Ordinance of the province, state or territory where the joint lands are situated not later than forty-five (45) days after the date at which the preserved lands otherwise would have been forfeited pursuant to the applicable title document. The parties to such dispute thereupon shall diligently attempt to complete such arbitration in a timely manner.

1011 INDEPENDENT GEOLOGICAL OR GEOPHYSICAL OPERATION – Nothing in this Operating Procedure shall be interpreted to preclude a party from conducting a geological or geophysical operation on or with respect to the joint lands for its own account, provided that such operation shall not interfere with other joint operations. The parties not participating in such operation shall not be entitled to any information or data with respect thereto, unless such operation was the subject of an operation notice. In such event, any non-participating party may, prior to the end of the calendar year following the calendar year in which such operation was completed, pay to the participating parties two hundred percent (200%) of what its share of the cost of such operation would have been had the operation been conducted for the joint account. If a non-participating party makes that payment, it shall be entitled to a copy of all basic data obtained from the operation for its own use, but it shall not obtain any trading rights respecting that data or any interpretations of such data made by or for the participating parties, or any of them. The types and formats of data supplied to a non-participating party hereunder shall be consistent with established industry practice in data sales.

1012 USE OF BATTERY AND OTHER EQUIPMENT FOR INDEPENDENT WELL – To the extent that capacity is available with respect to production facilities operated for the joint account, the participating parties in an independent operation shall be permitted to make use of and to share them in the same manner as if the operation had been conducted for the joint account, provided that a reasonable allocation of operating costs is made with respect to such sharing of such production facilities. However, to the extent that such production facilities are not adequate to accommodate both the independent operation and wells operated for the joint account, the latter shall have priority with respect to the utilization of such production facilities.

1013 ACCOUNTS AND AUDIT DURING PENALTY RECOVERY –

(a) Subject to Clauses 305 and 1018, the Operator for an independent operation shall supply all parties with a monthly statement showing the status of the recovery of costs and penalties pursuant to this Article during the period of recovery of such costs and penalties. The provisions of the Accounting Procedure relating to the audit of accounts shall apply, mutatis mutandis, to the audit of accounts with respect to such recovery of costs and penalties by the participating parties.

(b) If it is determined that the recovery of the costs and penalties prescribed by this Article with respect to an independent operation has occurred and that the participating parties either have not issued the non-participating parties notice of such recovery or have issued the notice to the non-participating parties later than thirty (30) days following such recovery, each non-participating party shall have the right to elect, within thirty (30) days following receipt of such notice or the discovery by it that such notice had not been issued, to obtain participation in such operation in the manner provided in this Article, effective as of the date of such recovery. The accounts of the parties shall retroactively be adjusted accordingly if one or more of the non-participating parties elect to obtain participation in the well. If a non-participating party retroactively obtains participation in such operation and amounts are owing to the non-participating party as a result of such election, the non-participating party may charge the participating parties which assumed its share of costs of such operation interest on the amount so owing on the same basis as is provided in paragraph 505(b)(i).

1014 PARTICIPANT'S RIGHTS AND DUTIES RE INDEPENDENT OPERATIONS – Subject to the provisions of this Article, the provisions of this Operating Procedure relating to the rights, duties and obligations of the Operator and the Joint-Operators (including the provisions of Article IX) shall apply, mutatis mutandis, among the participating parties with respect to the conduct of the independent operation and, if applicable, to the operation of any well during the prescribed recovery of costs and penalties with respect thereto.

1015 REVERSION OF ZONE UPON ABANDONMENT – If a geological zone or the right to production therefrom was (or is to be) assigned to the participating parties by the non-participating parties as a result of an independent operation respecting a well and such well is subsequently abandoned in such zone, each non-participating party shall reacquire the interest so assigned (or to be assigned) by it with respect to such zone, effective at the completion of such abandonment, provided that in no event shall the non-participating parties assume any responsibility for the costs or risks associated with such abandonment. However, nothing in this Clause shall apply to any assignment of a working interest by a non-participating party pursuant to Clause 1010.

1016 BENEFITS AND BURDENS TO BE SHARED – Any resultant assignment of production or forfeiture of any interest in the joint lands by a non-participating party pursuant to this Article shall be allocated among the participating parties in the proportions in which those parties have borne that share of the cost of the independent operation which would have been applicable to the non-participating party had the operation been conducted for the joint account. Except as provided in the preceding sentence, the benefits and burdens relating to an independent operation shall be shared by the participating parties in the proportions of their participating interests therein.

1017 INDEMNIFICATION OF NON-PARTICIPATING PARTIES – The participating parties in an independent operation shall:

(a) be liable to the non-participating parties with respect thereto for any losses, costs, damages and expenses whatsoever (whether contractual or tortious) which those non-participating parties suffer, sustain, pay or incur; and

(b) in addition, indemnify and hold harmless those non-participating parties and their Affiliates, directors, officers, servants, consultants, agents and employees against all actions, causes of action, proceedings, claims, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by those non-participating parties, their Affiliates, directors, officers, servants, consultants, agents and employees or which they may sustain, pay or incur;

insofar as they are a direct result of or directly attributable to any act or omission (whether negligent or otherwise) of the participating parties or their Affiliates, directors, officers, servants, consultants, agents, employees, independent contractors, licencees or invitees with respect to such independent operation.

1018 NON-PARTICIPATING PARTY DENIED INFORMATION – If an independent operation is the drilling of a well or is conducted on a well which has been drilled, the following shall apply with respect thereto:

(a) if the independent operation is the drilling of a well, a non-participating party shall not be entitled to access to the wellsite or any information with respect to the well, including monthly statements and audit privileges as provided in Clause 1013, until the earlier of the date it becomes a participating party or ninety (90) days after the date of the release of the drilling rig used to drill the well; or

(b) if the independent operation is conducted on a well which has been drilled, a non-participating party shall not be entitled to access to the wellsite or any information with respect such operation, including monthly statements and audit privileges as provided in Clause 1013, until the earlier of the date it becomes a participating party or one hundred and twenty (120) days after the date the operation notice is deemed to be received by it.

Once a non-participating party is entitled to access to the wellsite and such information, such party shall be provided with the rights and information to which it is entitled in a timely manner. However, if a non-participating party is required to make an assignment of such well pursuant to Clause 1010 with respect to such independent operation, such party shall not be entitled to access to the wellsite or any information with respect to the well pursuant to this Operating Procedure at any time.

1019 NO JOINT OPERATIONS UNTIL INFORMATION RELEASED – If the participating parties are temporarily withholding well information from a non-participating party pursuant to Clause 1018, no participating party shall propose or conduct any operation pertaining to a well on the joint lands within 3.2 kilometres of such well (except regular production and maintenance operations on producing wells) until it has released such information to the non-participating party.

1020 POOLING OR UNITIZATION PRIOR TO RECOVERY – If an independent operation is the drilling of a well (or is conducted with respect to a well which has been drilled) to which the forfeiture in Clause 1010 does not apply, the participating parties may include the well and its spacing unit in a pooling agreement or unit with the consent of the non-participating parties, which consent shall not be unreasonably withheld. If the well and the spacing unit are included in a pooling agreement or unit, the participating parties shall retain the production allocated to the spacing unit until they have recovered all costs and penalties to which they are entitled pursuant to this Article X. The credits and debits accruing to the participating parties under a pooling or unit agreement with respect to any adjustment of investment for well costs paid and equipment supplied by them shall be allocated to the payout account of the well by the participating parties in accordance with the principles in Clauses 1007 and 1008, and shall be recorded in the monthly statement referred to in Clause 1013.

1021 NON-PARTICIPATION IN INSTALLATION OF PRODUCTION FACILITY – The parties normally shall consult with respect to the construction, acquisition or installation of production facilities and attempt to negotiate either an individual agreement respecting the construction, acquisition or installation of a production facility or the fee to be charged to a party which wishes to utilize such production facility, but does not wish to participate in such construction, acquisition or installation. Whether or not such consultation has occurred or been requested, a party may at any time become a proposing party and give to the other parties an operation notice respecting a production facility.

A party which receives an operation notice respecting the construction, acquisition or installation of a production facility shall,

pursuant to Clause 1002, elect: to participate in such proposed operation; not to participate in such operation, but to take in kind, before the inlet of such proposed production facility, its share of any petroleum substances which would otherwise utilize such production facility for production, processing, treatment, storage or transmission; or not to participate in such operation and to incur a penalty with respect to such operation on the basis provided in this Clause. Failure of a party to make an election with respect to such operation notice within the period prescribed by Clause 1002 shall be deemed to be an election by such party not to participate in such operation and to take in kind, before the inlet of such proposed production facility, its share of any petroleum substances which would otherwise utilize such production facility.

If a production facility is constructed, acquired or installed as an independent operation, the following shall apply between the participating parties and those non-participating parties which did not elect to take in kind, before the inlet of such production facility, their share of petroleum substances which otherwise would utilize such production facility:

(a) If the wells on the joint lands to which such operation pertains are held for the joint account, the participating parties shall be entitled to retain possession of the production facility and all production from such wells which would utilize such production facility (and a non-participating party's share of any other hydrocarbon substances as that party and the participating parties may otherwise agree), excluding any such production owned or attributable to any party which has elected not to participate in such operation, but to take in kind such share of such production at the inlet of such production facility, until the gross proceeds (calculated at the wellhead) from the sale of such production equals the aggregate of:

(i) one hundred percent (100%) of the Lessor's royalty and any overriding royalties or other encumbrances thereon which otherwise would have been borne for the joint account which are paid with respect to such production, subject to Subclause (c) of this Clause;

(ii) one hundred percent (100%) of the operating costs incurred with respect to such production facility and its utilization for the production, processing, treatment, storage or transmission of petroleum substances; and

(iii) two hundred percent (200%) of the cost of the acquisition, construction and installation of such production facility.

The Operator for the participating parties shall notify those non-participating parties subject to the penalty upon recovery of the proceeds prescribed by paragraphs (i), (ii) and (iii) of this Subclause (a), not later than thirty (30) days following such recovery. Each such non-participating party shall have thirty (30) days following receipt of such notice within which to elect to accept or refuse participation in the production facility, provided that failure of such a non-participating party to make an election within such period shall be deemed to be an election to accept participation in such production facility. If such a non-participating party refuses participation as above provided, it thereby shall be deemed to have forfeited its right of participation in and to the production facility, and may thereafter only use such production facility with respect to its share of production from the joint lands for such fee as may be agreed from time to time with the parties which own such production facility, and failing agreement, in accordance with Subclause (d) of this Clause. If such a non-participating party elects to accept participation in the production facility, its participation in the production facility shall be equal to its working interest, and shall be effective as of the time the proceeds prescribed by paragraphs (i), (ii) and (iii) above have been recovered, whereupon the accounts of the participating parties and those non-participating parties so acquiring an interest in the production facility shall be adjusted accordingly. Thereafter, the production facility shall be held for the account of the parties participating therein, and shall be operated under the provisions of this Operating Procedure by the Operator if it is one of the parties so participating or by an Operator appointed pursuant to Clause 1004 if the Operator does not have a working interest in the production facility.

(b) Insofar as Clause 1007 applies to a well to which such operation pertains prior to the recovery of the amounts prescribed by Subclause 1007(a), Subclause (a) of this Clause shall apply immediately following the recovery of the amounts prescribed by Subclause 1007(a), such that a non-participating party with respect to the well may not resume participation in such well until the recovery of the additional amounts prescribed by Subclause (a) of this Clause.

(c) Except to the extent modified in this Clause, Subclauses 1007(b), (c), (d) and (e) shall apply, mutatis mutandis, to this Clause.

(d) To the extent that a party which elected to take in kind, before the inlet of such production facility, its share of petroleum substances which would otherwise utilize such production facility, does not take such petroleum substances in kind, the parties owning such production facility may, on behalf of such party, produce, process, treat, store or transmit that share of petroleum substances so delivered to such production facility. In such event (but subject always to any individual agreement negotiated by the parties owning such production facility and such other party respecting the utilization of such production facility), the parties owning such production facility shall, in addition

to any marketing fee applicable pursuant to Article VI, be entitled to charge such other party a fee sufficient to cover the cost of producing, processing, treating, storing or transmitting, as the case may be, such other party's share of petroleum substances so utilizing such production facility, which fee shall also include a reasonable rate of return on capital investment in accordance with the principles in Clause 1404.

1022 NON-PARTICIPATION IN EXPANSION OF PRODUCTION FACILITY – Subject to Clause 1406, the provisions of Clause 1021 shall apply, mutatis mutandis, to an expansion of or an addition to an existing production facility, except that:

(a) Participation in such operation shall be limited to those parties holding a working interest in such production facility at the time such operation is proposed;

(b) A party holding a working interest in a production facility which receives an operation notice respecting such operation shall elect either to participate in such operation or to be subject to the recovery of the costs associated with such operation on the basis provided in Subclause 1021(a);

(c) A party holding a working interest in a production facility which is a non-participating party with respect to such operation shall acquire its working interest in the portion of the production facility resulting from such operation following the recovery of costs prescribed in Clause 1021; and

(d) If such operation is to be conducted prior to the recovery of costs prescribed by Subclause 1021(a) with respect to the construction or installation of such production facility, the costs of such operation shall be added to the costs to be recovered pursuant to that Subclause with respect to those non-participating parties subject to such cost recovery, provided that the proceeds of production to be applied against such costs shall be applied firstly to the penalty prescribed by Clause 1021 with respect to the construction, acquisition or installation of such production facility.

ARTICLE XI

SURRENDER AND QUIT CLAIM OF JOINT LANDS

1101 INITIATION OF SURRENDER PROPOSAL AND QUIT CLAIM OF INTERESTS –

(a) Not later than sixty (60) days before a rental date or other obligation date with respect to the joint lands affected (except an obligation to pay royalty or a drilling obligation not being enforced under the title documents), a party who proposes that some or all of the joint lands be surrendered to the grantor under the applicable title documents shall give notice to such effect to the other parties, subject to Subclause (b) of this Clause. Not later than thirty (30) days before the next ensuing rental date or other obligation date under the respective title documents included in the surrender notice, the parties receiving the notice shall each give notice to all other parties stating whether or not they wish to join in the proposed surrender. Failure to respond to such notice shall be deemed to be an election not to join in the surrender. Any party giving notice of the proposed surrender or giving notice of its intention to join in the proposed surrender may, by notice to the other parties, revoke its notice of intention to surrender at any time up to, but not later than, thirty (30) days before the next ensuing rental date or other obligation date under the respective title documents.

(b) Notwithstanding the preceding Subclause, the joint lands proposed for surrender must be of such dimensions that the grantor of the title documents to which such lands are subject would be obligated to accept the surrender pursuant to the title documents, and a party may not propose the surrender of a portion of the joint lands while an obligation exists with respect to such lands which cannot be avoided by the surrender or quit claim of those lands to the grantor of the title documents to which they are subject.

1102 SURRENDER BY ALL PARTIES – Subject always to the provisions of Articles IX and X, if all parties join in a surrender under Clause 1101, the Operator shall proceed forthwith to salvage for the joint account all salvable material, equipment upon the lands to be surrendered, and, if applicable, any production facilities serving solely wells located upon the lands to be surrendered. The parties shall promptly execute and deliver to the Operator all documents necessary to effect the surrender, which documentation shall be prepared by the Operator. The Operator shall thereafter deliver all such documents to the grantor of the applicable title documents in order to effect the surrender properly.

1103 SURRENDER BY LESS THAN ALL PARTIES – If less than all parties join in the surrender, the parties not joining in the surrender shall (unless the Operator is one of them) promptly appoint an Operator pro tem for the parties retaining the applicable lands and interests. Such Operator shall be responsible for taking the necessary steps to ensure payment of rentals or the meeting of any other obligation to maintain such lands and interests in good standing for the benefit of the retaining parties.

1104 ASSIGNMENT OF SURRENDERED INTEREST –

(a) Effective as of 2400 hours on the day before the rental or other obligation referred to in Clause 1101 is required to be paid or met with respect to a title document included in the surrender notice, the parties which elected to surrender shall assign all of their interest in the joint lands and interests which were the subject of the proposed surrender notice to the retaining parties, in proportion to the retaining parties' working interests in the joint lands or in such proportions as the retaining parties may otherwise agree. Within thirty (30) days after receipt of the assignment, the parties shall determine, in accordance with the Accounting Procedure, the assignors' pre-surrender working interest share of the net salvage value of the recoverable material and equipment on the lands so assigned less the assignors' pre-surrender working interest share of the estimated cost of abandoning each well on the lands so assigned. The accounts of the parties shall be adjusted accordingly within thirty (30) days of such determination, and the provisions of Subclause 505(b) shall apply, mutatis mutandis, in the event the parties have not adjusted their accounts by such time.

(b) Upon the assignment described in the preceding Subclause, a party which so assigned its interest with respect to the applicable portion of the joint lands shall be released from all obligations thereafter accruing with respect to such lands. Such release shall not apply to any obligation which had accrued, and any environmental damage which had occurred, with respect to those lands or production facilities prior to such assignment, provided that such obligation shall not extend to the obligation to abandon any well on such lands.

1105 RETAINING PARTIES TO MEET OBLIGATIONS – In accepting the interests of the surrendering parties, the retaining parties shall be deemed to have covenanted to satisfy the obligation which prompted the surrender proposal if: (i) the obligation could have been avoided had all parties joined in the proposed surrender; and (ii) failure to satisfy the obligation would prejudice the title of the parties in any other portion of the joint lands. However, this covenant shall not require the retaining parties to conduct any operation on or with respect to such surrendered lands in order to maintain them in good standing.

1106 FAILURE TO SURRENDER AS AGREED – Where all of the parties have agreed to effect surrender pursuant to this Article (and whether or not some or all of them have taken any action by way of release or assignment pursuant to an intention to join in the surrender), the lands and interests which are the subject of the surrender notice shall be deemed to be held for the joint account until the surrender has been irrevocably effected, including the termination of any right to reinstate any title document, so that all of the parties shall receive or have the right to participate in any benefits which might accrue during the period before the surrender is irrevocably effected. If, however, any party to whom any interest is conveyed or released for the purpose of effecting the surrender does not duly proceed with the surrender and thereby causes any further obligation to arise, that party shall be solely responsible for meeting the obligation and shall indemnify the other parties for any losses they may suffer with respect thereto.

ARTICLE XII

ABANDONMENT OF WELLS

1201 PROCEDURE FOR ABANDONMENT – If a party proposes to abandon a well on the joint lands (except at casing point, when Article IX shall apply), it shall give notice of the proposed abandonment to the other parties. Within thirty (30) days of receipt of the notice, each of the other parties shall elect, by notice to the other parties, whether it wishes to take over the well. Failure by a party to respond to such notice shall be deemed to an election by that party to take over, or participate in the takeover, of the well. Subject to Clauses 1015 and 1202, the parties taking over the well shall be entitled to an assignment, without consideration or warranty, of the abandoning parties' working interests in the well and in the spacing unit of the well, insofar as it relates to the producing zone of the well. All such assignments shall be proportionate to the non-abandoning parties' respective working interests each to the other prior to any such takeover or assignment, unless the non-abandoning parties agree to a different allocation of the assigned working interests. If all parties elect to join in the abandonment, the well shall be abandoned for the joint account.

1202 ASSIGNMENT OF EQUIPMENT AND SURFACE RIGHTS – If less than all parties elect to abandon a well under Clause 1201, the abandoning parties shall, without warranty, promptly transfer to the other parties the materials and equipment serving solely the well. Within thirty (30) days of such transfer, the parties shall determine, in accordance with the Accounting Procedure, the abandoning parties' working interest share of the net salvage value of such materials and equipment, less the abandoning parties' working interest share of the estimated cost of abandoning the well. The accounts of the parties shall be adjusted accordingly within thirty (30) days of such determination, and the provisions of Subclause 505(b) shall apply, mutatis mutandis, in the event the parties have not adjusted their accounts by such time. The abandoning parties shall also transfer to the other parties, without warranty or consideration, the surface rights appurtenant to the well. The parties receiving the assignment thereupon shall be responsible for all obligations accruing with respect to such well following such takeover, subject to Clause 1203.

1203 REVERSION OF ZONES UPON SUBSEQUENT ABANDONMENT – If the parties that took over a well subsequently cease to maintain the well as a producer of petroleum substances from a zone which was assigned to them pursuant to Clause 1202, each of those parties shall re-assign to the applicable assignor all of the interest assigned to it by the assignor in that zone. Such interest thereupon shall be vested again in the assignor and included in the joint lands. However, nothing in this Clause shall be construed to affect the ownership of the well and the materials and equipment appurtenant thereto, as determined pursuant to Clauses 1201 and 1202, and the responsibility for the abandonment of the well, which shall be retained by the parties that took over the well.

ARTICLE XIII

OPERATION OF LANDS SEGREGATED FROM JOINT LANDS

1301 OPERATING PROCEDURE TO APPLY – Where by reason of the operation of any provision hereof any portion of the joint lands ceases to be owned by the parties in the same percentages of interest as their working interests or ceases to be owned by all of the parties, the parties acquiring the different percentages of interest in such lands shall thereafter hold the same as if they are parties to a separate Operating Procedure, the terms of which are identical to the terms hereof, having regard only to the different ownership and percentages of ownership interest in those lands, and such portion of the joint lands shall cease to be 'joint lands' hereunder. The parties holding working interests in the lands which cease to be joint lands under this Clause shall appoint one of them to be the initial Operator under the separate Operating Procedure, in accordance with the provisions of Article II thereof. This Clause shall apply, mutatis mutandis, to a production facility.

ARTICLE XIV

OPERATION OF JOINT PRODUCTION FACILITIES

1401 OWNERSHIP OF PRODUCTION FACILITIES – Subject to Clauses 1021 and 1022, each Joint-Operator owns an undivided interest equal to its working interest in each production facility,

1402 COMMITMENT TO DELIVER – Each Joint-Operator shall, subject to Clauses 1021 and 1022, utilize each production facility to produce, process, treat, store or transmit, as the case may be, its share of the petroleum substances produced from the joint lands.

1403 USE OF PRODUCTION FACILITIES – Each production facility shall be used primarily for the production, processing, treatment, storage or transmission, as the case may be, of petroleum substances produced from the joint lands. If surplus capacity in any production facility is available at any time, any Joint-Operator may use all or a portion of such surplus capacity to produce, process, treat, store or transmit, as the case may be, other hydrocarbon substances which are produced from lands other than the joint lands (in this Article called "outside substances") and are owned by it, provided that:

(a) such outside substances are at all times and in all ways (including the manner and timing of the production and delivery thereof to such production facility) compatible with the design, nature and operation of such production facility and the petroleum substances produced from the joint lands (including the manner and timing of the production and delivery thereof to such production facility); and

(b) the production, processing, treatment, storage or transmission, as the case may be, of petroleum substances produced from the joint lands shall at all times take precedence respecting the use of such production facility, and to the extent that all or a portion of such surplus capacity is required for such purpose, the delivery of such outside substances shall be curtailed or shall cease, as required.

In the event that there is competition for surplus capacity, such surplus capacity shall be prorated to the Joint-Operators desiring to use the same, based on the percentage that each such Joint-Operator's interest in the production facility to which such surplus capacity relates, bears to the total combined interest in such production facility of all of the Joint-Operators seeking to utilize such surplus capacity. If a Joint-Operator is eligible to use more surplus capacity than such Joint-Operator desires to utilize pursuant to such calculation, such Joint-Operator shall be allocated only the desired capacity, whereupon such capacity shall be subtracted from the total surplus capacity available. The remaining surplus capacity shall then be prorated in such manner to the other Joint-Operators desiring to use the same, until all of the surplus capacity has been allocated.

1404 THIRD PARTY CUSTOM USAGE – A production facility may only be utilized with respect to the production, processing, treatment, storage or transmission of outside substances owned by a third party with the approval of all of the Joint-Operators having an interest in such production facility. Any such arrangement to allow a third party to utilize a production facility shall be entered into by the Operator on behalf of all of the Joint-Operators having an interest in such production facility, on terms and conditions similar to those outlined in Clause 1403. All third party outside substances so produced, processed, treated, stored or transmitted shall be subject to a fee as agreed upon by such Joint-Operators. Such fee shall be composed of:

(a) a capital recovery component, so as to provide the Joint-Operators with a reasonable rate of return on their capital investment; and

(b) an operating cost component, which shall be calculated and assessed in accordance with the provisions of Clause 1405 on the same basis that the Joint-Operators bear and pay operating costs with respect to the applicable production facility.

The capital recovery component of all fees received from a third party under any such arrangement shall be allocated to and distributed among the Joint-Operators in accordance with their interests in such production facility. The operating cost component of any such fees shall be applied against the operating costs for the production facility.

1405 ALLOCATION OF COSTS – Each Joint-Operator shall reimburse the Operator for a portion of the operating costs incurred with respect to any production facility. This reimbursement shall either be in that proportion which the volume of petroleum substances and outside substances delivered to such production facility by or on behalf of such Joint-Operator bears to the total volume of all petroleum substances and outside substances delivered to such production facility or on such other basis as the Operator, with the approval of the parties pursuant to the Accounting Procedure, may determine is appropriate. Notwithstanding the foregoing sentence, to the extent that there is a significant variation in the composition of the various streams of petroleum substances and outside substances being delivered to such production facility, the Operator shall advise the other Joint-Operators, who shall meet with the Operator to attempt to determine an equitable method of allocating the operating costs incurred with respect to such production facility. Subject to Clauses 1021 and 1022, each Joint-Operator having an interest in a production facility shall bear a share of the capital costs subsequently incurred respecting such production facility, equal to its interest in such production facility. Notwithstanding anything to the contrary contained herein, the Operator shall be entitled to deny any outside substances entry into any production facility, if the Operator, in its sole discretion, believes that the cost to process, treat, store or transport such outside substances, as the case may be, would be significantly higher than the average cost to process, treat, store or transport the petroleum substances.

1406 ALLOCATION OF PRODUCTS – Subject to Clauses 1021 and 1022, each Joint-Operator shall be entitled to and allocated a share of any products produced from the processing or treatment of petroleum substances or outside substances at any production facility, when produced from such production facility, in that proportion which the volume of petroleum substances and outside substances delivered to such production facility by or on behalf of such Joint-Operator bears to the total volume of all petroleum substances and outside substances delivered to such production facility. Notwithstanding the foregoing sentence, if there is a significant variation in the composition of the various streams of petroleum substances and outside substances being delivered to such production facility at any time, the Operator shall advise the other Joint-Operators, who shall meet with the Operator to attempt to determine an equitable method of allocating the products produced from such production facility.

1407 ALLOCATION OF LOSSES AND SHRINKAGE – The Operator shall have the right to flare any petroleum substances, outside substances or any product obtained from the processing or treatment thereof, at any time and from time to time, at its sole discretion, in the event of an emergency or operational problem. With respect to any production facility, each Joint-Operator utilizing such production facility shall bear a share of any losses or gains actually incurred with respect to petroleum substances, outside substances or any products obtained from the processing or treatment thereof, due to evaporation, leakage, spills, flaring, handling, measurement or use as facility fuel, in that proportion which the volume of petroleum substances and outside substances delivered to such production facility by or on behalf of such Joint-Operator bears to the total volume of all petroleum substances and outside substances delivered to such production facility. Notwithstanding the foregoing sentence, if the Operator is able to identify the actual owner of any such gain or loss, such owner shall bear such loss or share such gain in proportion to its ownership thereof.

1408 EXPANSION OF PRODUCTION FACILITIES – If any proposed expansion of or addition to a production facility would result in such production facility no longer being used primarily for the production, processing, treatment, storage or transmission, as the case may be, of petroleum substances produced from the joint lands, such proposal shall not be subject to the provisions hereof. Upon the commencement of any construction relating to such proposal, such production facility shall cease to be a production facility and shall no longer be subject to the provisions hereof, provided that nothing contained herein shall affect the application of such provisions to the period during which such facility had been held as a production facility hereunder.

1409 REFERENCE TO ARBITRATION – If there is a dispute between or among the parties with respect to: (i) the approval of a facility usage fee for a production facility pursuant to either Clause 1021 or 1404; (ii) the allocation of operating costs pursuant to Clause 1405; or (iii) the allocation of products utilizing a production facility, a party may, by notice to the other parties, cause the matter to be referred to arbitration under the provisions of the Arbitration Act or Ordinance of the province, state or territory where the production facility is located.

ARTICLE XV

RELATIONSHIP OF PARTIES

1501 PARTIES TENANTS IN COMMON – The rights, duties, obligations and liabilities of the parties hereunder shall be separate and not joint or collective, nor joint and several, it being the express purpose and intention of the parties that their interests in the joint lands and in the wells, equipment, production facilities and property thereon held for the joint account shall be held as tenants in common, subject to the modification of the incidents thereof that are provided in this Operating Procedure. Nothing contained herein shall be construed as creating a partnership, joint venture or association of any kind or as imposing upon any party, any partnership duty, obligation or liability to any other party.

ARTICLE XVI

FORCE MAJEURE

1601 DEFINITION OF FORCE MAJEURE – For the purposes of this Article, "force majeure" means an occurrence beyond the reasonable control of the party claiming suspension of an obligation hereunder, which has not been caused by such party's negligence and which such party was unable to prevent or provide against by the exercise of reasonable diligence at a reasonable cost and includes, without limiting the generality of the foregoing, an act of God, war, revolution, insurrection, blockage, riot, strike, a lockout or other industrial disturbance, fire, lightning, unusually severe weather, storms, floods, explosion, accident, shortage of labour or materials or government restraint, action, delay or inaction.

1602 SUSPENSION OF OBLIGATIONS DUE TO FORCE MAJEURE – If any party is prevented by force majeure from fulfilling any obligation hereunder, the obligations of the party, insofar only as its obligations are affected by the force majeure, shall be suspended while the force majeure continues to prevent the performance of such obligation and for that time thereafter as that party may reasonably require to commence to fulfill such obligation. A party prevented from fulfilling any obligation by force majeure shall promptly give the other parties notice of the force majeure and the affected obligations, including reasonably full particulars in respect thereof.

1603 OBLIGATION TO REMEDY – The party claiming suspension of an obligation as aforesaid shall promptly remedy the cause and effect of the applicable force majeure, insofar as it is reasonably able so to do, and such party shall promptly give the other parties notice when the force majeure ceases to prevent the performance of the applicable obligation. However, the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of such party, notwithstanding Clause 1601, and that party shall not be required to accede to the demands of its opponents in any strike, lockout or industrial disturbance solely to remedy promptly the force majeure thereby constituted.

1604 EXCEPTION FOR LACK OF FINANCES – Notwithstanding anything contained in this Article, lack of finances shall not be considered a force majeure, nor shall any force majeure suspend any obligation for the payment of money due hereunder.

ARTICLE XVII

INCENTIVES

1701 INCENTIVES TO BE SHARED – Any drilling or other well incentives, geophysical incentive credits or grouping rights which accrue collectively to the parties under the Regulations with respect to any operation conducted on the joint lands shall be shared by the parties which participate in such operation, in proportion to their participating interests therein.

ARTICLE XVIII

CONFIDENTIAL INFORMATION

1801 CONFIDENTIALITY REQUIREMENT - Each party entitled to information obtained hereunder or pursuant to the Agreement may use such information for its sole benefit. However, the parties shall take such measures with respect to operations and internal security as are appropriate in the circumstances to keep confidential from third persons all such information, except information which the parties have expressly agreed among themselves to release and information disclosed by a party:

(a) when and to the extent required by the Regulations and securities laws applicable to such party, provided that such party shall invoke any confidentiality protection permitted by such Regulations and securities laws;

(b) to an Affiliate, provided that such party shall be deemed to have required such Affiliate to maintain the confidential status of the disclosed information in accordance with this Article XVIII, that such Affiliate shall be deemed to have accepted such obligation and that such party shall be liable for any loss suffered by the parties, or any of them, because of the failure of such Affiliate to maintain such information confidential;

(c) to a third person to which such party has been permitted to assign a portion of its interest hereunder, provided that a binding covenant is obtained from such third person prior to disclosure which provides, inter alia, that none of such information shall be disclosed by it to any other third person;

(d) to the technical, financial or other professional consultants of such party which require such information to provide their services to such party or to a bank or other financial institution from which such party is attempting to obtain financing, provided that a binding covenant is obtained from such consultant or financier, as the case may be, prior to such disclosure, which provides, inter alia, that none of such information shall be disclosed by it to any other third person or used for any purposes other than advising such party or providing financing to such party, as the case may be; and

(e) as and when required to any recognized association within the petroleum industry, of which such party is a member, that engages in the exchange of factual information relating to the type of operations conducted pursuant to this Agreement, unless and to the extent that the information pertains to a well drilled hereunder which a party had requested to be given tight hole status, provided that such party shall invoke any confidentiality protection permitted by such association with respect to such disclosed information.

However, the confidentiality obligation in this Clause shall not extend to information to the extent it is in the public domain, provided that specific items of information shall not be considered to be in the public domain merely because more general information is in the public domain.

1802 DISCLOSURE OF INFORMATION FOR CONSIDERATION - Notwithstanding Clause 1801, a party which proposes to disclose information obtained hereunder or pursuant to the Agreement for cash, in exchange for other information or for other consideration shall notify each other party having a proprietary interest in such information of the details of such proposed transaction. Within fifteen (15) days following receipt of such notice, each of those parties shall, by notice, advise the party which proposes to make such disclosure whether it approves of such disclosure on the terms specified in such notice, provided that failure of a party to respond within such period shall be deemed to be the approval of such party to the disclosure of such information on such terms. Unless the party which proposes to disclose such information obtains such approvals from all of those other parties, the proposed disclosure of such information shall be prohibited. In the event such approvals are obtained, the consideration to be received for such disclosure shall be shared by the applicable parties in the proportions of their proprietary interests in such information.

1803 CONFIDENTIALITY REQUIREMENT TO CONTINUE - Notwithstanding the foregoing provisions of this Article, any party which otherwise ceases to be bound by the provisions of this Operating Procedure shall nevertheless remain bound by the provisions of this Article with respect to information obtained hereunder or pursuant to the Agreement until and to the extent that such information is in the public domain.

ARTICLE XIX

DELINQUENT PARTY

1901 CLASSIFICATION AS DELINQUENT PARTY – If a party changes its address and does not provide the other parties with notice of its changed address for service and subsequently cannot readily be located, or if any party becomes inactive

or is struck off the corporate register or otherwise consistently refuses or neglects to answer communications addressed to it at its address for service, the Operator may send notice, by registered mail to that party at its last address for service hereunder, advising such party that it shall thereafter be considered a delinquent party within the meaning of this Article.

1902 EFFECT OF CLASSIFICATION AS DELINQUENT PARTY – From the fifteenth (15th) day after the Operator has forwarded the notice described in Clause 1901, the delinquent party shall thereafter:

(a) not be entitled to any further notices or communications from the Operator or any other party with respect to any matter hereunder, including information from operations;

(b) be deemed to have elected not to participate in any operation thereafter proposed to be conducted for the joint account; and

(c) be deemed to have elected to join, proportionate to its working interest, with the Operator in the joint lands affected, in all farmouts, assignments, surrenders and abandonments proposed and effected hereunder by the Operator for its own account, and any such dispositions effected by the Operator, or by any of the parties at the direction of the Operator, shall be binding on the delinquent party.

However, the proceeds of the sale of the delinquent party's share of petroleum substances and any other funds accruing to the working interest of the delinquent party shall be retained in trust by the Operator for the account and benefit of the delinquent party, after deducting the delinquent party's proportionate share of operating costs and all other relevant costs and expenses incurred for the joint account and any marketing fee applicable to the delinquent party's share of such petroleum substances pursuant to Article VI.

1903 RESTORATION OF STATUS – If a delinquent party subsequently communicates with the Operator, pays all amounts owing by it hereunder, satisfies all of its other obligations hereunder and undertakes in writing to comply from that time with the provisions of this Operating Procedure, such party's rights and obligations hereunder shall be restored to it, provided that such party shall be deemed to have ratified all actions taken pursuant to this Article, including, without restricting the generality of the foregoing, any elections or transactions made on its behalf pursuant to Clause 1902.

1904 LIEN NOT AFFECTED – Nothing in this Article shall derogate from the enforcement of the lien of the Operator and the other parties pursuant to Clauses 505 and 506.

ARTICLE XX

WAIVER

2001 WAIVER MUST BE IN WRITING – No waiver by any party of any breach (whether actual or anticipated) of any of the covenants, provisos, conditions, restrictions or stipulations herein contained shall take effect or be binding upon that party unless the same is expressed in writing under the authority of that party. Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

ARTICLE XXI

FURTHER ASSURANCES

2101 PARTIES TO SUPPLY – Each party shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as may be reasonably required in order fully to perform and carry out the terms of this Operating Procedure.

ARTICLE XXII

NOTICE

2201 SERVICE OF NOTICE – Whether or not so stipulated herein, all notices, communications and statements (herein called "notices") required or permitted hereunder shall be in writing, subject to the provisions of this Clause. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

(a) personally, by delivering the notice to the party on whom it is to be served at that party's address for service. Personally served notices shall be deemed received by the addressee when actually delivered as aforesaid, if such delivery is during normal business hours, on any day other than a Saturday, Sunday or statutory holiday. If a notice is not delivered during the addressee's normal business hours, such notice shall be deemed to have been received by such party at the commencement of the day next following the date of delivery, other than a Saturday, Sunday or statutory holiday; or

(b) by telecopier or telex (or by any other like method by which a written and recorded message may be sent) directed to the party on whom it is to be served at that party's address for service. A notice so served shall be deemed received by the respective addressees thereof: (i) when actually received by them, if received within the normal business hours on any day other than a Saturday, Sunday or statutory holiday; or (ii) at the commencement of the next ensuing business day following transmission thereof if such notice is not received during such normal business hours; or

(c) by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on whom it is to be served at that party's address for service. Notices so served shall be deemed to be received by the addressees at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays) following the mailing thereof. However, if postal service is interrupted or operating with unusual or imminent delay, notice shall not be served by such means during such interruption or period of delay.

However, where this Operating Procedure provides for a notice period of forty-eight (48) hours or less, the applicable notice shall be given in accordance with Subclause (a) or (b) of this Clause, provided that notices of twenty-four (24) hours or less under Article IX may be made by telephone and shall be deemed to be received at the conclusion of the conversation if: the telephone conversation is between representatives of the parties who are specifically authorized to accept such notice; such representatives are officially on duty at the time of such conversation; and such telephone conversation and notice are then confirmed pursuant to Subclause (a) or (b) of this Clause.

2202 ADDRESSES FOR NOTICES – The address for service of notices hereunder of each of the parties shall be as follows:

2203 RIGHT TO CHANGE ADDRESS – Any party may change its address for service by notice to the other parties, and such changed address for service thereafter shall be effective for all purposes of this Operating Procedure.

ARTICLE XXIII

NO PARTITION

2301 WAIVER OF PARTITION OR SALE – No party shall exercise any right to apply for any partition of the joint lands or any production facility or sale thereof in lieu of partition.

ARTICLE XXIV

DISPOSITION OF INTERESTS

2401 RIGHT TO ASSIGN, SELL OR DISPOSE – Other than as required and allowed one party to another elsewhere in this Operating Procedure and subject to Clause 2402, a party shall not dispose of any of its working interest, whether by assignment, sale, trade, lease, sublease, farmout or otherwise, without first complying with the provisions of ALTERNATE ___ below (Specify A or B):

ALTERNATE - A:

The party wishing to make the disposition shall, by notice, advise the other parties of its intention to make the disposition, including in such notice a description of the working interest proposed to be disposed and the identity of the proposed assignee, and request their written consent to such disposition, which consent shall not be unreasonably withheld. Failure of a party to reply to the request for consent within twenty (20) days of its receipt shall be deemed to be the consent of such party to such disposition. It shall be reasonable for a party to withhold its consent to a disposition hereunder if it reasonably believes that the disposition would be likely to have a material adverse effect on it, its working interest or operations to be conducted hereunder, including, without limiting the generality of all or any part of the foregoing, a reasonable belief that the proposed assignee does not have the financial capability to meet prospective obligations arising out of this Operating Procedure.

ALTERNATE - B:

(a) The party wishing to make the disposition (in this Article called "the disposing party") shall, by notice, advise each other party (in this Article called an "offeree") of its intention to make the disposition, including in such notice a description of the working interest proposed to be disposed, the identity of the proposed assignee, the price or other consideration for which the disposing party is prepared to make such disposition, the proposed effective date and closing date of the transaction and any other information respecting the transaction which the disposing party reasonably believes would be material to the exercise of the offerees' rights hereunder (such notice in this Article called "the disposition notice").

(b) In the event the consideration described in the disposition notice cannot be matched in kind and the disposition notice does not include the disposing party's bona fide estimate of the value, in cash, of such consideration, an offeree may, within seven (7) days of the receipt by the offerees of the disposition notice, request the disposing party to provide such estimate to the offerees, whereupon the disposing party shall provide such estimate in a timely manner and the election period provided herein to the offerees shall be suspended until such estimate is received by the offerees.

(c) In the event of a dispute as to the reasonableness of an estimate of the cash value of the consideration described in the disposition notice or provided pursuant to Subclause (b), as the case may be, the matter shall be referred to arbitration under the provisions of the Arbitration Act or Ordinance of the province, state or territory where the joint lands are situated within seven (7) days of the receipt of such estimate. The disposing party and the applicable offeree shall thereupon diligently attempt to complete such arbitration in a timely manner. The equivalent cash consideration determined in such arbitration shall thereupon be deemed to be the sale price for the working interest described in the disposition notice.

(d) Within the later of: i) thirty (30) days from the receipt of the disposition notice, as modified by any suspension pursuant to Subclause (b) of this Alternate B; or ii), if applicable, fifteen (15) days from receipt of notice of the arbitrated value determined pursuant to the preceding Subclause, an offeree may give notice to the disposing party that it elects to purchase the working interest described in the disposition notice for the applicable price (in

this Article called a "notice of acceptance"). A notice of acceptance shall create a binding contractual obligation upon the disposing party to sell, and upon an offeree giving a notice of acceptance to purchase, for the applicable price, all of the working interest included in such disposition notice on the terms and conditions set forth in the disposition notice. However, if more than one offeree gives a notice of acceptance, each such offeree shall purchase the working interest to which such notice of acceptance pertains in the proportion its working interest bears to the total working interest of such offerees.

(e) In the event that the working interest described in the disposition notice is not disposed of to one or more of the offerees pursuant to the preceding Subclause, the disposition to the proposed assignee shall be subject to the consent of the offerees. Such consent shall not be unreasonably withheld, and it shall be reasonable for an offeree to withhold its consent to the disposition if it reasonably believes that the disposition would be likely to have a material adverse effect on it, its working interest or operations to be conducted hereunder, including, without limiting the generality of all or any part of the foregoing, a reasonable belief that the proposed assignee does not have the financial capability to meet prospective obligations arising out of this Operating Procedure. However, an offeree shall be deemed to have consented to the disposition to the proposed assignee, unless, within the time period prescribed in Subclause (d), the offeree advises the other parties, by notice, that it is not prepared to consent to such disposition.

(f) If the working interest described in the disposition notice is not disposed of to one or more of the offerees pursuant to Subclause (d), the disposing party may, subject to obtaining the consents prescribed by the preceding Subclause, dispose of such working interest at any time within one hundred and fifty (150) days from the issuance of such disposition notice, provided that such disposition is not on terms that are more favourable to such purchaser than those offered in the disposition notice.

(g) Following a disposition herein or one hundred and fifty (150) days following the issuance of a disposition notice from which a disposition did not result, as the case may be, the provisions of this Alternate shall once again apply to the working interest described in the disposition notice.

2402 EXCEPTIONS TO CLAUSE 2401 – Clause 2401 shall not apply in the following instances, namely:

(a) An assignment made by way of security for the assignor's present or future indebtedness, or liabilities (whether contingent, direct or indirect and whether financial or otherwise), the issuance of the bonds or debentures of a corporation, or the performance of the obligations of the assignor as a guarantor under a guarantee, provided that in the event the security is enforced by sale or foreclosure, Clause 2401 shall apply.

(b) A disposition to an Affiliate of the assignor, or in consequence of a merger or amalgamation of the assignor with another corporation or pursuant to an assignment, sale or disposition made by a party of its entire working interest to a corporation in return for shares in that corporation or to a registered partnership in return for an interest in that partnership.

(c) A disposition made by the assignor of all, or substantially all, or of an undivided interest in all or substantially all, of its petroleum and natural gas rights in the province, state or territory where the joint lands are situated, and for the purposes of this Subclause, "substantially all" means a percentage of ninety percent (90%) or more of the net hectares held by such party in that province, state or territory.

(d) A disposition by a party in which the net hectares being disposed of by that party in the joint lands represent less than five percent (5%) of the total net hectares being disposed of by that party pursuant to that disposition.

However, a party making such a disposition pursuant to Subclause (b), (c) or (d) of this Clause shall advise the other parties of such disposition in a timely manner.

2403 MULTIPLE ASSIGNMENT NOT TO INCREASE COSTS – If any assignment of working interest is made to multiple assignees so as to increase the expenses or duties of the Operator, the Operator may require the assignees (and the assignor if it retains a working interest) to appoint one of their number as representing all of them for the purposes of this Operating Procedure, unless arrangements satisfactory to the Operator are made to compensate the Operator for the increased expenses or duties.

2404 RECOGNITION UPON ASSIGNMENT – Other than as required and allowed one party to another elsewhere in this Operating Procedure, a party which proposes that an assignment of a working interest, or a corresponding interest in the Agreement and this Operating Procedure, shall be effective against the parties who are not parties to the assignment (in this Clause called the "other parties") shall first comply with the provisions of ALTERNATE _____ below (Specify A or B):

ALTERNATE - A:

The assignment of a working interest or a corresponding interest in the Agreement and this Operating Procedure shall only be effective against the other parties if:

(i) notice of the assignment has been served on each of the other parties in accordance with Clause 2401, if applicable; and

(ii) the assignor and assignee have entered into an agreement with the other parties, which is acceptable to the other parties, to ensure the assumption of and compliance with the obligations of the assignor by the assignee with respect to the interest assigned to the assignee.

- OR -

ALTERNATE - B:

The assignment of a working interest or a corresponding interest in the Agreement and this Operating Procedure shall only be effective against the other parties if:

(i) notice of the assignment has been served on each of the other parties in accordance with Clause 2401, if applicable; and

(ii) the assignor and the assignee have entered into an agreement with the other parties, to ensure the assumption of and compliance with the obligations of the assignor by the assignee with respect to the interest assigned to the assignee, provided that the other parties shall be deemed to have executed that agreement, unless, within ninety (90) days of the receipt of that agreement, one (1) or more of the other parties have advised the parties, by notice, that they are not prepared to execute that agreement and the reasonable objections they have to that agreement.

The assignor shall forthwith give notice to the parties respecting the status of that agreement upon the earliest of: execution of that agreement by the other parties; the receipt of notices of one or more of the other parties that they are not prepared to execute that agreement; or the expiry of such ninety (90) day period, as the case may be.

The following conditions shall be applicable to the ALTERNATE which is specified:

(a) Subject to Subclause (b) of this Clause, if an assignment is effected in the manner prescribed in this Clause, the assignment shall be effective against the other parties at the time specified in the agreement provided to the other parties pursuant to the Alternate specified in this Clause.

(b) Until the agreement provided to the other parties pursuant to the Alternate specified in this Clause has been executed, or, if applicable, deemed to have been executed by the other parties, the assignor shall continue to remain liable to the other parties for performance of the obligations applicable to the assigned interest under the Agreement and this Operating Procedure. The other parties may also rely on the assignor as being trustee for and authorized agent of the assignee in all matters relating to the assigned interest during such period.

(c) This Clause 2404 shall in no event operate to affect or impede an assignment described in Subclause 2402(a).

ARTICLE XXV

LITIGATION

2501 CONDUCT OF LITIGATION – Litigation with respect to the title documents, the joint lands or any joint operation shall be conducted for the joint account on behalf of all parties, unless and to the extent that such litigation is among the parties. Each party shall notify the other parties of any process served upon it, or of any process it intends to serve, in any action involving the title documents, the joint lands or any joint operation. The parties then shall decide whether an action for the joint account shall be handled by the solicitors of the parties or by joint counsel mutually selected by the parties. However, nothing contained in this Clause shall preclude a party from also acting on its own (and at its own expense) if, in its opinion, it considers such action advisable or necessary to protect its particular interest hereunder, provided that a party so acting on its own behalf shall not pursue a course of action contrary to litigation then being conducted for the joint account.

ARTICLE XXVI

PERPETUITIES

2601 LIMITATION ON RIGHT OF ACQUISITION – Notwithstanding anything to the contrary contained herein, the right of any party to acquire any interest in the joint lands hereunder shall not extend beyond the period prescribed by the applicable perpetutities Regulations or, in the absence of such Regulations, twenty-one (21) years after the lifetime of the last survivor of the lawful descendants now living of Her Majesty Queen Elizabeth II.

ARTICLE XXVII

UNITED STATES TAXES

2701 UNITED STATES TAXES – If for purposes of the United States Internal Revenue Code of 1986, as amended, ("the Code") this Operating Procedure or the relationship established thereby constitutes a partnership as defined in Section 761(a) of the Code, each of the parties who are entitled under such Section to elect, hereby elects to have such partnership excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or such portion thereof as the Secretary of the Treasury of the United States, or his delegate, shall permit by election to be excluded therefrom. The Operator is authorized to execute such election on behalf of the parties who are entitled to make such election and to file the election with the proper United States government office or agency. The Operator is further authorized and directed to execute and file such additional and further evidence of such election as may be required, all at the expense solely of those parties subject to the Code. However, if the Operator is not subject to the Code with respect to the joint lands, the obligations of the Operator under this Clause shall be fulfilled by the party who is subject to the said Code with respect to the joint lands and who, among those parties subject to the Code, holds the greatest working interest.

ARTICLE XXVIII

MISCELLANEOUS

2801 SUPERSEDES PREVIOUS AGREEMENTS – Except for the Agreement (other than to the extent that the Agreement by its terms becomes ineffective when this Operating Procedure is made effective), this Operating Procedure supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the joint lands and any production facilities, and expresses all of the terms and conditions agreed upon by the parties with respect to the joint lands and any production facilities.

2802 TIME OF ESSENCE – Time shall be of the essence in this Operating Procedure.

2803 NO AMENDMENT EXCEPT IN WRITING – Except as otherwise provided in this Operating Procedure, no amendment or variation of the provisions of this Operating Procedure shall be binding upon any party unless and until it is evidenced in writing executed by the parties.

2804 BINDS SUCCESSORS AND ASSIGNS – Subject to the provisions of Article XXIV, this Operating Procedure shall enure to the benefit of and shall bind the parties, their respective successors and assigns and the heirs, executors, administrators and assigns of natural persons who are or become parties.

2805 LAWS OF JURISDICTION TO APPLY – This Operating Procedure shall for all purposes be construed and interpreted according to the laws of the jurisdiction within which the joint lands are situated and the laws of Canada applicable therein. The courts having jurisdiction with respect to matters relating to this Operating Procedure shall be the courts of that jurisdiction.

2806 USE OF NAME – Each party agrees that it will not use, suffer or permit to be used, directly or indirectly, the name of any other party for the purpose of, or in connection with, the financing, in whole or in part, of any operation hereunder, in connection with the offering for sale of shares of stock or any other securities or for the formation or promotion of any business enterprise, without, in each instance, first obtaining the written consent of that other party.

2807 WAIVER OF RELIEF – The parties acknowledge that any default, forfeiture or assignment provisions contained in this Operating Procedure are, in view of the risks inherent in the exploration for petroleum substances, reasonable and equitable. Each party waives any and all rights which it may have at law, in equity or by the Regulations, against default, forfeiture or penalty if such provisions are invoked.

ARTICLE XXIX

TERM

2901 TO CONTINUE DURING ANY JOINT OWNERSHIP – Subject to Clause 1803, this Operating Procedure shall terminate when no portion of the joint lands and no production facility is owned jointly by two or more parties or at that later date upon which, joint ownership continuing, all title documents have terminated, all wells on the joint lands have been abandoned, all equipment relating thereto salvaged and a final settlement of accounts has been made among the parties, provided that those provisions relating to audit, liability, indemnity, disposal and salvage of material and enforcement on default shall survive for six (6) years thereafter.

PASC
PASC ACCOUNTING PROCEDURE

Recommended by the Petroleum Accountants Society of Canada

EXHIBIT " "

Attached to and a part of ____
____
____

ARTICLE I - GENERAL PROVISIONS

101. *Definitions*

In this Accounting Procedure the following words and phrases shall have the following respective meanings, namely:

(a) **"Administrative Services"** means support services such as accounting, purchasing, clerical, secretarial, and administrative whether On-Site or not.

(b) **"Affiliate"** means, with respect to the relationship between corporations, that one of them is controlled by the other or that both of them are controlled by the same person, corporation or body politic; and for this purpose a corporation shall be deemed to be controlled by those persons, corporations or bodies politic who own or effectively control, other than by way of security only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which owns shares of the corporation) to elect the majority of its board of directors, provided that a partnership which is a party and which is comprised solely of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates.

(c) **"Agreement"** means the Agreement to which this Accounting Procedure is attached.

(d) **"Alliance"** means a contractual arrangement whereby a third party provides services to the Operator and which involves the sharing of employees and/or office spaces.

(e) **"Completion"** means the installation in, on, or with respect to a well of all such production casing, tubing and wellhead equipment and all such other equipment and material necessary for the permanent preparation of the well for the taking of petroleum substances therefrom up to and including the outlet valve on the wellhead and includes, as necessary, the perforating, stimulating, treating, fracturing and swabbing of the well and the conduct of such production tests with respect to such well as are reasonably required to establish the initial production of the well.

(f) **"Construction Project"** means construction, abandonment and reclamation of facilities or installation activity undertaken for the Joint Account, including each subsequent addition thereto or alteration thereof and Equipping wells but does not include Drilling. For purposes of Clause 302 of this Accounting Procedure, each addition or alteration hereunder will be considered as a separate Construction Project except that multiple projects of a similar nature being constructed under a single program will be consolidated as a single Construction Project. Replacement of Material in kind should be considered Operations and Maintenance unless the Owners agree otherwise.

(g) **"Controllable Material"** means Material which at the time is so classified in the Controllable Material Price Catalogue as most recently recommended by the Petroleum Accountants Society of Canada.

(h) **"Drilling"** means all activities with respect to the drilling of a well, including surface access and the construction of roads to and from the site of the well, preparation of the site of the well, the installation of all surface and intermediate casing respecting the well, logging, coring, capping, deepening, abandoning, reclaiming, plugging back, sidetracking, re-drilling, production testing of a well or the converting of a well to a source, injection, observation or producing well and including stratigraphic tests, and includes Completion but does not include Equipping, routine clean-out and pump or rod pulling operations which are Operations and Maintenance. Without limiting the generality of the foregoing this also includes environmental or socioeconomic studies required by governmental authorities as a prerequisite to the issuance of approval for the drilling of such well.

(i) **"Equipping"** means the installation of such equipment as is required to produce petroleum substances from a completed well, including, without restricting the generality of the foregoing, a pump (or other artificial lift equipment), the installation of the flow lines and production tankage serving the well and, if necessary, a heater, dehydrator or other wellsite facility for the initial treatment of petroleum substances produced from the well to prepare such production for transportation to market, but specifically excludes any such equipment, installation, or facility that is (or is intended to be) a production facility.

(j) "**Exploration**" means geological, geophysical and geochemical examinations and other investigations relating to geology, and any related environmental studies, other than Drilling, for the purpose of defining field limits or defining development well locations, conducted pursuant to the terms of the Agreement.

(k) "**Initial Construction**" means construction conducted to place the Joint Property on stream to the date of initial operations.

(l) "**Joint Account**" means the account showing, in Canadian funds, the charges paid and credits received as a result of Joint Operations and which are to be shared by the Owners in accordance with the terms of the Agreement.

(m) "**Joint Operations**" means Exploration, Drilling, Completion, Equipping, Construction Projects, and Operations and Maintenance activities conducted pursuant to the terms of the Agreement.

(n) "**Joint Property**" means all property subject to the Agreement.

(o) "**Material**" means equipment or supplies acquired for use in the conduct of Joint Operations, which shall be classified as follows:

(1) Condition "A" means that which is new;
(2) Condition "B" means that which has been used but is suitable for its original function without reconditioning;
(3) Condition "C" means that which has been used and would be suitable for its original function after reconditioning or that which cannot be reconditioned for, but has a limited service in, its original function;
(4) Condition "D" means that which is not suitable for its original function but is usable for another function;
(5) Condition "E" means that which is junk.

(p) "**New Price**" means the current price of Condition"A" Material at the nearest reputable supply store where such Material is available or at the nearest receiving point to which such Material could be delivered, whichever is closer to the Joint Property. Tubular goods fifty and eight tenths millimetres (50.8 mm) or two inches (2 inches) in diameter and over shall be priced on a carload basis. Costs of special services to tubular goods, including transportation for that service, shall be included when determining the New Price. Any cash discount that may be allowed by a dealer shall not be deducted in determining the New Price.

(q) "**Non-Operator**" means an Owner or a Party to the Agreement other than the Operator.

(r) "**Operations and Maintenance**" means activities and Material required to directly operate, repair, and maintain wells and facilities on the Joint Property.

(s) "**Operator**" means the Owner or Party designated pursuant to the Agreement to conduct Joint Operations.

(t) "**On-Site**" means within the legal boundaries of the Joint Property or in the Production Office or in the general vicinity of the Joint Property when in direct conduct of Joint Operations.

(u) "**Owner**" or "**Party**" means a person, partnership, corporation or other entity who is bound by the Agreement.

(v) "**Production Engineering**" means facilities and operations engineering support for Operations and Maintenance. This includes the following activities:

(1) facilities engineering which includes evaluation, optimization, testing, and if required, modifications to wellsite facilities, pipelines, production satellites, oil treating facilities, gas treating facilities, production storage and custody transfer facilities, gas and natural gas liquid injection facilities, produced water handling and injection facilities, fresh water supply and handling facilities, gas compression facilities, controls and data acquisition, loss prevention, utilities, corrosion control and classification, environmental protection, quality control and assurance, operational problem resolution and process optimization and maintenance planning.

(2) operations engineering which includes preparation of expense recompletion programs, remedial workover and stimulation programs (acidizing, fracturing, slick line and wireline programs, coiled tubing, snubbing, nitrogen and carbon dioxide programs); preparation of well control and safety programs; design and optimization of artificial lift systems (dynamometer and fluid level analysis, well bore gradient and interpretation, water analysis, pressure, volume, temperature data, open and cased hole logs, absolute open flow data and the like required to evaluate well performance and workover candidate); and optimization of downhole completion assemblies excluding reservoir performance optimization but including tubing force analysis and packer design, wellhead design, sand control equipment and procedures, downhole equipment for quality assurance and quality control as well as metallurgical design for critical service, selection of workover candidate to rectify mechanical problems, design and implementation of field bottom hole pressure survey and interpretation of pressure data, and interpretation of data required for optimization of downhole completion assemblies.

(w) "**Production Office**" means an office or a portion of an office, the primary function of which is to directly serve the daily Operations and Maintenance.

(x) **"Professional Consulting Services"** means the services of a professional individual or firm employed to provide professional advice for the benefit of Joint Operations.

(y) **"Supervision"** means the supervision of employees and/or contract labour directly employed On-Site in the conduct of Joint Operations.

(z) **"Technical Services"** means the services providing specific engineering, geological or other professional skills such as, but not limited to those performed by engineers, geologists, geophysicists, technologists, environmentalists, safety specialists, and surface landmen required to handle specific operating conditions and problems for the benefit of Joint Operations which are not Production Engineering or Administrative Services.

(aa) "Warehouse" means a building, pipe yard and/or storage point where idle equipment is stored.

102. *Statement and Billings*

The Operator shall bill each Non-Operator on or before the last day of each month for its proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized in accordance with the Joint Interest Billing Exchange Chart of Accounts as most recently recommended by the Petroleum Accountants Society of Canada classifications, as a minimum.

In the event that production revenue settlement statements are submitted by the Operator, sufficient volumetric, pricing, and revenue information by product, production month and year shall be provided to enable each Non-Operator to correctly calculate and record its income and pay its obligations attached thereto.

103. *Payments by Non-Operators*

Unless otherwise provided in the Agreement, each Non-Operator shall pay all bills as rendered pursuant to Clause 102 of this Accounting Procedure within thirty (30) days of receipt thereof. When the due date falls on a weekend or a statutory holiday, the payment will be due on the preceding business day.

104. *Capital Advances*

Unless otherwise provided in the Agreement, the Operator may require each Non-Operator to advance its proportionate share of the estimated costs to be paid in the succeeding month for approved capital projects for Joint Operations. If the Operator so elects, it shall, not earlier than thirty (30) days prior to the first day of each month,

submit to each Non-Operator a reasonably detailed estimate of the costs proposed to be paid for the Joint Account in that month, with a request for payment by each Non-Operator of its proportionate share thereof. Each Non-Operator shall pay the Operator its proportionate share of the costs so estimated on or before the fifteenth (15th) day of the month for which the advance is requested or twenty (20) days after receipt of such estimate, whichever is later.

The Operator shall adjust each monthly billing to reflect advances received from the Non-Operator. Expenditures in excess of the advances shall be billed to and paid by each Non-Operator pursuant to Clause 103 of this Accounting Procedure. Amounts advanced by each Non-Operator in excess of actual costs shall be refunded by the Operator with the related billing for the month in which the advance was paid. Any such excess amounts not refunded will, at each Non-Operator's option, bear interest, payable by the Operator for the account of each Non-Operator, at the rate specified pursuant to Clause 106 of this Accounting Procedure from the day the billing is rendered pursuant to Clause 102 of this Accounting Procedure.

105. *Operating Fund*

Unless otherwise provided in the Agreement, the Operator may require each Non-Operator to advance for an operating fund its proportionate share of __________ percent (_____%) of an approved forecast of expenditures for Operations and Maintenance for a year. The amount of this operating fund shall be increased or decreased annually in accordance with the current year's approved forecast of expenditures for Operations and Maintenance. This adjustment shall be done within ninety (90) days after the end of the previous year or when the current year's forecast is approved, whichever is later. Each Non-Operator shall remit such advance thirty (30) days after receipt of request for payment. After the establishment of the operating fund, each Non-Operator shall remit its share of actual costs in accordance with each month's billing, thus maintaining the operating fund intact.

106. *Unpaid Accounts*

Unless otherwise provided for in the Agreement, if payment of any bills or requests for advances is not made within the time stipulated in this Accounting Procedure, the unpaid amount may, at the Operator's option, bear interest payable by the Non-Operator and compounded monthly, for the account of the Operator at the rate of two percent (2%) per annum higher than the average prime rate charged by the principal Canadian Chartered bank used by the Operator, regardless of whether the Operator has notified such Non-Operator in advance of its intention to charge interest with respect to such unpaid amount, for the period in which such interest is payable.

107. *Adjustment and Right to Protest/Question Bills*

(a) A Non-Operator shall not withhold payment of any portion of a bill presented by the Operator due to protest or question related to such a bill unless there is a significant item under dispute and the Operator agrees to the Non-Operator withholding payment for the disputed item. Questions by the Non-Operator related to bills shall be responded to by the Operator within fourteen (14) days of receipt of the Non-Operator's query. In the event the Operator agrees that the questioned charges require adjustment, such adjustment shall be made by the Operator within thirty (30) days after such agreement to the adjustment. Notwithstanding the foregoing provisions, the Operator shall not unreasonably deny the Non-Operator's request to withhold payment for significant disputed charges which require adjustment and for which written notice has been received.

(b) Subject to Subclause 107(c) hereof, payment of any bills or requests for advances shall not prejudice the right of the Non-Operator to protest or question the correctness thereof; provided however, all bills and statements rendered to the Non-Operator during any calendar year shall be presumed to be true and correct after the later of twenty-six (26) months following the end of such calendar year or any approved extensions pursuant to Subclause 108(b) of this Accounting Procedure, unless before the end of the said twenty-six (26) months the Non-Operator takes written exception thereto and makes claim on the Operator for an adjustment.

(c) If within the period referred to in Subclause 107(b) hereof, the Non-Operator or the Operator establishes that an error in the books, accounts and records relating to Joint Operations existing in the said period also existed previous to the period, the Operator shall make the required adjustments retroactively either to the inception of the error or in a manner as approved by the Owners. The provisions of this Subclause are neither intended to extend the Non-Operator's audit rights to access books and records beyond the twenty-four (24) month audit limitation pursuant to Subclause 108(a) of this Accounting Procedure; nor is it intended that the Non-Operator request such an adjustment without being able to adequately support the request. The adjustments shall be subject to the Non-Operator's right to audit.

(d) The provisions of this Clause shall not prevent adjustments resulting from physical inventory of Controllable Material pursuant to Article V of this Accounting Procedure.

108. *Audits*

(a) The Operator's books, accounts, and records relating to Joint Operations for a calendar year may be audited within twenty-four (24) months next following the end of the calendar year. In the event of a payout situation, the twenty-four (24) month period for expenditures commences with receipt of any payout statement. Where two or more Non-Operators desire to conduct an audit, they shall make every reasonable effort to conduct an audit by a joint committee which shall be appointed by the Non-Operators. The Non-Operators shall select a chairman and set the rates of remuneration and expenses, and provided that approvals are obtained from a Majority Interest of the Non-Operators, the costs of such audit shall be borne by all Owners, excluding the Operator and its Affiliates. For purposes of this Subclause, a "Majority Interest" means two (2) or more Non-Operators having interests totalling more than fifty percent (50%) of the remaining interest in the Joint Property after the exclusion of the interests of the Operator and its Affiliates. Nothing, however, shall prevent a Non-Operator from conducting an audit at its sole cost, provided notification has been given to the Operator and other Non-Operators. Each audit shall be conducted so as to cause a minimum of inconvenience to the Operator.

(b) Any claims of discrepancies disclosed by such audit shall be made in writing to the Operator by the chairman of the audit committee within two (2) months of the completion of the field work unless the Operator has consented to a reasonable time extension, which consent shall not be unreasonably withheld.

(c) The Operator shall respond in writing to any claims of discrepancies within six (6) months of receipt of such claims. If the Operator is unable to respond to the claims during the said six (6) month period, an adjustment to the Joint Account for the full amount of the unanswered queries shall be processed unless a request for a time extension supported by a clear work plan and a definite date for resolution is submitted and agreed upon, which approval shall not be unreasonably withheld. If the Operator does not agree with the claim, then the Operator shall include with its response a detailed and relevant explanation. If the Operator agrees with a claim, then adjustment shall be made by the Operator within thirty (30) days of such agreement. Evidence of such adjustment shall accompany the Operator's response. If adjustment cannot be made within a thirty (30) day period, the response shall include an explanation and an anticipated date for adjustment.

(d) The status of all claims of discrepancies issued by the audit committee shall be reported to the Owners within twelve (12) months of the date the claims were issued. Claims reported as unresolved shall be submitted forthwith by the Operator to the Owners for resolution in accordance with the provisions of the Agreement for resolution of disputes. All necessary adjustments resulting from the Owners' resolution shall be reported by the Operator to the audit

committee and adjustments processed within thirty (30) days of the date of resolution.

(e) With approval by the Owners, the cost of audits of contract services shall be for the Joint Account. To the extent that the Operator performs and charges the Joint Account for such audits, it is agreed that the Operator's auditor's working papers and findings will be available for inspection and inquiry by the Non-Operators.

109. *Control of Assets*

(a) The Operator shall maintain records of Controllable Material to identify potential loss or underutilization of Controllable Material, and to provide adequate control and tracking of Controllable Material movements.

(b) The Operator shall maintain records of all Controllable Material stored at joint stock locations.

110. *Approvals*

Where approval by the Owners is required in this Accounting Procedure, approval by the Owners pursuant to Clause ____ of the Agreement shall be binding on all the Owners. In the absence of provisions in the Agreement, approval shall be obtained by the Operator in writing from __________ or more Owners having interests in the Joint Property totalling _____ percent (____%) or more. Each Owner shall, by notice, cast its vote with the Operator fifteen (15) days from receipt of request for approval and an Owner who does not vote on any matter shall be deemed conclusively to have voted affirmatively.

111. *Rates and Limitations*

All rates and limitations set forth in this Accounting Procedure may be amended from time to time pursuant to Clause 110 of this Accounting Procedure.

112. *Expenditure Limitations*

Unless otherwise specified in the Agreement, the Operator shall make or incur the following expenditures for the Joint Account in addition to operating expenditures allowed by an approved forecast, without approval by the Owners:

(a) Expenditures including capital expenditures for any single undertaking, the total estimated cost of which is not in excess of _______________ dollars ($_______).

(b) Expenditures which the Operator deems necessary in emergencies to protect lives or property, but if the Operator makes any such expenditure in excess of the limit specified pursuant to Subclause 112(a) hereof, it shall promptly advise the Owners.

(c) Expenditures for full settlement of each damage claim resulting or arising from Joint Operations not in excess of _______________ dollars ($_________).

(d) Expenditures which it deems necessary to remedy a violation of an environmental regulation or law, but if the Operator makes any such expenditures in excess of the limit specified pursuant to Subclause 112(a) hereof, it shall promptly advise the Owners.

113. *Value Added Tax*

For refundable value added, goods and services or sales taxes, the Operator is authorized to make all elections and file all forms or documents required to administer such taxes on behalf of the Joint Account, including any documents which are required to deem all purchases of goods and services to be purchases of the Operator, and all recoveries to be recoveries of the Operator.

114. *Interpretation*

The Explanatory Text for the 1996 PASC Accounting Procedure (Explanatory Text) forms part of and is incorporated into the 1996 PASC Accounting Procedure (Accounting Procedure) and shall assist in the interpretation of the Accounting Procedure. In the event of a conflict between the provisions of the Explanatory Text and the Accounting Procedure, the Accounting Procedure shall prevail.

ARTICLE II - DIRECT CHARGES

The Operator shall charge the Joint Account with the cost of the following items:

201. *Labour*

(a)(1) Salaries and wages of the Operator's employees located On-Site in the conduct of Joint Operations, including Supervision, Technical Services, or Production Engineering but excluding Administrative Services.

(2) Salaries and wages of the Operator's employees engaged in On-Site Administrative Services in support of Joint Operations, with approval by the Owners.

(3) Salaries and wages of the Operator's employees working in a contractor's or supplier's main or field offices and travelling to contractor's offices or suppliers' plants for inspection and expediting of design and Materials during Initial Construction and subsequent additions or alterations to the Joint Property.

(4) Salaries and wages of the Operator's employees chargeable pursuant to Subclause 201(a)(1) hereof, receiving familiarization training On-Site prior to startup of production facilities.

(5) Salaries and wages of the Operator's employees engaged in Technical Services who are either temporarily or permanently assigned to and directly employed off-site of the Joint Property with approval by the Owners.

(6) Salaries and wages of the Operator's employees engaged in Production Engineering located off-site in direct support of Joint Operations.

(b) Charges for employees chargeable pursuant to Subclause 201(a) hereof, shall be limited to that portion of the salaries and wages attributable to and actually devoted to Joint Operations and supported by approved time sheets or an equitable allocation. Charges for off-site work shall be supported by a time sheet detailing work performed.

(c) Salaries and wages of the Operator's employees who are chargeable pursuant to Subclause 201(a) hereof, and are working through secondment or otherwise part of an Alliance shall be charged at actual cost.

(d) Earned or compensatory time off relating to the above wage or salary categories.

(e) Holiday, vacation, sickness, and disability benefits and other customary allowances paid to employees whose salaries and wages are for the Joint Account. Costs pursuant to this Subclause, may be charged by a percentage assessment on the amount of salaries and wages chargeable to the Joint Account. The rate shall be based on the Operator's cost experience from either the preceding year's actual cost experience or the current year's cost.

(f) For the purpose of charging the cost of the Operator's employees engaged in Technical Services pursuant to Clause 201 hereof, the Operator may use a per diem rate based on actual cost.

202. *Employee Benefits*

Employee benefits based on a percentage assessment applied to the amount of salaries and wages charged to the Joint Account. The percentage assessment shall be based on the Operator's actual cost experience, from either the preceding year's actual cost experience or the current year's cost. Such rates shall exclude the Operator's cost of administering such plans. In determining actual cost experience, any dividends or refunds received which are applicable to insurance or annuity policies shall be used to reduce the cost of such policies.

(a) Compulsory - Payments made by the Operator pursuant to assessments imposed by government authority such as Unemployment Insurance, Workers Compensation, Canada Pension, or other payments of like nature that are applicable to the Operator's salaries and wages charged to the Joint Account.

(b) Non-Compulsory - Established benefit plans which are made available to all employees on a regular basis. Such benefit plans may include employees' group life insurance, hospitalization, medical, dental, company pension, retirement (excluding early retirement and severance incentives), stock purchase, savings, bonus, and other benefit plans of a like nature. The cost of such plans may be borne entirely by the Operator or jointly by the Operator and the employees; however, only the Operator's share of these costs is chargeable to the Joint Account. The Operator shall charge the actual cost of such plans but not to exceed _________ percent (_____%) of the cost of labour charged pursuant to Clause 201 of this Accounting Procedure calculated on an annualized basis.

Bonuses given to selected employees and other special benefits available only to executives, certain employees, or groups on a selective basis shall be excluded from the employee benefits calculation and shall not be chargeable to the Joint Account.

203. *Travel and Moving*

(a) Personnel transfers and personal expenses for the required initial staffing of the Joint Property, required staff increases, and subsequent replacements where such replacements are beyond the control of the Operator. Such costs shall include transportation of employee, spouse, and dependents, and their personal and household effects, and all other relocation costs in accordance with the Operator's normal reimbursement policy. Personnel transfers for normal staff rotation, corporate reorganization, and training assignments shall not be charged to the Joint Account.

(b) Travel and personal expenses to and from and within the Joint Property as well as to and from other locations other than the Joint Property on behalf of Joint Operations for those employees whose salaries and wages are chargeable to the Joint Account.

204. *Automotive*

The Operator's owned or leased automotive equipment used in Joint Operations, including depreciation and interest on the depreciated investment pursuant to Subclause 207(e) or 207(f) of this Accounting Procedure. Costs shall be charged on a kilometre, hourly, or other equitable basis based on the Operator's cost experience, or as otherwise agreed by the Owners, pursuant to Clause 221 of this Accounting Procedure.

205. *Engineering and/or Design*

(a) Engineering and/or design work for Drilling, Completion, Equipping and Construction Projects which have had prior approval by the Owners with engineering and/or design costs clearly identified separate from other costs on the approval document, or engineering and/or design work within the Operator's authority pursuant to Clause 112 of this Accounting Procedure, whether provided by the Operator's employees or contract services as follows:

(1) For work provided by the Operator's employees at cost, which shall mean salaries chargeable pursuant to Subclause 201(a), 201(b) and 201 (c) of this Accounting Procedure, benefits and travel expenses only, plus the cost of computerized equipment used in the engineering and/or design application at rates calculated pursuant to Subclauses 207(e) or 207(f) of this Accounting Procedure.

(2) For work provided by contract services, at the invoiced cost paid by the Operator.

(3) On a basis other than at cost, provided that such basis is clearly identified and explained on the cost estimate submitted for approval by the Owners.

(b) The total amount charged pursuant to Subclause 205(a) hereof shall not exceed the following limits unless otherwise approved by the Owners:

(1) For projects requiring approval by the Owners pursuant to Subclause 112(a) of this Accounting Procedure, the amount stated for engineering and/or design in the approved project estimate plus two thousand dollars ($2,000) or ten percent (10%), whichever is greater.

(2) For projects within the Operator's approval authority pursuant to Subclause 112(a) of this Accounting Procedure, ten percent (10%) of the total project costs.

206. *Material*

Material purchased or furnished by the Operator for use in Joint Operations pursuant to Article IV of this Accounting Procedure.

207. *Services*

(a) Services, equipment and utilities required for Joint Operations incurred pursuant to contracts entered into by the Operator, as follows:

(1) Equipment and utilities provided On-Site.

(2) Technical Services and Production Engineering performed On-Site and related off-site services specifically related to work performed On-Site.

(3) Production Engineering provided off-site.

(4) Technical Services performed off-site, except those pursuant to Subclause 207(a)(2) hereof, only with approval by the Owners.

(5) Professional Consulting Services with approval by the Owners.

(6) Chart integration services.

(7) Charges for any services provided pursuant to this Subclause 207(a) through an Alliance shall not include any charges for the Operator's own seconded employees, nor any administrative or overhead charges on the Operator's employees.

(b) Use of the Operator's or its Affiliates' owned or leased facilities and equipment required for Joint Operations, as follows:

(1) Chart integration performed by the Operator. The Operator's charges shall not exceed commercial rates.

(2) Use of the Operator's or its Affiliates' laboratory facilities for the performance of testing and analysis required for Joint Operations at rates based on usage and actual costs. The rates used for laboratory services performed by the Operator and Affiliates shall not exceed those currently available from outside service laboratories unless approved by the Owners.

(3) Use of the Operator's or its Affiliates' owned or leased facilities and equipment other than that pursuant to Subclauses 207(b)(1) or 207(b)(2) hereof. The Operator's charges shall be pursuant to Subclauses 207(e) or 207(f) hereof.

(c) Maintaining and operating a Production Office. When additional operations or activities are served by the Production Office, the cost of maintaining and operating the Production Office shall be allocated among all operations or activities served, on an equitable basis or as otherwise agreed to by the Owners, pursuant to Clause 221 of this Accounting Procedure. Costs of other offices only with approval by the Owners.

(d) Maintaining and operating an On-Site warehouse that is part of the Joint Property. When additional operations or activities are served by the On-Site warehouse, the cost of maintaining and operating the On-Site warehouse shall be allocated among all operations or activities served, on an equitable basis or as otherwise agreed to by the Owners pursuant to Clause 216 of this Accounting Procedure.

(e) The Operator's charges pursuant to Subclauses 207(b)(3), 207(c) or 207(d), hereof may include actual operating costs, depreciation and interest on the depreciated investment. The annual interest rate on investment shall not exceed the prime bank rate of the principal Canadian Chartered bank used by the Operator plus one percent (1%), determined at the beginning of each calendar year.

(f) In lieu of the calculation of charges provided for in Subclause 207(e) hereof, the Operator's charges pursuant to Subclause 207(b)(3) hereof may be at commercial rates available in the immediate area, less twenty percent (20%).

208. *Damages and Losses*

Repair or replacement of Joint Property made necessary by, but not limited to, damages or losses incurred by fire, flood, storm, theft, accident, or any other cause for which the Operator is not liable. The Operator shall notify each Non-Operator in writing of damages or losses incurred as soon as practicable after the damage or loss has been discovered. Proceeds arising from a claim with respect to damages or losses from any insurance carried by the Operator for the Joint Account shall be credited to the Joint Account when received by the Operator.

209. *Surface and Subsurface Rights*

(a) Acquisition or renewal of surface rights and periodic rentals and related legal services for title work.

(b) Acquisition of subsurface rights and related bonus costs, lease, license or permit deposits, rentals, renewal or extension fees, royalties, and other similar payments required to maintain the interest of the Owners in the Joint Property.

210. *Taxes*

All taxes paid by the Operator for the Joint Account. Taxes shall not include income taxes or taxes of a similar nature.

211. *Insurance*

(a) Premiums paid for insurance as required by the Agreement to be carried for Joint Operations.

(b) Any deductible or uninsured loss under any policy of insurance required to be carried by the Operator for Joint Operations.

(c) That portion of any claim in excess of limits of insurance coverage required to be carried by the Operator for Joint Operations.

212. *Communication*

(a) Communication equipment including microwave facilities, cellular telephones, mobile radios, walkie-talkies, satellite dishes, ancillary equipment, and tie-lines directly serving the Joint Property and outgoing communication charges incurred by the Operator directly from the Joint Property. Rental or ownership and any other related costs of operating transmitter/receiver equipment in vehicles, or Production Offices, either as a direct charge, or when operations in addition to the Joint Property are served by this equipment, allocated among all such operations on an equitable basis, or as otherwise agreed to by the Owners, pursuant to Clause 221 of this Accounting Procedure.

(b) Other communication services and data transmission services other than those pursuant to Clause 214 of this Accounting Procedure, as approved by the Owners.

213. *Camp and Housing*

(a) Camp
Operation and maintenance of all necessary camp facilities for, and boarding of, employees whose salaries and wages are for the Joint Account provided that the charges for the Operator's owned or leased facilities shall be

commensurate with the costs of ownership, leasing and operation thereof, including depreciation and interest on depreciated investment, less any revenue therefrom. The annual interest rate on investment shall not exceed the prime bank rate of the principal bank in Canada used by the Operator plus one percent (1%) determined at the beginning of each year. When operations in addition to Joint Operations are served by these facilities, the charge for such facilities shall be apportioned among all such operations on an equitable basis, or as otherwise agreed to by the Owners, pursuant to Clause 221 of this Accounting Procedure.

(b) Housing
The cost of housing On-Site employees employed directly in the conduct of Joint Operations shall ________/shall not ________ be chargeable. The charge to the Joint Account shall not exceed rental rates of moderate accommodation in the area and shall be reduced by actual or deemed rental revenues. This charge may be calculated using the cost of ownership, leasing and operation thereof, including depreciation and interest on the depreciated value less any revenue therefrom, pursuant to Subclause 213(a) hereof.

214. *Computerized Measurement And Control*

(a) Automated measurement, field and facilities data capture and/or control systems owned or leased by the Operator, including employee costs for maintenance and operation of the control system and related computer facilities serving Joint Operations. Such costs shall be allocated to each operation and application served on an equitable basis, or as otherwise agreed to by the Owners, pursuant to Clause 221 of this Accounting Procedure.

(b) On-Site and off-site computer usage other than that pursuant to Subclause 214(a) hereof and Clause 205 of this Accounting Procedure, as approved by the Owners.

215. *Ecological and Environmental*

(a) Ecological and environmental requirements resulting from operation of the Joint Property, whether statutory, regulatory, or pursuant to industry association recommendations or the Operator's documented corporate policy relating to the ecology or environment resulting from operation of the Joint Property.

(b) All costs other than those specified in Subclause 215(a) hereof require approval by the Owners.

216. *Warehouse Handling*

A warehouse handling fee for Material delivered from the Operator's Warehouse or an Alliance's Warehouse, if such Material is not currently or normally stored at the Joint Property Warehouse, on a percentage assessment basis of __________ percent (______%) of the cost of such Material.

For the purposes of this Clause, the cost of Material shall be determined pursuant to Clause 402 of this Accounting Procedure.

217. *Recruitment, Training, and Safety*

(a) Recruitment, induction and training for initial staffing, expansion of the Joint Property and replacement of employees resulting from circumstances beyond the control of the Operator.

(b) Training the Operator's employees chargeable pursuant to Subclause 201(a)(1) of this Accounting Procedure with respect to operational, environmental and safety matters for the primary benefit of Joint Operations, including off-site technical training courses for new On-Site equipment or processes. Developmental technical training or personal development or management courses, such as team building, performance coaching, or interpersonal skills shall not be charged to the Joint Account.

(c) Safety articles such as, but not limited to, safety clothing, safety boots, safety glasses, and safety kits required in the operation of the Joint Property, as required by government regulations, industry association recommendations, or the Operator's documented corporate policy for the Operator's employees chargeable pursuant to Subclause 201(a)(1) of this Accounting Procedure.

(d) Safety awards and dinners, the primary function of which is the recognition and promotion of safety practices and concepts in the operation of the Joint Property for employees and contract labor chargeable pursuant to Subclauses 201(a)(1), 207(a) and 207(b) of this Accounting Procedure. Costs of safety dinners shall be limited to food and meeting room only. The cost of safety awards shall be reasonable.

(e) Preparing, implementing, and maintaining site-specific emergency procedures and safety manuals required for direct support of the Joint Property.

218. *Litigation and Claims*

Subject to the provisions of the Agreement, handling, investigating and settling litigation, discharging of liens, payment of judgements, and settlement of claims incurred by the Operator, whether through its own personnel or through third

parties, in or resulting from Joint Operations. Charges for services of the Operator's legal staff or fees or expenses of outside legal counsel shall be subject to prior approval by the Owners.

219. *Abandonment and Reclamation*.

(a) Abandonment and reclamation of the Joint Property, including those costs required under statutory regulations to restore the location to its natural state.

(b) Upon abandonment and reclamation of the Joint Property, all payments made by the Operator for termination, early retirement, severance, or other similar type settlements made to the Operator's field employees engaged in Operations and Maintenance and chargeable pursuant to Subclause 201(a)(1) of this Accounting Procedure who cannot reasonably be relocated within the Operator's other operations. Each employee's settlement costs shall be charged to the Joint Account in proportion to that employee's service at the Joint Property compared to that employee's total service with the Operator or Operator's predecessor, unless otherwise agreed to by the Owners. Where more than one property is abandoned, such settlement costs must be equitably allocated among them.

220. *Other Costs*

Any other expenditure for which provision is not otherwise made within the Agreement nor this Accounting Procedure and is incurred by the Operator in the conduct of Joint Operations with the approval by the Owners.

221. *Allocation Options*

Notwithstanding anything to the contrary contained in this Article II, when operations in addition to the Joint Property are served, the Operator shall use an equitable allocation of the actual costs as the basis for charges to the Joint Account, except for the following fixed or percentage allocations which shall be in lieu of actual cost allocations.

CLAUSE	COST	OPTIONS FOR CHARGING JOINT ACCOUNT			
		Fixed $/ Month			
		Subject to 302 (e)	Not subject to 302 (e)	Percentage of Direct Cost	Other (Specify) (Well /mcf/BBL)
204	Automotive				
207(c)	Production Office				
212	Communications				
213(a)	Camp				
214	Measurement and Controls				

ARTICLE III - OVERHEAD

301. *General*

Notwithstanding anything to the contrary contained in this Article III, it is specifically understood that any cash payments, incentives, grants, credits, waivers, exemptions, abatements, or other benefits received by or available to the Operator from any governmental source pursuant to regulations with respect to Joint Operations and for the Joint Account, shall not be taken into account when calculating any of the items pursuant to Clause 302 of this Accounting Procedure.

In this Article III:

(a) "Cost" means total expenditures pursuant to Article II of this Accounting Procedure, excluding those expenses pursuant to Subclause 209(b) and Clause 218 of this Accounting Procedure, and salvage credits for Material retired, the

value of injected substances purchased for enhanced recovery, custom processing revenues and charges and any additional exclusions as approved by the Owners.

(b) **"Overhead"** means all costs to the Operator other than those costs pursuant to Article II of this Accounting Procedure.

(c) **"Producing Well"** means a well for the Joint Account that in a calendar month:

(1) is equipped for and is capable of producing crude oil; or

(2) is connected to a permanent gas sales outlet, source or injection system; or

(3) is used as a disposal well;

provided that: a well that is Drilling during the entire month or is permanently shut-in and awaiting abandonment shall not be considered a Producing Well; a well completed in more than one zone for segregated production shall be considered a separate Producing Well for each such zone; an injection, source or disposal well shall be active during at least one day of the month; and a temporarily shut-in oil or gas well shall not be charged for Overhead longer than three (3) consecutive months after being shut-in.

302. *Overhead Rates*

The Operator shall charge the Joint Account for Overhead at the following rates:

(a) For each Exploration project ____________ percent (___%) of Cost.

OR

(1) __________ percent (___%) of the first ________ dollars ($_____) of Cost plus
(2) __________ percent (___%) of the next ________ dollars ($_____) of Cost plus
(3) __________ percent (___%) of Cost exceeding the sum of (1) and (2)

(b) For the Drilling of a well ____________ percent (___%) of Cost.

OR

(1) __________ percent (___%) of the first ________ dollars ($_____) of Cost plus
(2) __________ percent (___%) of the next ________ dollars ($_____) of Cost plus
(3) __________ percent (___%) of Cost exceeding the sum of (1) and (2)

(c) For Initial Construction _________ percent (______%) of Cost.

OR

(1) ________ percent (____%) of the first ________ dollars ($_____) of Cost plus
(2) ________ percent (____%) of the next ________ dollars ($_____) of Cost plus
(3) ________ percent (____%) of Cost exceeding the sum of (1) and (2)

(d) For each subsequent Construction Project __________ percent (___%) of Cost.

OR

(1) ________ percent (_____%) of the first _______ dollars ($_____) of Cost plus
(2) ________ percent (_____%) of the next _______ dollars ($_____) of Cost plus
(3) ________ percent (_____%) of Cost exceeding the sum of (1) and (2)

(e) For Operations and Maintenance:

(1) ________ percent (_____%) of Cost; and/or
(2) _______ dollars ($_____) per Producing Well per month; or
(3) A flat rate of ____________ dollars ($____________) per month.

The rates in Subclauses 302(e)(2) and 302(e)(3) hereof shall _______/shall not ________ be adjusted as of the first day of July each year following the year in which the Agreement became effective. The adjustment will be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly wages and salaries of the Canadian Petroleum and Natural Gas Industry for the last calendar year compared with the calendar year next preceding such last calendar year as reported by Statistics Canada. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment rounded to the nearest dollar. Notwithstanding the provisions hereof, these rates may be adjusted from time to time upon approval by the Owners pursuant to Clause 110 of this Accounting Procedure.

ARTICLE IV - PRICING OF JOINT MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator shall make proper and timely charges and credits for all Material movements affecting the Joint Operations.

401. *Purchases*

(a) Material purchased shall be charged at the price paid by the Operator including duty and/or sales tax thereon and after deduction of all discounts and rebates received. Where Material is found to be defective or is returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

(b) The Operator shall, whenever practical, purchase Material for delivery to the Joint Property; provided that only such Material as may be required for the conduct of Joint Operations shall be purchased and transported to the Joint Property.

402. *Material Movements*

Material movements to and from the Joint Property (for disposals see Clause 406 of this Accounting Procedure) shall be priced on the following basis, unless otherwise approved by the Owners. When the use of the Material is temporary and the reduced value as provided is not justified, then such material shall be valued on a basis commensurate with its usage on the Joint Property.

(a) New Material (Condition A):
Condition A Material at the New Price.

(b) Good used Material (Condition B):
- (1) Condition B Material at seventy-five percent (75%) of New Price, or
- (2) Fair market value.

(c) Material requiring conditioning (Condition C):
- (1) Condition C Material at fifty percent (50%) of New Price, or
- (2) Fair market value.

(d) Other used Material (Conditions D and E):
- (1) Condition D Material (damaged) at fair market value.
- (2) Condition E Material at salvage value.

Fair market value is deemed to be the selling price that would result when a buyer and a seller agree upon the price of an item giving due consideration for like goods in the marketplace at the time of sale and considering applicable expenses to inspect, repair, refurbish, dismantle and/or move such equipment or Material. Fair market value shall be based on the selling price or replacement cost of the equipment as obtained from current supplier published prices, current Controllable Material Price Catalogue as most recently recommended by the Petroleum Accountants Society of Canada, or as a quotation from a supplier. For audit purposes, documentation must be available to support the use of fair market value.

403. *Transportation of Material*

The Operator may, for transporting Material, charge the cost of transportation to or from the Joint Property provided that the charge for transporting Material furnished by the Operator shall not exceed the estimated costs of transporting such Material from the closer of the nearest reputable supply store or railway receiving point. Transportation costs incurred in transferring Material from the Joint Property to other operations where a change of ownership occurs shall not be charged to the Joint Account except with approval by the Owners.

404. *Warranty of Material Furnished by the Operator*

There shall be no obligation on the part of the Operator to warrant Material beyond the dealer's or manufacturer's warranty.

405. *Premium Prices*

Whenever the specifically required Material is not readily obtainable at published or listed prices because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property.

406. *Dispositions*

The Operator shall make timely disposition of idle and/or surplus Material, either through sale to the Non-Operators or sale to other parties. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator's surplus Material. All sales of Material, regardless of Condition, the proceeds from disposition of which is greater than ___________ dollars ($_______) shall be subject to approval by the Owners. All other disposals of Material shall be at the discretion of the Operator excepting sale to the Operator or its affiliates. Exceptions shall be priced pursuant to Clause 402 of this Accounting Procedure unless prior approval by the Owners is obtained.

ARTICLE V - INVENTORIES

501. *Inventories*

(a) Inventories of Controllable Material shall be taken by the Operator as approved by the Owners.

(b) The Operator shall conduct an inventory of stock maintained in a warehouse which is part of Joint Operations on an annual basis or as otherwise approved by the Owners.

502. *Notice of Inventories*

Written notice of the Operator's intention to conduct an inventory pursuant to Subclause 501(a) of this Accounting Procedure shall be given to each Non-Operator at least sixty (60) days prior to commencing such inventory, during which time each Non-Operator may elect to be represented. The Operator may limit the number of representatives of each Non-Operator for such purpose. Failure of an Owner to be represented at an inventory shall bind such Owner to accept the inventory taken by the Operator.

503. *Reconciliation of Inventory*

A reconciliation of the physical inventory with the Joint Account records shall be made by the Operator and approved by the Owners conducting the physical inventory. The Operator shall submit a list of overages and shortages to all Non-Operators and shall make adjustments to the Joint Account records to reflect the physical inventory.

504. *Inventory Expense*

The costs of conducting inventories pursuant to Clause 501 of this Accounting Procedure shall be charged to the Joint Account. Costs shall be based on the per diem rates for joint interest audits as most recently recommended by the Petroleum Accountants Society of Canada.

505. *Special Inventories*

Each Non-Operator shall have the right at any time to request in writing the taking of a special inventory of Controllable Material which shall be commenced within sixty (60) days of the Operator's receipt of the written notice. Such Non-Operator giving notice shall be entitled to be represented at the taking of the special inventory. All expenses incurred by the Operator in conducting the special inventory shall be borne by the requesting Non-Operator.

506. *Construction Inventories*

The Operator shall conduct an inventory and perform a reconciliation pursuant to Clause 503 of this Accounting Procedure for any major new facilities no later than twelve (12) months after completion of construction and the expense shall be for the Joint Account. In the event of undue delays, the Operator may request approval by the Owners of an extension.

PASC
PASC ACCOUNTING PROCEDURE
EXPLANATORY TEXT

Recommended by the Petroleum Accountants Society of Canada

ADDENDUM " "

Attached to and a part of Exhibit " " of ______________________________

Table I is a quick reference guide which classifies categories of expense as Overhead or directly chargeable with or without approval by the Owners.

ARTICLE I

101. *Definitions*

Definitions are only required for terms not already defined in the Agreement. The terms Month, Day, and Year are not used as defined terms in the Accounting Procedure but may be defined in the Agreement or addressed by a general provision.

(a) Administrative Services
The intent of including this definition is to make sure that the parties to the Agreement are aware that the Operator receives compensation for these services through the collection of Overhead pursuant to Clause 301. It is at the Operator's discretion whether these services are performed On-Site or not. It is also the intention that any items not specifically covered by Article II of this Accounting Procedure or approved as a stand-alone item would fall under Administrative Services. These items would then require approval pursuant to Clause 220 to be charged to the Joint Account. The services listed in the definition are only examples of the types of services which are included under this Clause and the intent is not to limit the services to those listed in the definition.

(b) Affiliates
No comments are necessary.

(c) Agreement

No comments are necessary.

(d) Alliance

Some operators in the industry have established arm's-length contractual arrangements with third party contractors in which the Operator's employee is in the contractor's office (or vice-versa). For example, the Operator may have an engineering alliance in which an engineering firm provides most of the engineering for specific projects, however the Operator may have some employees located in the contractor's office. Cost savings occur because the Operator does not have to carry a large staff for special projects. The engineering firm, by having alliances with other companies, is able to provide a flexible workforce.

(e) Completion

The Overhead associated with Completion should be considered as part of the initial Drilling costs only if the physical completion operations commence within twelve (12) months following the date of rig release from drilling operations. Completion operations commenced after this time period should be considered a separate project.

(f) Construction Project

No comments are necessary.

(g) Controllable Material

No comments are necessary.

(h) Drilling

Subsequent to the initial Drilling and Completion of a well, a rig and crew is often used to carry out a variety of downhole work which may be considered Drilling or Operations and Maintenance. This distinction is difficult to predetermine as it is somewhat dependant on the magnitude of the work involved. The following is a list of activities which generally require a rig and crew but which are typical of Operations and Maintenance activities.

(1) Sucker rod repairs and/or replacement (with the same quality/type of rod);

(2) Pulling of bottom hole pump for repairs;

(3) Tubing and bottom hole equipment repairs and/or partial replacement (with the same quality/type);

(4) Hot oiling or wireline work for downhole dewaxing;

(5) Wireline work to switch sliding sleeves, bottom hole chokes, etc.;

(6) Solvent, acid washes, or scale removal required to remove well bore restrictions;

(7) Bailing and swabbing;

(8) Maintenance and replacement of downhole sand control material and equipment including well bore clean out of existing zone.

Abandonment operations undertaken after a well has produced for any period of time beyond the initial test production period should be considered a separate Drilling project for Overhead purposes. The Overhead associated with abandoning an unproductive well should be considered as part of the initial Drilling costs only if the physical abandonment operations commence within twelve (12) months following the date of rig release from Drilling operations. Abandonment operations commenced after this time period should be considered a separate project.

(i) Equipping

For purposes of this definition a "production facility" shall mean any facility serving (or intended to serve) more than one (1) well (including, without restricting the generality of the foregoing, any battery, separator, compressor station, gas processing plant, gathering system, pipeline, production storage facility or warehouse), which is:

(1) constructed or installed for the joint account;

(2) owned exclusively by the parties in accordance with their respective working interests;

(3) initially intended to be utilized exclusively with respect to the production, treatment, storage or transmission of petroleum substances;

(4) not used for fractionation of petroleum substances, sulphur extraction or separation of liquids by refrigeration; and

(5) not subject to a separate agreement governing the construction, ownership and operation of such facility;

and includes all real and personal property of every kind, nature and description directly associated therewith, excluding petroleum substances, the joint lands and the Operator's owned or leased equipment

(j) Exploration

No comments are necessary.

(k) Initial Construction
No comments are necessary.

(l) Joint Account
No comments are necessary.

(m) Joint Operations
No comments are necessary.

(n) Joint Property
No comments are necessary.

(o) Material
No comments are necessary.

(p) New Price
No comments are necessary.

(q) Non-Operator
No comments are necessary.

(r) Operations and Maintenance
No comments are necessary.

(s) Operator
No comments are necessary.

(t) On-Site
On-Site refers not only to the legal area of the Joint lands and facilities included in the Joint Property, but the whole area of routine operations as follows:

(1) Field employees who operate the wells and facilities are considered On-Site while they are in the Production Office where they are based. When a central Production Office serves several properties, the field operators from all the properties are deemed to be On-Site while performing their duties in the office. Field employees, supervisors, and employees providing Technical Services are considered On-Site while travelling back and forth from the wells and facilities and the Production Office.

(2) The routine operation of the fields and facilities does require some travel outside of the immediate boundaries of the Joint Property or the Production Office. Examples include emergency evacuation or notification of residents in the area, investigation of odour problems, or

meetings with other operators within a complex (such as a field operator meeting the gas plant operator on an operating problem). In the case of meetings, the On-Site test is that the employee is on call and able to respond promptly to any problem or requirement within the Joint Operation.

(u) Owner or Party

No comments are necessary.

(v) Production Engineering

The following provides a list of engineering activities and tasks, which, if within the Operator's authority or specifically approved and performed in direct support of Operations and Maintenance, should be charged directly to the Joint Account. Any undertaking by the Operator's employees for the benefit of the Joint Account performing Production Engineering activities are chargeable pursuant to Clauses 201 or 207 regardless of their title, level or location.

Any work which is directed towards longer term operations such as work normally performed by geologists, petro-physicists and reservoir engineers falls within the provisions of Engineering and Design pursuant to Clause 205. This also applies to work resulting in a capital or expense AFE which should be charged to such AFE following approval by the Owners.

For clarity, the tasks which are chargeable as Production Engineering activities have been segregated into facilities and operations engineering as follows:

(A) Facilities Engineering

Evaluation, optimization, testing and if required, modification of the following:

(1) Wellsite facilities (heaters, dehydrators, measurement devices, and other similar equipment)

(2) Pipelines (production, injection, and other similar pipelines)

(3) Production satellites (headers, pig facilities, test systems, group separation, measurement, pumping, and other similar equipment)

(4) Oil treating facilities (gas separation, dewatering, desanding)

(5) Gas treating (dehydration, sweetening, liquids extraction, fractionation, sulphur production)

(6) Products storage and custody transfer (oil, C5+, LPG, sulphur, gas)

(7) Produced water handling and injection (compatibility testing, storage, oil removal, treating, filtration, pumping)

(8) Gas and natural gas liquid injection facilities and associated well bores.

(9) Fresh water supply and handling (dams, wells, storage, filtration, treating, pumping)

(10) Gas compression (reciprocating, centrifugal, rotary vane, etc., including drivers)

(11) Controls and data acquisition (pneumatic, PLC [program logic control], SCADA [supervisory control and data acquisition], DCS [distributed control system], and other similar operations)

(12) Loss prevention (PSV's [pressure safety valves], ESD [emergency shut down], block and bleed, gas detection, fire detection and control, and other similar operations)

(13) Utilities (electrical, compressed air, cooling and potable water, sewer and drain, flares, steam generation and distribution)

(14) Corrosion control and de-gasification (chemicals, materials selection, and other similar operations)

(15) Environmental protection (site specific compliance monitoring and control, permit renewal applications, and other similar operations)

(16) Quality control/assurance (standards for fabricating and maintaining, shop inspections, and other similar operations)

(17) Operational problem resolution and process optimization (including simulations)

(18) Maintenance planning (turnaround scheduling, inspections, and other similar operations)

<u>(B) Operations Engineering</u>

(1) Preparation of expensed recompletion programs, remedial workover and stimulation programs including:

(a) Acidizing, fracturing, remedial cementing, and other similar operations

(b) Slick line and wireline programs

(c) Coiled tubing, snubbing, nitrogen, and CO_2 programs

(2) Preparation of well control and safety programs.

(3) Design and optimization of artificial lift systems including:

(a) Dynamometer and fluid level analyses

(b) Well bore gradient and interpretation of IPR (inflow performance relationship), water analysis, PVT (pressure volume temperature) data, open and cased hole logs, AOF (absolute open flow) data, etc., as required to evaluate well performance and workover candidate selection.

(4) Optimization, excluding reservoir performance, of downhole completion assemblies (packers, nipples, sleeves, SSV's [subsurface safety valves], expansion joints, and other similar equipment). This includes:

(a) Tubing force analysis and packer design.

(b) Wellhead design.

(c) Sand control equipment and procedures.

(d) Downhole equipment QA/QC (quality assurance/quality control) and metallurgical design for critical service.

(e) Selection of workover candidates to rectify mechanical problems.

(f) Design and implementation of field bottom hole pressure surveys and interpretation of pressure data.

(g) Interpretation of data required for optimization of downhole completion assemblies.

(w) <u>Production Office</u>
The intent of this definition is to not be restrictive as to the physical locations of such offices, but rather to define the functions served by these offices.

The Production Office is the office or portion of offices where the field employees and supervisors chargeable pursuant to Subclause 201(a)(1) report

to work on a daily basis. The direct operation of the wells and facilities is managed, supervised and controlled from here. The PRIMARY function is the routine operation of the fields and facilities, and Production Engineering is usually done here, in whole or in part. The primary function test is based on the activity in the office, and applies for all operations served by that office. Only those costs specifically attributable to Joint Operations, excluding Overhead, are chargeable to the Joint Account; accordingly, the cost of an office should be equitably distributed amongst all operations served and also to the Operator for Overhead activities performed at the office.

It is feasible, although rare, that a Joint Operation could require more than one Production Office. An example would be a very long pool with difficult access and two focal points which could have two field offices.

It is also possible that an office building may be split between a legitimate Production Office section and a district or, in the case of a small operator, even a head office (which is not chargeable). The test remains the PRIMARY function. In such cases, the Production Office section should be identifiable and be comparable with a free-standing Production Office.

(x) <u>Professional Consulting Services</u>
Individuals or firms that do contracted work may be called consultants, but by the nature of their services they are contractors. No Administrative Services should be considered Professional Consulting Services.

(y) <u>Supervision</u>
The intent of the definition is not to restrict the supervisory function to the first level of supervision. For large operations a first level supervisor may be On-Site on a continual basis with a second level supervisor assuming the responsibility for supervising several properties. In this situation, a portion of the cost of the second level supervisor would be chargeable to the Joint Account.

(z) <u>Technical Services</u>
It should be noted that secretarial or clerical functions required to support Technical Services are not intended to be included as part of the definition.

(aa) <u>Warehouse</u>
No comments are necessary.

102. ***Statement and Billings***

Charges and credits need to be classified in accordance with the Petroleum Accountants Society of Canada/Joint Interest Billing Exchange (PASC/JIBE) Chart of Accounts to enable each Non-Operator to meet all regulatory as well as internal and

external reporting requirements. Companies who are not transmitting their billings electronically via the current Electronic Data Interchange Joint Interest Billings Exchange System (EDI/JIBE) adopted by the Canadian Petroleum Industry still need to comply with the classification standards set out in the PASC/JIBE Chart of Accounts.

The statement/billing should reconcile to any advances made.

If the Operator handles production revenue for the Joint Account, it is recommended that sufficient information relating to each Owner's sales be provided so the Non-Operators are able to calculate and pay obligations such as overriding royalties that are not normally handled by the Operator and to accurately record all revenue transactions.

103. *Payments by Non-Operators*

No comments are necessary.

104. *Capital Advances*

It is suggested that where the Non-Operator is cash called for amounts in excess of what could reasonably be expected to be a cash paid charge to the Joint Account for a particular month:

(i) the Operator should be asked for an explanation, and if applicable;
(ii) the Non-Operator and Operator negotiate the amount of the advance.

In any event, payment of the advance must be made by the original due date.

105. *Operating Fund*

The Operator normally advances funds through its accounts payable system to finance an operation and submits a billing to the Non-Operator for the recovery of such funds. Operating advances are allowed, based on an approved forecast, to provide working capital for the normal operating expenditures. Operating advances may be made for net billings but the Operator must adjust the amount of the advance to reflect the reduced timing difference between invoice payment and the billing to the Joint Account. The operating advance must not place the Operator in a more favourable financial position relative to the Non-Operator.

When a company disposes of its share (% Ownership) of the Joint Property during the year, that company should adjust the sales value of its ownership to include any

operating advance delivered to the Operator (see PASC "Acquisitions, Dispositions and Trader's Checklist" dated February 23, 1993). Hence, the Operator would remit the operating advance at the end of the year to the new Owner.

If the head document does not have provisions for approvals then approval of the forecast would be pursuant to Clause 110. The "forecast of expenditures" referred to in the Accounting Procedure may differ from any operational forecasts required pursuant to the Agreement.

106. *Unpaid Accounts*

Remittances should be made promptly by the Non-Operator in accordance with the terms of the Agreement. If such remittances are not made on a timely basis, interest should accrue monthly on the unpaid balance at the stipulated rate. The use of the wording "regardless ...." removes the need for written notice to be given before interest can begin to be calculated. The remedies are premised on the fact that a default did exist. Not paying an invoice is a default, but querying the validity of a charge is not a default and remedies are covered in Clause 107.

To encourage the enforcement of this provision, it is recommended that the Operator place a notation on his billings that the interest provision will be applied.

When the total monthly billing to a particular Non-Operator's account reflects a credit balance, the Operator's payment should accompany the billing to settle the account, except where inventory and/or ownership adjustments are involved. In these instances the Operator may effect distribution after collection of sufficient funds from the Non-Operators.

107. *Adjustment and Right to Protest/Question Bills*

The problems and resulting cost of accounting for adjusted payments is very significant; therefore, it is essential that the joint billing be paid as rendered unless agreement to the contrary is reached between the Operator and the Non-Operator.

The monthly Joint Account billing must be paid as rendered by the Operator, unless there is an agreement to short pay for items, such as incorrect working interest (division of interest) or unapproved expenditures. These two examples are not intended to limit the Non-Operator's rights to question doubtful charges, but are valid guidelines for short payment.

If any item on the Operator's statement is questionable, a request for an adjustment or an explanation of the item in question should be directed immediately to the Operator. All significant queries must be in writing with appropriate supporting

documentation. A request by the Non-Operator for an adjustment or explanation is not considered an audit request by the Non-Operator and shall not change the normal two-year formal audit limitation.

Subclause 107(c) recognizes the situations where either the Operator or the Non-Operator discovers that an error existed in the Joint Account for periods prior to the twenty-six month protest/questioning period described in Subclause 107(b). Recognizing that joint ventures are supposed to be a co-operative effort and that no Owner should either gain or lose from inadvertent errors, it is recommended that such errors be corrected back to the origin of the error. If the necessary records and information are not available for all prior periods, the parties should then negotiate the adjustment. The provisions of this Subclause are not intended to extend the Non-Operators' auditors' rights to access books and records beyond the twenty-four month audit limitation. Nor is it intended that a Non-Operator request such an adjustment without being able to adequately support the request. Supporting evidence must come from the current period and provide reasonable cause to support the argument that the situation existed in prior periods. The right to audit these types of adjustments is restricted to the support and backup for the adjustment(s) only.

108. *Audits*

Reference should be made to the PASC Joint Venture Audit Committee Bulletin No. 6, "Joint Venture Audit Protocol Guide." All audits of the Operator should be conducted in accordance with this bulletin.

It is recommended that the audit notification be issued at least three months prior to the commencement of the audit. A provision is included for the approval of audit costs by Non-Operators to be determined by a majority interest of the Non-Operators. Such vote would normally be accomplished by means of a mail ballot initiated by the Non-Operator wishing to conduct the audit. The Operator is not normally required to share in the cost of audits conducted by the Non-Operator.

The recommended time period for submission of audit claims or queries by the Non-Operator is within two months following completion of the audit field work at the Operator's office unless the Operator has consented to a reasonable time extension. The last day of field work is normally a date appearing on the mail ballot and/or the audit confirmation letter. The intent of the two month provision is to ensure queries are issued in a timely manner and to clearly establish that the definition of "field work" does not normally extend beyond the scheduled time at the Operator's premises. Audit queries should be sufficiently descriptive and contain the necessary backup to support the claim.

The intent of the six month time limitation from the date of filing for the Operator to answer the Non-Operator's audit claims is to prevent the Operator from ignoring such claims. The six month limitation is viewed as a maximum time for response except in extenuating circumstances. A response to an audit claim should be sufficiently descriptive and contain the necessary support and backup for adjustments processed or claims denied.

The intent of the provision for issuing the final audit report within twelve months of issuing claims of discrepancies is to promote timely reporting to the Non-Operator and to encourage the parties to settle such matters expeditiously.

If the agreement provides for an operating or management committee, this is the recommended vehicle to resolve audit matters. If no such committee exists, it is recommended the parties meet and negotiate a resolution. The agreement may also contain other provisions for settling disputes.

The intent is that for pay-out situations the audit is to be done within 24 months of receipt of any statement. By sending timely statements the Operator avoids audits that go back many years and the Non-Operator is getting timely data. The auditing provisions related to payout wells, net profits interests, and carried interests are governed by the applicable agreements. For a discussion of this topic, please refer to PASC Joint Interest Research Committee Bulletin No. 2.

109. *Control of Assets*

(a) The objective of this clause is to ensure that the Operator is effectively controlling and utilizing Material for the benefit of Joint Operations. The Operator should utilize whatever records or methods are necessary to properly process movements to and from the Joint Account.

(b) Records of Controllable and non-controllable Material shall be maintained by the Operator for the joint stock locations.

110. *Approvals*

This provision provides a basis for approvals of charges to the Joint Account in those instances where there are no approval provisions in the Agreement. (See preamble.)

111. *Rates and Limitations*

No comments are necessary. (See preamble.)

112. *Expenditure Limitations*

No comments are necessary. (See preamble.)

113. *Value Added Tax*

This Subclause allows the Operator to make all elections to handle Goods and Services Tax transactions for the Joint Account saving severe administrative problems for all the Owners.

114. *Interpretation*

No comments are necessary.

ARTICLE II - CHARGES

The Operator shall charge the Joint Account with the cost of the following items:

201. *Labour*

The Operator's labour costs applicable to the salaries and wages of personnel on the Operator's payroll whose time is chargeable directly to the Joint Account. Where more than one property is served, the distribution must be fair and equitable and reflect the historical distribution.

Salaries and wages may include a variable portion of employee remuneration where applicable, but excludes any corporate executive bonuses and traditional bonuses (ie. Christmas bonuses) which are not part of the Operator's compensation policy. Such programs must be formally documented policy of the Operator, and must be available to all employees on a "regular basis". The variable pay program may include reduction of employee's "base pay" and provision for "performance pay" dependent on personal, department or corporate performance. Such payments may be made annually or monthly, and may be based on the prior year's experience.

In most situations, as long as the number of employees charged to the Joint Account is constant, the total performance payments will be fair irrespective of transfers of employees. However, when the number of employees is increased or decreased

during the year, an allocation of the performance pay for the additional employees to reflect the number of months the new positions have been in place, or to reflect the number of months the discontinued positions were in place, may be required.

Actual costs may be charged on an as-paid, actual basis, or by a percentage assessment basis. The method used by the Operator to charge such payments to the Joint Account should be reasonable and clearly documented This allows the Operator to avoid extremely detailed accounting at the property level.

Following is an explanation of direct labour chargeable to the Joint Account:

(a)(1) Salaries and wages of the Operator's employees directly engaged in Joint Operations, Supervision, Technical Services, or Production Engineering who are On-Site (see definitions) handling day-to-day operations and problems. This includes travel time to or from the Joint Property in the conduct of Joint Operations.

Salaries of the Operator's employees engaged in Technical Services are chargeable pursuant to Clause 205 for capital project work within the Operator's approval authority.

Salaries and wages of the Operator's employees engaged in Administrative Services located On-Site are covered by Overhead and therefore not chargeable to the Joint Account except as provided for in Subclause 201 (a)(2).

(2) This Subclause provides flexibility for the Operator of a facility to request approval to direct charge specified On-Site Administrative costs, such as receptionist or secretarial services, which are excluded as an automatic charge pursuant to Subclause 201(a)(1), in situations where there is a benefit to all Owners to provide such services On-Site. In large plant facilities provision of such services can be cost effective as without such support technical and operating personnel may have to divert their attention to administrative details. It is expected that the mail ballot will detail the positions to be charged and provide the rationale for charging the Joint Account.

(3) Salaries and wages of the Operator's personnel chargeable pursuant to Subclause 201 (a)(1) working in a contractor's or supplier's main or field office and travelling to and from those offices while in the conduct of Joint Operations. These are normally employees providing Production Engineering or Technical Services whose primary function is to handle specific operating conditions or problems directly related to Joint Operations and may include visitations to suppliers and vendors, Material inspections, etc.

(4) Salaries and wages of the Operator's employees chargeable pursuant to Subclause 201(a)(1) while such employees are receiving familiarization training On-Site prior to initial start-up of operations.

(5) Salaries and wages of the Operator's employees providing Technical Services who are directly involved in the capital project work of Drilling, Completion, Equipping, and Construction Projects and have had prior approval by the Owners.

(6) Salaries and wages of the Operator's employees regardless of titles, level or location engaged in Production Engineering to provide site-specific support for the day to day Operations and Maintenance of the Joint Property. These employees perform the tasks outlined in this Explanatory Text for Production Engineering.

(b) Time sheets or some other appropriate written instrument must document and support time spent and work done on any particular job while in the conduct of Joint Operations and the charge should be based upon such time shown. In some instances, however, certain employees such as supervisors may directly service a number of properties, and it may not be practical nor equitable to use "time" alone as a basis for the charge. In these instances a fair and equitable allocation may be the only cost effective method of charging time. The allocation must be supported by time sheets or some other appropriate written documentation indicating that the employee was working on the various properties.

(c) This subclause is set out separately to make it clear that the salaries of the Operator's employees who are part of an Alliance working for the Joint Account are chargeable at actual cost (salaries plus benefits) and should not be charged as part of the Alliance firm's billing for labour (at its charge-out rates). Similarly all office and overhead costs associated with the Operator's employees are not chargeable to the Joint Account. (See Subclause 207(a)). If the Alliance firm is affiliated with the Operator the transaction should be treated as non arm's-length. The actual cost of the Operator's employees working in the Alliance will include salary only. Benefits are also chargeable pursuant to Clause 202.

(d) Earned or compensatory time off relating to the above categories. Such costs are charged on an actual cost basis to the Operator and thus the rate used to charge to the Joint Account must reflect not only the "earned" time off but also the actual time off taken.

(e) The Operator's cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are

for the Joint Account. Costs pursuant to this Subclause may be charged by a percentage assessment on the amount of salaries and wages chargeable to the Joint Account. The rate should be based on the Operator's cost experience. Customary allowances may include jury duty, military duty, or any other absence which is excused by the Operator's policy.

Unless an employee is regularly assigned to a particular property for the entire year, it is very difficult to make an equitable charge by the "when and as paid" basis. It is generally agreed that the "percentage assessment" provides a more equitable distribution of these costs. It is recommended that the "percentage assessment" be reviewed annually and that proper adjustments be made in the rate to provide, over a period of time, that actual costs are distributed to the properties served. This may require that any balance in the account be used in determining the new adjusted rate.

For the purpose of this subclause, the term "customary allowance" is not intended to cover expatriate tax protection.

(f) As with costs pursuant to Subclause 201(e) labour costs for employees who spend short periods working on projects chargeable to the Joint Account are often most equitably charged on a per diem basis. The per diem charges should be reviewed annually and adjusted to ensure that they reflect the Operator's actual cost of salaries and wages for each classification of employee. The rate may represent the average actual salary of a classification of employee (example: "Senior Engineer"), rather than an individual's personal salary due to confidentiality requirements and administrative ease. This clause is not intended to dictate the Operator's accounting systems. The per diem charge can reflect labour costs only, with benefits calculated in total on all labour charged to the Joint Account, or can include a component for the Clause 202 benefits - either method must ensure that benefits are only charged ONCE. (ie. care must be taken that benefits are not included in the labour charge and then charged again through a calculated benefits charge).

202. *Employee Benefits*

(a) Compulsory - As costs imposed by governmental authorities are limited, being based upon a maximum earned by each employee and the maximum may be different for each category of charge, the cost terminates at various times during the year for individual employees. Although it is acceptable to determine the average time for payout of each category and discontinue such charges at that period, this usually produces inequities in charges to the individual properties. This is particularly true if a property is discontinued in the early part of the year or begins operations in the latter part of the year. For this reason, it is recommended that a percentage be determined for twelve months to spread the costs over the entire year.

(b) Non-Compulsory - Employee benefits may be generally defined as the types of plans enumerated in this Subclause and other established plans, such as medical insurance for employees and dependants, accident and disability insurance which provides for the welfare of the Operator's employees, their families or beneficiaries, and which are made available to all employees of the Operator on an equitable basis.

Established plans are those made available to ALL employees on a REGULAR basis. Such plans may be established in accordance with and subject to collective bargaining agreements. Charges should be made to the Joint Account for benefit plans expense by "percentages assessment" on the amount of the salaries and wages.

The following types of costs (but not limited to) which are beneficial primarily to the Operator should be excluded from the employee benefit calculations:

- industrial nurse or doctor
- service awards
- employees' credit union
- company magazines and periodicals
- social functions
- dinners and seminars in preparation for retirements
- fitness programs and facilities
- mortgage assistance
- business travel plan
- group legal plans
- bus passes
- travel assistance
- parking
- tax protection on taxable benefits
- educational assistance

Christmas or other bonuses given to selected employees and other special benefits available only to executives, certain employees, or groups on a selective basis are to be excluded from the employee benefits calculations and cannot be directly charged to the Joint Account under any circumstances. These costs are intended to be part of Overhead.

There are considerable variations in the actual cost of benefit plans in various companies in the industry. Some of the factors causing these variations are number of employees, average age of employees, types of plans established, methods of funding (contributory or non-contributory, trustee or insured), and collective bargaining agreement requirements.

Since these wide variations exist, a percentage limitation may be established. The Operator should determine annually whether his costs equal or exceed the stipulated percentage of labour before continuing to make charges at that rate. The "percentage assessment" rate is applicable to the Operator's labour costs which are chargeable to the Joint Account but not applicable to Overhead charges or contract labour.

203. *Travel and Moving*

Travel and reimbursable personal expenses of those employees serving the Joint Property should be charged equitably and consistently with wages and salaries as provided in the labour clause. Transfers for normal staff rotation, corporate reorganization and training assignments are considered to be for the primary benefit of the Operator and therefore not chargeable to the Joint Account.

Personal expenses must be in accordance with the Operator's normal documented reimbursement policy and may include such costs as real estate fee and commissions, closing costs, compensation for loss on sale of home, legal fees, and carpeting and drapery expenses.

As there are no overall industry standards for reimbursement policy, the Non-Operators should understand the Operator's policy at the time of negotiating the Agreement.

204. *Automotive*

No comments are necessary.

205. *Engineering and/or Design*

(a) All engineering and/or design work in support of capital and operational projects, including studies, whether provided by the Operator's employees or contract services, must be charged at cost.

For capital or expense projects which require approval by the Owners, the engineering and/or design costs estimate must be shown separately on an approval document and must meet the following requirements:

(1) Approved detailed time sheets describing the work and location of the Operator's employees.

(2) Charges for engineering and/or design provided by contract services must be supported by invoices clearly showing the work, location, rates, etc. and must be duly approved by the Operator's authorized representatives.

(3) Examples of work being charged at rates other than the Operator's costs may be where the costs are based on a percentage of the total project or a flat rate. The basis of charging must be fully explained when requesting approval by the Owners. The Owners should also negotiate whether the percentage or flat rate is inclusive of benefits or whether there are to be specific exclusions.

Capital and expense projects within the Operator's approval authority must also meet the above requirements.

For expense projects that are wholly engineering in nature such as field development or feasibility studies, the engineering costs are chargeable to the Joint Account only with the approval by the Owners.

(b) (1) The intent of this Subclause 205(b)(1) is to allow a maximum variance between the estimated engineering and/or design costs shown on the AFE and the actual costs charged. Costs for engineering and/or design which exceed the maximum variance require additional approval by the Owners even though the total AFE may not be overexpended.

(2) The intent of this Subclause 205(b)(2) is to limit the amount of engineering and/or design charges to a project which is within the Operator's authority, to ten percent of the total cost of the project.

206. *Material*

For complete reference see Article IV.

207. *Services*

(a) The Operator may recover the cost of third party contract services pertaining to Joint Operations. This includes custom processing charges if on behalf of the Joint Account. The Agreement may contain a dollar limitation governing the requirement of obtaining the Non-Operator's approval before the Operator enters into certain types of third party contracts on behalf of Joint Operations. Contracts should provide for the auditing of the contractor's records in cases where payment for work is based on reimbursable time and/or materials. Provisions relating to the audit are detailed in accordance with Subclause 108(d).

If the Operator has entered into a long-term contract for services, such as drilling rigs, service rigs, etc., the Joint Account should not be charged for any resulting standby charges, unless timing, rig availability, or other factors are critical to Joint Operations.

Contracted services normally considered overhead shall not be charged to the Joint Account.

(1) No comments are necessary.

(2) Technical Services means services related to the mechanical, electrical, chemical, geological and/or geophysical technologies as defined in Clause 101. This Subclause 207(a)(2) allows direct charging of all Technical Services provided On-Site, and some limited off-site work which is specifically and directly in support of the work done On-Site. An example would be time spent by a contracted geologist in his office completing a report on a well site visit. Only the actual Technical Services are chargeable. Any contracted services, which if performed by the Operator would be considered overhead, are not chargeable.

(3) Contracted Production Engineering Services may be direct charged whether On-Site (pursuant to Subclause 207(a)(2)) or off-site. An extensive listing of examples of chargeable Production Engineering work is provided in this guide pursuant to Subclause 101(v).

(4) No off-site Technical Services may be charged without approval, by the Owners other than those covered pursuant to Subclause 207(a)(2) above.

(5) Only true Professional Consulting Services require approval by the Owners, not ordinary contract services. Professional consultants are accredited by professional associations, and may perform as consultants or contractors. Professional Consulting Services provide the Operator with reports giving advice, as described in Clause 101(x). The very same firm or professional may also be contracted to perform Engineering and Design work pursuant to Clause 205 or Technical Services pursuant to Clause 207 in which case they are working under the direction of the Operator doing work which could be done by the Operator's employees. Also, many private individuals in the business of doing technical, administrative or accounting work on contract, like to refer to themselves as "consultants", although this usage does not fall under the definition of Professional Consulting Services. If a consultant's report has been charged to the Joint Account, it must be made available to the Owners.

(6) No comments are necessary.

(7) If the Operator has entered into an Alliance, only costs related to the non-employees of the Operator are chargeable pursuant to this Subclause 207(a)(7). The salaries of the Operator's employees' who are physically on the site at the office of the Alliance firm are chargeable pursuant to the provisions of the labour clause (see Clause 201). Any overhead costs associated with the Operator's employees being in the offices of the Alliance firm are not chargeable and are solely for the Operator's account since these are administrative in nature and are recovered through the Operator's overhead recovery. Contracted services normally considered overhead shall not be charged to the Joint Account.

(b) In many instances, it is more practical for the Operator to use its owned or leased equipment and facilities for temporary, infrequent or minor needs as the Joint Operation needs may not justify the purchase of equipment for the Joint Account.

(1) Due to small dollar amounts and for administrative ease, chart reading should be charged at commercial rates, rather than using the formulas provided for in Subclauses 207(e) and 207(f).

(2) Chargeable services include, but are not limited to, oil, gas, and water analyses and tests. As with chart reading, the small per-service cost does not justify the use of the formulas provided for in Subclauses 207(e) and 207(f). Charges must not exceed those of available outside labs.

(3) This Subclause covers all other situations not covered above. The Operator may use the formula provided for in Subclause 207(e) to calculate the charge, or use 80% of commercial rates as provided for in Subclause 207(f).

(c) The cost of maintaining and operating a Production Office should be calculated using the formula provided for in Subclause 207(e), and allocated among all operations (eg. other oil and gas properties) and functions (eg. Overhead activity such as district office) on some equitable basis (eg. square footage or employee/well count etc.). The costs to be allocated include such things as:

- depreciation of capital cost
- interest as provided in Subclause 207(e)
- rent, if building not owned
- heat, light, power, water, telephone
- janitorial service and supplies
- maintenance
- furniture (capital or operating cost)
- office supplies
- office machines and personal computers (capital or operating)

The allocation formula should take into account:

- use by the various operations
- use by various functions (chargeable, non-chargeable)
- use for administrative and management purposes

A final percentage allocation should be determined to avoid excessive accounting for a myriad of chargeable and non-chargeable activities happening continuously. Thus x% of the total cost of the Production Office would be deemed to represent the actual cost of chargeable activities for the Joint Account.

(d) The cost of operating and maintaining an On-Site warehouse that is part of the Joint Property should be charged to the Joint Account.

(e) The intent is that the Operator should recover its costs of ownership but there should be no profit. The cost is calculated by including depreciation and interest on the depreciated investment as established but the total charge shall not exceed prevailing commercial rates. If there are no available commercial rates in the situation, then the limitation does not apply.

(f) The provision of allowing for use of 80% of commercial rates is meant to reduce the administration burden on the Operator of calculating the charge as provided for in Subclause 207(e), when commercial rates are readily available in the area. If such rates are not available, then this alternative does not apply.

208. *Damages and Losses*

The Agreement generally provides that the costs incurred for repairs or replacement of the Joint Property because of damage or loss shall be borne by the Joint Account. Damage or loss to the Joint Property for any cause is recognized as a Joint Account cost except to the extent of exceptions identified in the Agreement.

As soon as practicable, the Operator should notify the Non-Operators in writing of the damage or loss giving the time, cause, extent, and the estimated charge to the Joint Account. The Operator should also give immediate notice to the insurance carrier, if the property is covered by insurance, and protect the property from further damage.

If any equipment is destroyed or removed from the Joint Property, the Operator should furnish the Non-Operators enough information to enable them to make proper entries to their investment records.

209. *Surface and Subsurface Rights*

(a) Surface rights including all surface lease rentals and land necessary for installations and rights-of-way acquired for Joint Operations such as gathering lines, compressors, plants, wellsites, battery sites, flowlines, and roads. The term may vary depending on the particular lease but usually annual rental payments are required.

(b) Petroleum & Natural Gas (P&NG) Lease Rentals and royalties paid by the Operator for the Joint Account.

210. *Taxes*

No comments are necessary.

211. *Insurance*

The types and amounts of insurance agreed upon by the Owners are usually included in another schedule of the Agreement. Note that Worker's Compensation and Unemployment Insurance are chargeable pursuant to Clause 202.

212. *Communication*

For ease of administration and auditing, only outgoing communication costs from the Joint Property may be charged to the Joint Account. Incoming calls are deemed to be administrative in nature and are thus considered Overhead.

Equitable allocation of costs is site specific and dependent on the nature of the operation and duties of people On-Site. If any basis other than 50/50 (outgoing versus incoming calls) is used, the allocation procedure should be fully documented and available for audit.

Ancillary equipment could include computers dedicated to the phone system but would exclude any communication costs that have been corporately allocated.

213. *Camp and Housing*

(a) Camp
It is the intent of this Subclause to provide camp facilities for employees in remote areas chargeable to the Joint Account. Facilities that are used for more than one operation must be charged out in an equitable manner.

(b) Housing
It is the intent of this Subclause to allow the Joint Operation to pay for the cost of subsidizing housing in remote areas which require this incentive to attract and maintain a qualified workforce. The cost of maintaining the housing less the actual or deemed rent charged is chargeable to the Joint Account, if agreed to, and must be charged based on the activity of the resident of the house. Thus, if a house is vacant, it cannot be charged and if the employee works on a number of different projects, these costs must be shared equitably.

214. *Computerized Measurement and Control*

(a) Computerized measurement and control is the direct use of computers in assisting with oil and gas data gathering, surveillance, automation, and

supervisory control. In the event the computer equipment serves other purposes, it is recommended that the Operator get prior approval by the Owners of the allocation process in order to ease the administration and audit efforts.

(b) Computer systems (i.e., personal computers and mainframes) that are not used for measurement and control are not chargeable to the Joint Account unless prior approval by the Owners has been obtained. Examples are material maintenance, material transfers, service work order systems, gas plant allocations, invoice payment, electronic mail, expense statements, revenue accounting, etc. This exclusion extends to the systems personnel, hardware, software (i.e., local area networks - LAN's) as well as peripheral devices that may be required.

215. *Ecological and Environmental*

(a) The Operator must operate in compliance with government regulations. A code of environmental conduct published by an industry association such as Canadian Association of Petroleum Producers (CAPP), Small Explorers and Producers Association of Canada (SEPAC), or other organization may be adhered to and the costs should be borne by the Owners. If the Operator has a documented corporate environmental performance policy that goes beyond government agencies or industry association standards, it should be followed for all operations and the costs should be borne by all the Owners. The Owners are entitled to review the environmental policies that the Operator is using.

(b) Costs of related studies or discretionary ecological and environmental activities require approval by the Owners.

216. *Warehouse Handling*

The intent is to permit the Operator to recover that portion of the cost of his Warehouse operation pertaining to movement of material to the Joint Property, through use of a "percentage assessment." The percentage assessment, when initially established, should reflect the Operator's Warehouse and handling procedure to ensure that the Joint Property is charged only its proportionate share of actual costs. The rates used may be adjusted to account for changes in the Operator's warehouse handling operation. For example, the rate should take into consideration no cost Warehouse or no-cost storage space obtained from a supplier or contractor, or storage of supplies by a contractor for the Operator in the Operator's Warehouse facility or whether the Operator is incurring an inventory holding cost or providing the personnel to expedite.

Wherever possible Material should be sent directly from a vendor to the Joint Property and not processed through the Operator's Warehouse or other temporary

storage locations to collect fees for the purpose of creating a profit centre. This warehouse service should add value to the process of obtaining goods for the Joint Property. If Material is returned to the Operator's Warehouse and the Joint Account is credited for the value of the Material, any warehouse handling charge, from the original transfer, associated with the returned goods should not be credited to the Joint Account.

217. *Recruitment, Training, and Safety*

(a) The Operator is expected to provide fully trained personnel for the operation of the Joint Property. The training required for rotating employees or growth assignments shall be at the Operator's sole expense. Recruitment costs include advertising and travel for interviews but exclude human resources department costs which are administrative in nature and thus recovered through Overhead.

(b) No comments are necessary.

(c) No comments are necessary.

(d) The costs of safety awards and safety dinners should be reasonable. Safety dinners should be PRIMARILY for the purpose of maintaining employee knowledge and commitment to safety programs and practices in field and plant operations. This term is not meant to include routine social events at which safety is a minor element. The cost of liquor or extra costs incurred because of the serving of liquor, such as transportation for employees, are not chargeable. It should be noted the purpose of a reasonable amount for safety awards and safety dinners (not meetings for other purposes) is in recognition of the increased focus on safety, and the resulting benefits to the Joint Account (i.e., reduced Workers Compensation Board (W.C.B.) costs, reduced absences, etc.) Extravagant awards such as expensive clothing or trips are not considered "reasonable" and therefore not chargeable to the Joint Account.

(e) General emergency manuals that are NOT site specific are not chargeable.

218. *Litigation and Claims*

Legal costs and expenses incurred in handling, investigating, and settling litigation, or claims arising by reason of Joint Operations or necessary to protect or recover the Joint Property including court costs, costs of investigating or procuring evidence, and amounts paid in settlement or satisfaction of any litigation or claim should be recognized as Joint Account costs.

With the exception of legal services for title work, no charge shall be made for the services of the Operator's legal staff working in the Operator's major administrative

offices or for fees or expenses of outside counsel. Such costs are considered to be covered by Overhead unless their direct charge to the Joint Account has received approval by the Owners. Legal services for title work is covered pursuant to Clause 209.

219. *Abandonment and Reclamation*

Field is intended to mean those employees who are permanently On-Site and involved in the daily operations and maintenance at the field level.

220. *Other Costs*

No comments are necessary.

221. *Allocation Options*

The intent of this clause is to provide flexibility to the Owners when dealing with charges which are administratively difficult to charge directly. The options within this Clause are a viable alternative.

ARTICLE III

301. *Overhead - General*

"Cost" is defined as those items of expenditure, described in Article II, that may be used as the basis in determining Overhead. This clause also indicates which costs are specifically excluded from the determination of Overhead. Processing fees are not allowed in the Overhead calculation.

The purpose of this definition is to provide the user with a reasonable base on which to calculate a percentage Overhead and eliminate or minimize the impact of large or unusual charges that, because of their variable nature, could distort the Operator's actual Overhead recovery since the administrative effort involved is not proportionate to the cost incurred. The costs of purchased fluids for injection schemes for enhanced recovery and custom processing costs, are excluded because these costs, when incurred, represent a significant cost for the joint property in proportion to the associated administrative effort. Custom processing, for the purposes of this definition, is meant to cover the full processing of an oil or gas stream in a facility which is not owned by the Owners of the Joint Property according to an arm's length contract, and is not meant to include minor or incidental handling of products or water.

It is recommended that all items of cost to be used in the base for percentage Overhead rates be considered at the time the Overhead method is agreed upon. If there are additional large or unusual charges that will be regularly incurred on the Joint Property, then the percentage Overhead rate for Operations and Maintenance may be negotiated at a lower-than-usual rate to provide for equitable recovery. An example of a large cost which is sometimes treated in this manner would be power for an electric compressor station.

The term "salvage credits," as used in this provision, means the amount credited to the Joint Account resulting from the disposal of any Material and equipment previously installed on the property and charged to the Joint Account. Unless such salvage credits are excluded from current costs and credits when computing the basis to which percentage Overhead rates are applied, the Operator would, in effect, be refunding compensation previously earned. Credits resulting from the return of any unused Material and equipment to a supplier or warehouse should not be considered as salvage credits but should be used to reduce the basis on which Overhead is applied.

302. *Overhead Rates*

It is common practice in the industry to negotiate an agreed rate to reimburse the Operator for Overhead costs applicable to the Joint Operation. Methods considered usually are a percentage rate base and/or a fixed rate per well or a flat rate for Operations and Maintenance.

Overhead - Percentage Rate Base

This method provides percentage recovery of Overhead on each dollar of cost incurred. Utilization of the percentage sliding scale recognizes that administrative effort does not increase proportionately to the dollars spent.

Percentage Overhead by type of operation, as defined, has become an acceptable method of Overhead recovery for Exploration, Drilling, Construction, and Operations and Maintenance. By establishing a stable and consistent cost base, percentage Overhead can be a fair and equitable method of Overhead recovery for well Operations and Maintenance and should be considered for its advantages in administration and for its protection against varying economic conditions.

Percentage Overhead by type of operation, as defined, is an acceptable method of overhead recovery for:

(a) each Exploration project
(b) the Drilling of a well (which includes Completion for wells which are completed within one year of drilling)

(c) each Construction project
(d) each subsequent Construction project
(e) Operations and Maintenance

Overhead - Fixed Rate Base

In addition to percentage rates, a fixed rate option for Operations and Maintenance, either on a well count or flat monthly fee basis, allows for flexibility in negotiations. Application of this rate to wells is provided by the definition of Producing Wells outlined in this option. Basic guidelines for temporarily shut-in oil and gas wells are that such wells should be:

(a) Capable of producing or retained in a shut-in status for future use,

(b) Mechanically equipped so they may be returned to production with reasonable equipment additions or changes,

(c) In such a condition that they can be returned to a producing status without performing a major repair or recompletion job,

(d) Shut-in for three months or less.

A negotiating option has also been included to provide for annual adjustment of the fixed rate to enable the Operator to administer rate revisions due to changes in industry wage costs. This is to eliminate the necessity to formally negotiate and execute frequent minor rate changes. The source of the amount of change will be Statistics Canada data and is calculated and published by PASC prior to July 1 each year.

It should be noted that when this Accounting Procedure is used as an exhibit to an existing agreement, this option clause should be changed by deleting the reference to "the Agreement" and replacing it with a reference to "this Accounting Procedure."

It should further be noted that in the event of a catastrophe the Owners may choose to negotiate a separate Overhead rate for those costs.

ARTICLE IV

401. *Purchases*

It is understood that the Operator will purchase Material only for immediate needs and accumulation of surplus Material should be avoided. The Operator should

process all current related credit adjustments in the same month as received by the Operator.

By virtue of the elections pursuant to Clause 113 of this Accounting Procedure, the purchase price does not include value added taxes.

402. *Material Movements*

Material may be supplied from the Operator's warehouse or other properties when direct purchase is impractical or uneconomical.

This section provides for a uniform schedule of pricing new and used Material moving to and from the Joint Account. If, however, this procedure results in inequities, it is recommended that the Operator contact the Non-Operators to determine an acceptable pricing basis. The intent of this clause is to allow for transfers to joint properties without any change in price.

(a) New Material (Condition A) shall be priced at New Price. Costs of special services to tubular goods such as, but not limited to, Hydril threading, plastic coating, doping, and wrapping shall be included when determining the applicable New Price including related transportation costs.

(b) Good Used Material (Condition B) in sound and serviceable condition shall be priced at seventy-five percent of New Price. The seventy-five percent credit is applicable provided necessary repairs have been made and charged to the Joint Account.

No charges shall be made for transporting Material from the Joint Property to other properties of the Operator except with approval by the Owners.

When the use of the Material is temporary and the reduced value as provided is not justified, then such Material shall be valued by a basis commensurate with its usage on the Joint Property.

(c)(1) Other Used Material (Condition C, D, and E) not suitable for use in its original function but suitable for use in some other capacity shall be priced on a basis commensurate with its use, e.g., Condition C casing or tubing used as Condition B line pipe: sucker rods used as barrel strands or fencing, etc.

(2) Junk Material (Condition E) is normally held by the Operator until a reasonable quantity is accumulated then sold for the Joint Account at the best price obtainable.

403. *Transportation of Material*

No comments are necessary.

404. *Warranty of Material Furnished by the Operator*

No comments are necessary.

405. *Premium Prices*

No comments are necessary.

406. *Dispositions*

No comments are necessary.

ARTICLE V

501. *Inventories*

(a) This subclause makes provision for the Owners to agree at what intervals a periodic inventory shall be conducted due to the varying needs and circumstances of each operation.

(b) It is intended that the Operator conduct annual inventories of warehouse stock, consumable goods, and warehouse Controllable Material at Joint Account expense unless the Owners approve otherwise.

502. *Notice of Inventories*

No comments are necessary.

503. *Reconciliation of Inventory*

It is impractical for the Non-Operators to spend lengthy periods of time at the Operator's office to reconcile and adjust an inventory. Therefore, the Operator shall be responsible to perform the reconciliation and make the necessary adjustments. The participating Non-Operators shall review and approve the reconciled inventory.

504. *Inventory Expense*

No comments are necessary.

505. *Special Inventories*

The cost of conducting inventories initiated by the Operator other than those approved by the Owners shall be borne by the Operator.

506. *Construction Inventories*

No comments are necessary.

TABLE 1
1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Abandonment & Reclamation	219(a)		X		
Severance Allowance	219(b)		X		Field employees only in proportion to time on Joint Property
Early Retirement	219(b)		X		
Automotive	204		X		Rates equitable basis
Compulsory Benefits	202(a)				Actual or percentage assessment
Worker's Compensation			X		
Unemployment Insurance			X		
Canada/Quebec Pension Plan			X		
Non-Compulsory Benefits	202(b)				% limitation
Available to ALL employees including			X		
Life Insurance			X		
Medical/dental/etc. insurance			X		
Company pension/retirement plans			X		
Savings plans			X		
Stock purchase			X		
Bonus			X		
NOT available to ALL employees	202(b)				NOT Chargeable
Bonuses to select employees		X			
Stock plans		X			
Management incentives		X			
Selective benefits		X			See list in Explanatory Text
Early retirement payments		X			Not Joint Account except as
Severance allowance		X			noted in Clause 219(b)
Camp	213(a)		X		Equitable allocation
Housing	213(b)	X	X		Election
Communication	212				
Equipment ownership/rental			X		Equitable basis
Outgoing calls			X		50/50 split suggested
Incoming calls		X			in place of other split
Other				X	
Computerized Measurement and control	214(a)				
Production/facilities data capture including employee costs			X		Equitable basis
Non measurement & control computer usage	214(b)			X	

TABLE 1
1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Contract services for Operations	207(a)		X		
Contract Technical Services	207(a)				
on-site and related off-site			X		
other off-site				X	
Contract Production Engineering- on-site or off-site	207(a)		X		If duties listed in Explanatory Text
Contract Professional Consulting	207(a)			X	
Operator's Laboratories	207(b)		X		Third party maximum or formula applies.
Operator Owned Equipment	207(b)		X		
Chart integration	207(a)		X		Commercial maximum
Utilities on-site	207(a)		X		
Contract Services Audit	108(e)			X	
Damages and Losses	208		X		Notice required
Insurance proceeds (credit)			X		
Ecological and Environmental	215(a)				
Statutory			X		
Regulatory			X		
Industry association recommendations			X		
Compliance with documented corporate policy			X		
Corporate policy development		X			
Other	215(b)			X	
Facilities Use					
Laboratory	207(b)		X		Commercial Maximum
Chart Integration	207(b)		X		Commercial Maximum
Other owned or leased equipment	207(b)		X		Clause 207(c) & (f) limiter on formula
Production Office	207(c)		X		Equitable basis and Clause 207(c) & (f) limiter on formula
Offices other than Production Office	207(c)			X	
GST	113				Subject to Election
Insurance Premiums	211(a)		X		
Employers Liability			X		
Automotive			X		
General Liability			X		
Insurance deductible	211(b)		X		
Uninsured loss			X		
Claims in excess of limit	211(c)		X		
Inventories Expense	504		X		
Special Inventories	505				Not for Joint Account.
Construction Inventories	506		X		

TABLE 1
1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Labour - Admin. (On-Site or Off-Site)	201 or				If separate approval has been obtained under Clause 201 (a)(2) for major facilities these costs may be direct charges.
Supervision of administrative functions	201(a)(2)	X			
Contracts administration (field)	or 207			X	
File administration		X			
Systems administration		X			Except as per Clause 214
Budgets and budgeting administration		X			
Production data recording admin.		X			Except as per Clause 214
Human Resources support		X			
Travel and air administration		X			
Recruitment administration		X			
Compensation and payroll admin.		X			
Incentive programs admin.		X			
Insurance and property tax admin.		X			
Office services admin.		X			
Clerical		X			
Vehicles and vehicles admin.		X			
Drilling, Completions, Equipping, Construction admin.		X			
Major out of the ordinary Construction Project admin. done On-Site				X	
Daily plant balance admin. - On-Site			X		
Purchasing		X			
Warehouse Co-ordination			X		
Labour - Completion	201				See Clause 205 for conditions
Program design	or			X	Subject to Approved Compl. AFE
Wellsite supervision	207			X	Subject to Approved Compl. AFE
Personnel Administration		X			HR activities
Labour - Construction Project	201				See Clause 205 for conditions
Engineering & design	or			X	Owner approval required for projects above Clause 112 expenditure limit
In contractors main or field office while in conduct of Joint Operations	207		X		
Preparing budgets		X			
Feasibility studies - wholly engineering				X	
Procurement and disposal		X			Administrative function
Labour - Drilling	201				See Clause 205 for conditions
Program design	or			X	Owner approved Drilling AFE
Wellsite supervision	207			X	Owner approved Drilling AFE
Personnel administration		X			HR activities
Labour - Equipping	201				See Clause 205 for conditions
Program design	or			X	Owner approved Equipping AFE
Wellsite supervision	207			X	Owner approved Equipping AFE
Personnel Administration		X			HR activities

TABLE 1

1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Labour - Operations & Maintenance	201				
Daily wells/facility operations	or				
On-Site of Joint Property	207		X		
Repair & maintaining wells & facilities			X		
Scheduling of production maintenance and turn-arounds including safe-work permits			X		
In contractor's main or field office while in conduct of Joint Operations			X		
Budget, AFE, Mail Ballot preparation		X			
Projects above Cl. 112 approval limit				X	
On site familiarization prior to start-up			X		
Labour-Other Technical Services	201				
Landman On-Site in conduct of Joint Operations	or 207		X		
Geologist/Geophysicist working on capital projects				X	
Technologist On-Site conducting studies & analysis in direct support of Operation & Maintenance & Production Eng. within approval limit			X		
Landman working off-site		X			
Technologist on routine government reporting		X			
Geological/Geophysical studies				X	
Technical Services for projects within expenditure limit and On-Site			X		
Technical Services - Off-Site				X	
Labour - Production Engineering	201				On or Off-site within the approval limit
Workovers	or		X		
Facility optimization	207		X		
Downhole equipment optimization			X		
Well control & safety programs			X		
Optimization of artificial lift systems			X		
Budget preparation		X			
Projects above Clause 112 expenditure limit				X	Include engineering cost on AFE
Supervision of Production Engineering					
On-Site			X		
Off-Site		X			
Field development study - wholly engineering				X	
On-site familiarization prior to start up			X		

TABLE 1
1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Labour - Reservoir Engineering	201				
Longer term studies	or			X	
Reservoir modeling	207			X	
Reservoir maintenance		X			
Reservoir withdrawal & injection balancing		X			
Budget preparation		X			
Other project work				X	Owner approval required
Labour - Supervision-Field/Facilities	201				
On-site supervision of field employees	or		X		
Supervision, not On-Site	207	X			
Conduct/control safe, reliable effective Operations and Maintenance while On-Site			X		
Personnel administration		X			Human Resources activities
Preparing budgets		X			
Information to upper management		X			
Litigation	218				
Legal personnel				X	
Handling litigation			X		
Judgements			X		
Settling Claims			X		
Material	401(a)		X		Includes discounts and rebates
New Material transfer (Condition A)	402(a)		X		
Good used material (Condition B)	402(b)		X		
Material requiring reconditioning transfer (Condition C)	402(c)		X		
Other used Material transfer	402(d)				
(Condition D)			X		
(Condition E)			X		
Premium prices	405		X		
Transportation of Material	403				
To Joint Property			X		
From Joint Property (credit)			X		
Disposition	406				
Proceeds less than limit			X		
Proceeds greater than limit				X	
Other Costs	220			X	

TABLE 1
1996 PASC ACCOUNTING PROCEDURE SUMMARY GRID

Activity in Support of Joint Operations	Clause	Covered by Overhead	Direct Charge	Chargeable with Owner Approval	Comments
Recruitment, training and safety	217 (a)				
Initial staffing recruitment/induction			X		
Expansion recruitment			X		
Circumstances beyond Operator's control			X		
Training	217(b)				
Initial staffing (familiarization training)			X		
Operations, environmental, safety			X		
Off-site technical for new equipment			X		
General technical, reservoir, process		X			
Personal development		X			
Supervisory practices, team building		X			
Quality improvement		X			
Interpersonal skills		X			
Performance coaching		X			
Safety articles required by regulations or corporate policy	217(c)		X		
Safety dinners (meal & room only)	217(d)		X		
Dinners which are not mainly safety	217(d)	X			
Safety dinners (alcohol & transport)	217(d)	X			
Site specific safety manuals	217(e)		X		
General safety manuals	217(e)	X			
Surface and sub-surface rights acquisition	209		X		While On-Site
Surface and sub-surface rights renewals			X		While On-Site
Periodic rental payments			X		As required to maintain Joint Prop.
Mineral lease payments			X		As required to maintain Joint Prop.
Land administrative functions		X			Administrative function
Related legal title work			X		
Taxes - property	210(a)		X		
Income Taxes					Not for Joint Account
Travel and moving	203(a)				To the Joint Property
Initial staffing			X		
Staff increase			X		
Replacement beyond Operator's control			X		
Staff rotation		X			
Corporate reorganization		X			
Training assignments		X			
Travel on behalf of Joint Operations	203(b)		X		
Warehouse handling fee	216		X		
Operating joint owned warehouse	207(d)		X		Allocated equitably

EXHIBIT "__"

Attached to and a part of ____

____

____

____

RATES, ELECTIONS AND MODIFICATIONS TO THE 1996 PETROLEUM ACCOUNTANTS SOCIETY OF CANADA (PASC) ACCOUNTING PROCEDURE AND EXPLANATORY TEXT

When using this model care should be taken to ensure consistency and avoid conflicts with the body of the Agreement (which takes precedence).

Some general areas which should be checked are:

- References to the parties and approval process should be consistent with the Agreement. The model refers to approval by the Owners, but the Agreement may refer to an Operating Committee.
- Clauses 110, 111, and 112 in the model may be covered in the Agreement, in which case they should be changed to refer to the appropriate clause in the Agreement. (These accounting matters are best covered in the accounting procedure with reference to the Agreement.)

101. Rates and Elections

The following clauses of the Accounting Procedure are modified to include the indicated election, alternate, option or value:

105. **Operating Fund:** ________%

110. **Approvals:** Clause ______; from ________; ______________ percent (______%)

112. **Expenditure Limitations:**
(a) excess of ______________________________ dollars ($__________)
(c) excess of ______________________________ dollars ($__________)

202. **Employee Benefits:**
(b) exceed ________________ percent (________%)

213. **Camp and Housing:**
(b) shall _______/shall not _______

216. **Warehouse Handling:**
______________________________ percent (__________%)

221. Allocation Options:

CLAUSE	OPTIONS FOR CHARGING JOINT ACCOUNT			
	Fixed $/ Month			
	Subject to 302 (e) *	Not subject to 302 (e)	Percentage of Direct Cost	Other (Specify) (Well/m3)
204				
207(c)				
212				
213(a)				
214				

302. Overhead Rates:

(a) Exploration Project __________ percent (______%)
OR
(1) ________ percent (______%); ________________________ dollars ($________)
(2) ________ percent (______%); ________________________ dollars ($________)
(3) ________ percent (______%)

(b) Drilling of a well __________ percent (______%)
OR
(1) ________ percent (______%); ________________________ dollars ($________)
(2) ________ percent (______%); ________________________ dollars ($________)
(3) ________ percent (______%)

(c) Initial Construction __________ percent (______%)
OR
(1) ________ percent (______%); ________________________ dollars ($________)
(2) ________ percent (______%); ________________________ dollars ($________)
(3) ________ percent (______%)

(d) Construction Project __________ percent (______%)
OR
(1) ________ percent (______%); ________________________ dollars ($________)
(2) ________ percent (______%); ________________________ dollars ($________)
(3) ________ percent (______%)

(e) Operation and Maintenance:
(1) ________ percent (______%) of cost; and/or
(2) ________________________ dollars ($____________)
(3) ________________________ dollars ($____________)
Subclause 302(e)(2) and 302(e)(3) hereof shall ________/shall not ________

406. Dispositions: ________________________ dollars($____________)

102. Modifications to the PASC Accounting Procedure

The Accounting Procedure is modified as follows:

The clauses contained in the Accounting Procedure are deleted and replaced as follows:

Clause 201(a)(6) - Salaries and wages of the Operator's employees engaged in Production Engineering who are either temporarily or permanently assigned to and directly employed off-site in direct support of Joint Operations.

Clause 207(d) - Maintaining and operating an On-Site Warehouse that is part of the Joint Property. When additional operations or activities are served by the On-Site Warehouse, the cost of maintaining and operating the On-Site Warehouse shall be allocated among all operations and activities served, on an equitable basis or as otherwise agreed to by the Owners pursuant to Clause 216 of this Accounting Procedure.

Clause 406 - The Operator shall make timely disposition of idle and/or surplus Material, either through sale to the Non-Operators or sale to other parties. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator's surplus Material. All sales of Material, regardless of Condition, the proceeds from disposition of which is greater than ____________________ dollars ($____________) shall be subject to approval by the Owners. All other disposals of Material shall be at the discretion of the Operator excepting sale to the Operator or its Affiliates. Exceptions shall be priced pursuant to Clause 402 of this Accounting Procedure unless prior approval by the Owners is obtained.

Clause 501(b) The Operator shall conduct an inventory of stock maintained in a Warehouse which is part of Joint Operations on an annual basis or as otherwise approved by the Owners.

____

____

____

____

103. Warranty as to Modifications

Except as otherwise provided for in Clause 101 and 102 hereof, the Accounting Procedure published by the Petroleum Accountants Society of Canada, 1996 (copyright) is hereby incorporated in its entirety in the Agreement and the Parties so warrant that said Accounting Procedure has been amended only to the extent set forth herein.


003
004
002
005
Athabasca River
Black Birch Lake
Upper Foster Lake
Turnor Lake
016
015
006
Lac Ile-a-la-Crosse
Pinehouse Lake
014
013
012
011
007
010
009
008
Canoe Lake
Keeley Lake
Egg Lake
Beaver River
Smoothstone Lake
Waterhen Lake
Big Sandy Lake
30 mi
102
2



N56 17.347 W110 00.570
N55 36.361 W108 12.919
N55 19.663 W110 12.099
N55 19.663 W109 35.115
001
N55 19.663 W108 11.785
Kimowin River
La Loche River
Brown Creek
Winefred River
Peter Pond Lake
Churchill Lake
Frobisher Lake
Island Creek
Mikikwan River
Dillon River
Kazan River
Nipin River
Watapi River
McCusker River
Manny Creek
Clatto Creek
Lac-Ile-a-la-Crosse
Lake Kruse
Sandy Lake
Winefred Lake
Victor Creek
Lester Creek
Canoe Lake
Beaver River
Lac la Plonge
Tippo River
Heuitain River
15 mi


59° 40' 24" N
114° 2' 14" W
L. Athabaska
59° 40' 24" N
98° 26' 53" W
N
Treaty 10
TA
*Edmonton
SASKATCHEWAN
53° 36' 55" N
114° 2' 14" W
53° 36' 55" N
98° 26' 53" W

Schedule C – Elections

Attached to and forming a part of a Joint Venture Agreement dated __________ among Buffalo River Dene Development Corporation and Operator (Producer). Schedule "A" consists of the attached 1990 CAPL Operating Procedure and 1996 PASC Accounting Procedure with the following elections:

1990 CAPL Operating Procedure

- Operator..Producer
- Insurance (Clause 311)..A
- Marketing Fee (Clause 604)..N/A
- Casing Point Election (Clause 903)..A
- Penalty for Independent Operations (Clause 1007): (a)(iv)..Development Wells 150% ....Exploratory Wells 300%
- Title Preserving Well (Clause 1010): (a)(iv) ....180 days
- Addresses for Notices (Clause 2202): ....See Development Agreement
- Disposition of Interests (Clause 2401): ....B
- Recognition upon Assignment (Clause 2404): Delete (Replaced by 1993 CAPL Assignment Procedure)

1996 PASC Accounting Procedure

- Operating Advances (Clause 105):..10%
- Approvals (Clause 110):......................................2 or more parties etc. totaling 75%
- Expenditure Limitations (Clause 112):..$25,000
- Employee Benefits (Clause 202(b):)..25%
- Travel and Moving (Clause 203(a)): Line 5 – DELETE "and all other relocation costs in Operator's normal reimbursement policy."
- Camp and Housing (213)..**shall not**
- Warehouse Handling (Clause 216):..5%
- Overhead Rates (Clause 302):
  - (a) For each Exploration Project:
    - (1) 5% of first $50,000
    - (2) 3% of next $100,000
    - (3) 1% of cost exceeding (1) and (2)
  - (b) For each Drilling Well:
    - (1) 3% of first $50,000
    - (2) 2% of next $100,000
    - (3) 1% of cost exceeding (1) and (2)
  - (c) & (d) For each Construction Project:
    - (1) 5% of first $50,000
    - (2) 3% of next $100,000
    - (3) 1% of cost exceeding (1) and (2)
  - (e) For Operating and Maintenance
    - (1) $250 per producing well per month

Rates in subclauses e(1) and d(3) **WILL NOT**

- Pricing of Joint Material Purchases, Transfers and Dispositions (Article IV): ....$25,000 shall be subject to approval by the Non-Operators